Exhibit 10.1

Execution Version

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO CNX RESOURCES CORPORATION IF PUBLICLY DISCLOSED. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT AT THE APPROPRIATE PLACE WITH THREE ASTERISKS [***].

AMENDMENT NO. 4

This AMENDMENT NO. 4, dated as of April 24, 2020 (this “Amendment”), amends the Second Amended and Restated Credit Agreement, dated as of March 8, 2018 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), by and among CNX Resources Corporation (the “Borrower”), the guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as syndication agent, and PNC Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”) and as collateral agent (the “Collateral Agent” and, together with the Administrative Agent, the “Agents”). Capitalized terms used but not defined herein shall have the meanings given them in the Credit Agreement as amended by this Amendment.

WITNESSETH

WHEREAS, the Borrower desires to amend the Credit Agreement on the terms set forth herein;

WHEREAS, PNC Capital Markets LLC is acting as lead arranger and joint bookrunner for this Amendment.

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants and agreements herein contained and intending to be legally bound hereby, covenant and agree as follows:

1. Credit Agreement Amendments. Effective as of the Amendment No. 4 Effective Date, the Credit Agreement is hereby amended to be as set forth in the conformed copy of the Credit Agreement as amended by this Amendment attached as Exhibit A hereto. In addition, effective as of the Amendment No.4 Effective Date, (i) Schedule 1.1(A) of the Credit Agreement is amended and restated as set forth on Schedule 1.1(A) attached hereto, (ii) Schedule 1.1(B) of the Credit Agreement is amended and restated as set forth on Schedule 1.1(B) attached hereto, (iii) Schedule 1.1(R) of the Credit Agreement is amended and restated as set forth on Schedule 1.1(R) attached hereto, and (iv) Schedule 8.2.1(m) attached hereto is hereby added as Schedule 8.2.1(m) of the Credit Agreement.

2. Conditions Precedent. This Amendment shall be effective upon satisfaction of each of the following conditions (the date of such effectiveness, the “Amendment No. 4 Effective Date”):

(a) Execution and Delivery of Amendment. The Borrower, the Guarantors, the Agents and the Required Borrowing Base Lenders shall have executed and delivered this Amendment.

(b) Officer’s Certificate. The representations and warranties of each of the Loan Parties contained in the Loan Documents shall be true and correct in all material respects on and as of the Amendment No. 4 Effective Date with the same effect as though such representations and warranties had been made on and as of such date (except (i) that any representation and warranty that is already qualified as to materiality shall be true and correct in all respects as so qualified and (ii) representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein); no Event of Default or Potential Default shall have occurred and be continuing; since December 31, 2018, there shall not have occurred any event or condition that has had or could be reasonably expected, either individually or in the aggregate, to constitute a Material Adverse Change; and there shall be delivered to the Administrative Agent for the benefit of each Lender a certificate of the Borrower, dated the Amendment No. 4 Effective Date and signed by a Responsible Officer or Authorized Officer of the Borrower, to each such effect.

(c) Secretary’s Certificates. The Administrative Agent shall have received:

(i) a certificate dated the Amendment No. 4 Effective Date and signed by an Authorized Officer of the Borrower, certifying (A) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment and the other Loan Documents to be executed and delivered in connection herewith, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Amendment No. 4 Effective Date; (B) the names of the officer or officers authorized to sign this Amendment and the other Loan Documents to be executed and delivered in connection herewith and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of the Borrower for purposes of this Amendment and such other Loan Documents and the true signatures of such officers, on which the Administrative Agent, the Issuing Lenders, and each Lender may conclusively rely; and (C) copies of its certificate of incorporation (recently certified by the Secretary of State of the State of Delaware) and bylaws as in effect on the Amendment No. 4 Effective Date, together with recently dated certificates from the Secretary of State of the State of Delaware as to the continued existence and good standing of the Borrower; and

(ii) a certificate dated the Amendment No. 4 Effective Date and signed by an Authorized Officer of each of the Loan Parties (other than the Borrower), certifying (A) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party (or its managing general partner, managing member or equivalent) authorizing the execution, delivery and performance of this Amendment and the other Loan Documents to be executed and delivered in connection herewith, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Amendment No. 4 Effective Date; (B) the names of the officer or officers authorized to sign this Amendment and the other Loan Documents to be executed and delivered in connection herewith and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of such Loan Party for purposes of this Amendment and such other Loan Documents and the true signatures of such officers, on which the Administrative Agent, the Issuing Lenders, and each Lender may conclusively rely; and (C) copies of its organizational documents, including its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement as in effect on the Amendment No. 4 Effective Date, recently certified by the appropriate state official where such documents are filed in a state office (or, in the alternative, certifying that such organizational documents have not been amended since the latest delivery of such organizational documents pursuant to Section 7.1.1(b)(iii) of the Credit Agreement or pursuant to a condition precedent to effectiveness of an amendment to the Credit Agreement, and that such organizational documents are in full force and effect), together with recently dated certificates from the appropriate state officials as to the continued existence and good standing of such Loan Party in each state where organized.

(d) Fees and Expenses. All fees and expenses payable on or before the Amendment No. 4 Effective Date by the Borrower to the Administrative Agent (or its Affiliates) in connection with this Amendment shall have been paid, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

3. Full Force and Effect; Reaffirmation. All of the terms, conditions, representations, warranties and covenants contained in the Loan Documents shall continue in full force and effect, in each case, as expressly modified by this Amendment. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement (as amended by this Amendment) and the other Loan Documents. All references to the Credit Agreement in any Loan Document, unless expressly provided otherwise, shall mean and be a reference to the Credit Agreement as amended by this Amendment. Each Loan Party, by its signature below, hereby affirms and confirms that, after giving effect to this Amendment, (i) its obligations under each of the Loan Documents to which it is a party and (ii) its guarantee of the Obligations and the pledge of and/or grant of a security interest in its assets as Collateral to secure the Obligations, and acknowledges and agrees that such guarantee, pledge and/or grant continue in full force and effect in respect of, and to secure, the Obligations. The amendment of the Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection herewith is not intended to, and shall not, constitute a novation of the Credit Agreement or any of the other Loan Documents as in effect immediately prior to the Amendment No. 4 Effective Date.

4. Counterparts. This Amendment may be executed by different parties hereto in any number of separate counterparts, each of which, when so executed and delivered shall be an original and all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Amendment.

5. Severability. If any term of this Amendment or any application thereof shall be held to be invalid, illegal or unenforceable, the validity of other terms of this Amendment or any other application of such term shall in no way be affected thereby.

6. Entire Agreement. This Amendment sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements, whether written or oral, among the parties hereto relating to such subject matter. For the avoidance of doubt, there are no unwritten oral agreements among the parties hereto. No representation, promise, inducement or statement of intention has been made by any party that is not embodied in this Amendment, and no party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not set forth herein.

7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of laws principles. The provisions of Section 11.11.2 through 11.11.5 of the Credit Agreement shall apply to this Amendment mutatis mutandis.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

CNX RESOURCES CORPORATION

By:	/s/ Michael C. Hardoby

Name:	Michael C. Hardoby
Title:	Vice President—Finance

GUARANTORS:

CNX GAS COMPANY LLC
CNX GAS LLC
CNX GATHERING LLC
CNX LAND LLC
CNX RESOURCE HOLDINGS LLC
CNX WATER ASSETS LLC
POCAHONTAS GAS LLC

By:	/s/ Michael C. Hardoby

Name:	Michael C. Hardoby
Title:	Authorized Signatory

[Signature Page to Amendment No. 4 to CNX Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent, Lender and Collateral Agent

By:	/s/ Jonathan Luchansky

Name:	Jonathan Luchansky
Title:	Managing Director

[Signature Page to Amendment No. 4 to CNX Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Nupur Kumar
Name: Nupur Kumar
Title: Authorized Signatory

If a second signature is necessary:

By:	/s/ Andrew Griffin
Name: Andrew Griffin
Title: Authorized Signatory

[Signature Page to Amendment No. 4 to CNX Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Anson Williams
Name: Anson Williams
Title: Authorized Signatory

[Signature Page to Amendment No. 4 to CNX Credit Agreement]

MUFG BANK, LTD., as a Lender

By:	/s/ Kevin Sparks
Name: Kevin Sparks
Title: Director

[Signature Page to Amendment No. 4 to CNX Credit Agreement]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Pace Doherty
Name: Pace Doherty
Title: Vice President

[Signature Page to Amendment No. 4 to CNX Credit Agreement]

Truist Bank formerly known as Branch Banking and Trust Company, as a Lender

By:	/s/ James Giordano
Name: James Giordano
Title: Senior Vice President

Truist Bank as successor by merger to SunTrust Bank, as a Lender

By:	/s/ James Giordano
Name: James Giordano
Title: Senior Vice President

[Signature Page to Amendment No. 4 to CNX Credit Agreement]

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender

By:	/s/ Donovan C. Broussard
Name: Donovan C. Broussard
Title: Authorized Signatory

If a second signature is necessary:

By:	/s/ Jacob W. Lewis
Name: Jacob W. Lewis
Title: Authorized Signatory

[Signature Page to Amendment No. 4 to CNX Credit Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Monica Pantea
Name: Monica Pantea
Title: Vice President

[Signature Page to Amendment No. 4 to CNX Credit Agreement]

CITIBANK, N.A., as a Lender

By:	/s/ Phil Ballard
Name: Phil Ballard Title: Vice President

[Signature Page to Amendment No. 4 to CNX Credit Agreement]

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Jamie Minieri
Name: Jamie Minieri
Title: Authorized Signatory

[Signature Page to Amendment No. 4 to CNX Credit Agreement]

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Lender

By:	/s/ Liana Chernysheva
Name: Liana Chernysheva
Title: Managing Director

[Signature Page to Amendment No. 4 to CNX Credit Agreement]

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Tim Green
Name: Tim Green
Title: Director

[Signature Page to Amendment No. 4 to CNX Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Mark E. Thompson
Name: Mark E.Thompson
Title: Senior Vice President

[Signature Page to Amendment No. 4 to CNX Credit Agreement]

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Stephen Hoffman
Name: Stephen Hoffman
Title: Managing Director

[Signature Page to Amendment No. 4 to CNX Credit Agreement]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Sydney G. Dennis
Name: Sydney G. Dennis
Title: Director

[Signature Page to Amendment No. 4 to CNX Credit Agreement]

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ George E. McKean
Name: George E. McKean
Title: Senior Vice President

[Signature Page to Amendment No. 4 to CNX Credit Agreement]

BANK OF MONTREAL, as a Lender

By:	/s/ Melissa Guzmann
Name: Melissa Guzmann
Title: Director

[Signature Page to Amendment No. 4 to CNX Credit Agreement]

FIRST NATIONAL BANK OF PENNSYLVANIA, as a Lender

By:	/s/ Robert E. Heuler
Name: Robert E. Heuler
Title: Vice President

[Signature Page to Amendment No. 4 to CNX Credit Agreement]

MORGAN STANLEY BANK, NA, as a Lender

By:	/s/ Jake Dowden
Name: Jake Dowden
Title: Authorized Signatory

[Signature Page to Amendment No. 4 to CNX Credit Agreement]

TRISTATE CAPITAL BANK, as a Lender

By:	/s/ Ellen Frank
Name: Ellen Frank
Title: Senior Vice President

[Signature Page to Amendment No. 4 to CNX Credit Agreement]

NEXTERA ENERGY MARKETING, LLC, as a Lender

By:	/s/ Craig Shapiro
Name: Craig Shapiro
Title: Vice President & Managing Director

[Signature Page to Amendment No. 4 to CNX Credit Agreement]

________________________________________, as a Lender

By:

Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

[Signature Page to Amendment No. 4 to CNX Credit Agreement]

SCHEDULE 1.1(A)

PRICING GRID

The immediately following table shall apply for any interest or fee accrued prior to the Amendment No. 4 Effective Date:

Level	Utilization Percentage	LIBOR Rate Spread	Base Rate Spread	Letter of Credit Fee	Commitment Fee
I	less than or equal to 25%	1.25%	0.25%	1.25%	0.375%
II	greater than 25%, but less than or equal to 50%	1.50%	0.50%	1.50%	0.375%
III	greater than 50%, but less than or equal to 75%	1.75%	0.75%	1.75%	0.500%
IV	greater than 75%, but less than or equal to 90%	2.00%	1.00%	2.00%	0.500%
V	greater than 90%	2.25%	1.25%	2.25%	0.500%

The following table shall apply for any interest or fee accruing on or after the Amendment No. 4 Effective Date:

Level	Utilization Percentage	LIBOR Rate Spread	Base Rate Spread	Letter of Credit Fee	Commitment Fee
I	less than or equal to 25%	1.75%	0.75%	1.75%	0.375%
II	greater than 25%, but less than or equal to 50%	2.00%	1.00%	2.00%	0.375%
III	greater than 50%, but less than or equal to 75%	2.25%	1.25%	2.25%	0.500%
IV	greater than 75%, but less than or equal to 90%	2.50%	1.50%	2.50%	0.500%
V	greater than 90%	2.75%	1.75%	2.75%	0.500%

For purposes of determining the Applicable Margin, the Applicable Letter of Credit Fee Rate, and the Applicable Commitment Fee Rate:

(a) From the Amendment No. 4 Effective Date through the date on which the Compliance Certificate is required to be delivered hereunder for the fiscal quarter ending March 31, 2020 (the “Initial Period”), the Applicable Margin, Applicable Letter of Credit Fee Rate, and the Applicable Commitment Fee Rate shall be the respective amounts set forth under Level II of the table set forth immediately above.

(b) It is expressly agreed that after the Initial Period, the Applicable Margin, the Applicable Letter of Credit Fee Rate, and the Applicable Commitment Fee Rate shall be determined based upon the table set forth immediately above and change on each date on which a Compliance Certificate is required to be delivered hereunder.

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS

[***]

SCHEDULE 1.1(R)

REAL PROPERTY

Location	Date	Loan Party or Loan Parties
1. Belmont County, OH	5/7/2018	CNX Gas Company LLC
2. Guernsey County, OH	5/7/2018	CNX Gas Company LLC
3. Harrison County, OH	5/7/2018	CNX Gas Company LLC
4. Monroe County, OH	5/7/2018	CNX Gas Company LLC
5. Monroe County, OH	9/20/2019	CNX Gas Company LLC
6. Noble County, OH	5/7/2018	CNX Gas Company LLC
7. Allegheny County, PA	5/7/2018	CNX Gas Company LLC
8. Armstrong County, PA	5/7/2018	CNX Gas Company LLC
9. Cambria County, PA	5/7/2018	CNX Gas Company LLC
10. Centre County, PA	5/7/2018	CNX Gas Company LLC
11. Clarion County, PA	5/7/2018	CNX Gas Company LLC
12. Clearfield County, PA	5/7/2018	CNX Gas Company LLC
13. Elk County, PA	5/7/2018	CNX Gas Company LLC
14. Fayette County, PA	5/7/2018	CNX Gas Company LLC
15. Greene County, PA	5/7/2018	CNX Gas Company LLC
16. Greene County, PA	8/30/2018	CNX Gas Company LLC
17. Greene County, PA	3/25/2019	CNX Gas Company LLC
18. Greene County, PA	9/20/2019	CNX Gas Company LLC
19. Greene County, PA	9/20/2019	CNX Gas Company LLC
20. Greene County, PA	4/22/2020	CNX Gas Company LLC
21. Indiana County, PA	3/28/2018	CNX Gas Company LLC
22. Indiana County, PA	5/7/2018	CNX Gas Company LLC
23. Jefferson County, PA	5/7/2018	CNX Gas Company LLC
24. Mercer County, PA	5/7/2018	CNX Gas Company LLC
25. Somerset County, PA	5/7/2018	CNX Gas Company LLC
26. Washington County, PA	5/7/2018	CNX Gas Company LLC
27. Washington County, PA	8/30/2018	CNX Gas Company LLC
28. Washington County, PA	9/20/2019	CNX Gas Company LLC
29. Washington County, PA	4/22/2020	CNX Gas Company LLC
30. Westmoreland County, PA	5/7/2018	CNX Gas Company LLC
31. Westmoreland County, PA	3/25/2019	CNX Gas Company LLC
32. Westmoreland County, PA	9/20/2019	CNX Gas Company LLC
33. Westmoreland County, PA	4/22/2020	CNX Gas Company LLC
34. Buchanan County, VA	5/7/2018	CNX Gas Company LLC
35. Buchanan County, VA	5/7/2018	CNX Gas Company LLC
36. Russell County, VA	5/7/2018	CNX Gas Company LLC
37. Russell County, VA	5/7/2018	CNX Gas Company LLC
38. Tazewell County, VA	5/7/2018	CNX Gas Company LLC
39. Tazewell County, VA	5/7/2018	CNX Gas Company LLC
40. Tazewell County, VA	5/7/2018	CNX Gas Company LLC
41. Wise County, VA	5/7/2018	CNX Gas Company LLC
42. Barbour County, WV	5/7/2018	CNX Gas Company LLC
43. Boone County, WV	5/7/2018	CNX Gas Company LLC

Location	Date	Loan Party or Loan Parties
44. Braxton County, WV	5/7/2018	CNX Gas Company LLC
45. Calhoun County, WV	5/7/2018	CNX Gas Company LLC
46. Doddridge County, WV	5/7/2018	CNX Gas Company LLC
47. Doddridge County, WV	3/25/2019	CNX Gas Company LLC
48. Gilmer County, WV	5/7/2018	CNX Gas Company LLC
49. Harrison County, WV	5/7/2018	CNX Gas Company LLC
50. Jackson County, WV	5/7/2018	CNX Gas Company LLC
51. Kanawha County, WV	5/7/2018	CNX Gas Company LLC
52. Lewis County, WV	5/7/2018	CNX Gas Company LLC
53. Logan County, WV	5/7/2018	CNX Gas Company LLC
54. Marshall County, WV	5/7/2018	CNX Gas Company LLC
55. Marshall County, WV	3/25/2019	CNX Gas Company LLC
56. Marshall County, WV	9/20/2019	CNX Gas Company LLC
57. McDowell County, WV	5/7/2018	CNX Gas Company LLC
58. Mercer County, WV	5/7/2018	CNX Gas Company LLC
59. Mingo County, WV	5/7/2018	CNX Gas Company LLC
60. Monongalia County, WV	5/7/2018	CNX Gas Company LLC
61. Monongalia County, WV	3/25/2019	CNX Gas Company LLC
62. Monongalia County, WV	4/22/2020	CNX Gas Company LLC
63. Nicholas County, WV	5/7/2018	CNX Gas Company LLC
64. Pleasants County, WV	5/7/2018	CNX Gas Company LLC
65. Preston County, WV	5/7/2018	CNX Gas Company LLC
66. Putnam County, WV	5/7/2018	CNX Gas Company LLC
67. Raleigh County, WV	5/7/2018	CNX Gas Company LLC
68. Ritchie County, WV	5/7/2018	CNX Gas Company LLC
69. Roane County, WV	5/7/2018	CNX Gas Company LLC
70. Taylor County, WV	5/7/2018	CNX Gas Company LLC
71. Tucker County, WV	5/7/2018	CNX Gas Company LLC
72. Tyler County, WV	5/7/2018	CNX Gas Company LLC
73. Tyler County, WV	3/25/2019	CNX Gas Company LLC
74. Tyler County, WV	4/22/2020	CNX Gas Company LLC
75. Upshur County, WV	5/7/2018	CNX Gas Company LLC
76. Wetzel County, WV	5/7/2018	CNX Gas Company LLC
77. Wirt County, WV	5/7/2018	CNX Gas Company LLC
78. Wyoming County, WV	5/7/2018	CNX Gas Company LLC

SCHEDULE 8.2.1(m)

REFINANCING INDEBTEDNESS

[***]

EXHIBIT A

CONFORMED CREDIT AGREEMENT

[See attached]

Exhibit A to Amendment No. 4

DEAL CUSIP #12653FAA9

REVOLVING CREDIT FACILITY CUSIP #12653FAB7

REVOLVING CREDIT FACILITY

SECOND AMENDED AND RESTATED

CREDIT AGREEMENT

Dated as of March 8, 2018,

as amended as of April 24, 2020

by and among

CNX RESOURCES CORPORATION

(formerly known as CONSOL ENERGY INC.)

and

THE GUARANTORS PARTY HERETO FROM TIME TO TIME

and

THE LENDERS PARTY HERETO FROM TIME TO TIME

and

PNC BANK, NATIONAL ASSOCIATION,

as the Administrative Agent and the Collateral Agent

and

JPMORGAN CHASE BANK, N.A.,

as the Syndication Agent

CREDIT SUISSE AG and

MUFG BANK, LTD.,

as Co-Documentation Agents

and

PNC CAPITAL MARKETS LLC, JPMORGAN CHASE BANK, N.A.,

CREDIT SUISSE SECURITIES (USA) LLC and

MUFG BANK, LTD.,

as Joint Lead Arrangers and Joint Bookrunners

-i-

3. [RESERVED]

4. INTEREST RATES

4.1	Interest Rate Options		73
	4.1.1	Interest Rate Options; Swing Line Interest Rate	73
	4.1.2	Rate Quotations	73
4.2	Interest Periods		73
4.3	Interest After Default		74
4.4	LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available		74
	4.4.1	Unascertainable	74
	4.4.2	Illegality; Increased Costs; Deposits Not Available	75
	4.4.3	Administrative Agent’s and Lender’s Rights	75
4.5	Selection of Interest Rate Options		76
4.6	Successor LIBOR Rate Index		76

5. PAYMENTS

5.1	Payments		77
5.2	Pro Rata Treatment of Lenders		77
5.3	Sharing of Payments by Lenders		78
5.4	Presumptions by Administrative Agent		78
5.5	Interest Payment Dates		78
5.6	Prepayments		79
	5.6.1	Right to Prepay	79
	5.6.2	Replacement of a Lender	79
	5.6.3	Designation of a Different Lending Office	80
	5.6.4	Mandatory Prepayments	81
5.7	Increased Costs		81
	5.7.1	Increased Costs Generally	81
	5.7.2	Capital Requirements	82
	5.7.3	Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans	82
	5.7.4	Delay in Requests	82
5.8	Taxes.		83
	5.8.1	Payments Free of Taxes	83
	5.8.2	Payment of Other Taxes by the Borrower	83
	5.8.3	Indemnification by the Borrower	83
	5.8.4	Evidence of Payments	83
	5.8.5	Status of Lenders	84
	5.8.6	Refunds	85
	5.8.7	Definition of Lender	86
	5.8.8	Administrative Agent Forms	86
5.9	Indemnity		86
5.10	Settlement Date Procedures		87
5.11	Borrowing Base Deficiency		87

-ii-

6. REPRESENTATIONS AND WARRANTIES

6.1	Organization and Qualification		88
6.2	EEA Financial Institutions		88
6.3	Subsidiaries		88
6.4	Power and Authority		88
6.5	Validity and Binding Effect		89
6.6	No Conflict		89
6.7	Litigation		89
6.8	Title to Properties		89
6.9	Financial Statements		90
6.10	Use of Proceeds		90
6.11	Liens in the Collateral		90
6.12	Full Disclosure		91
6.13	Taxes		92
6.14	Consents and Approvals		92
6.15	No Event of Default; Compliance with Instruments		92
6.16	Patents, Trademarks, Copyrights, Licenses, Permits, Etc.		92
6.17	Solvency		93
6.18	Producing Wells		93
6.19	Insurance		93
6.20	Compliance with Laws		93
6.21	Material Contracts; Burdensome Restrictions		93
6.22	Investment Companies; Regulated Entities		93
6.23	ERISA Compliance		94
6.24	Employment Matters		94
6.25	Environmental Matters		95
6.26	Anti-Terrorism Laws		95
6.27	Gas Imbalances		96

7. CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

7.1	First Loans and Letters of Credit		96
	7.1.1	Deliveries	96
	7.1.2	Payment of Fees	98
	7.1.3	USA PATRIOT Act	98
7.2	Each Additional Loan or Letter of Credit		99

8. COVENANTS

8.1	Affirmative Covenants		99
	8.1.1	Preservation of Existence, Etc.	99
	8.1.2	Payment of Liabilities, Including Taxes, Etc.	99
	8.1.3	Maintenance of Insurance	100
	8.1.4	Maintenance of Properties and Equipment	100
	8.1.5	Maintenance of Patents, Trademarks, Etc.	101
	8.1.6	Visitation Rights	101
	8.1.7	Keeping of Records and Books of Account	101
	8.1.8	Further Assurances	102
	8.1.9	Additional Guarantors	102
	8.1.10	Compliance with Laws	102

-iii-

	8.1.11	Use of Proceeds	102
	8.1.12	Subordination of Intercompany Loans	103
	8.1.13	Anti-Terrorism Laws; Anti-Corruption Laws	103
	8.1.14	Compliance with Certain Contracts	103
	8.1.15	Certain Additional Assurances Regarding Maintenance and Operations of Properties	104
	8.1.16	[Reserved]	104
	8.1.17	Collateral	104
	8.1.18	Title Information	107
	8.1.19	Maintenance of Permits	107
	8.1.20	Post-Closing Matters	108
	8.1.21	Accounts	108
8.2	Negative Covenants		108
	8.2.1	Indebtedness	108
	8.2.2	Liens	110
	8.2.3	Designation of Unrestricted Subsidiaries	110
	8.2.4	Loans and Investments	111
	8.2.5	Restricted Payments	114
	8.2.6	Liquidations, Mergers, Consolidations, Acquisitions	115
	8.2.7	Dispositions	116
	8.2.8	Affiliate Transactions	119
	8.2.9	Change in Business	120
	8.2.10	Fiscal Year	121
	8.2.11	Amendments to Organizational Documents or Certain Other Indebtedness	121
	8.2.12	Swaps	121
	8.2.13	Sale of Proved Reserves; Pooling	122
	8.2.14	Financial Covenants	123
	8.2.15	Restrictions on Distributions from Restricted Subsidiaries	124
	8.2.16	Negative Pledge Agreements	126
	8.2.17	Anti-Hoarding	127
8.3	Reporting Requirements		128
	8.3.1	Quarterly Financial Statements	128
	8.3.2	Annual Financial Statements	128
	8.3.3	SEC Website	128
	8.3.4	Certificate of the Borrower	128
	8.3.5	Notice of Default	129
	8.3.6	Certain Events	129
	8.3.7	Budgets, Forecasts, Other Reports and Information	129
	8.3.8	Reserve Reports	130

9. DEFAULT

9.1	Events of Default		131
	9.1.1	Payments Under Loan Documents	131
	9.1.2	Breach of Warranty	132
	9.1.3	Breach of Certain Covenants	132
	9.1.4	Breach of Other Covenants	132
	9.1.5	Defaults in Other Agreements or Indebtedness	132
	9.1.6	Final Judgments or Orders	132
	9.1.7	Loan Document Unenforceable	133

-iv-

	9.1.8	Inability to Pay Debts	133
	9.1.9	ERISA	133
	9.1.10	Change of Control	133
	9.1.11	[Reserved]	133
	9.1.12	Involuntary Proceedings	133
	9.1.13	Voluntary Proceedings	134
9.2	Consequences of Event of Default		134
	9.2.1	Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings	134
	9.2.2	Bankruptcy, Insolvency or Reorganization Proceedings	134
	9.2.3	Set-off	135
	9.2.4	[Reserved]	135
	9.2.5	Application of Proceeds	135
	9.2.6	Collateral Agent	136
	9.2.7	Other Rights and Remedies	136
9.3	Notice of Sale		137

10. THE AGENTS

10.1	Appointment and Authority		137
10.2	Rights as a Lender		137
10.3	Exculpatory Provisions		137
10.4	Reliance by Agents		138
10.5	Delegation of Duties		139
10.6	Resignation of Agents		139
10.7	Non-Reliance on Agents and Other Lenders		140
10.8	No Other Duties, Etc.		140
10.9	Administrative Agent’s Fee		140
10.10	Authorization to Release Collateral and Guarantors		140
10.11	No Reliance on Administrative Agent’s Customer Identification Program		141
10.12	Withholding Tax		142
10.13	Certain ERISA Matters		142

11. MISCELLANEOUS

11.1	Modifications, Amendments or Waivers		144
	11.1.1	Required Consents	144
	11.1.2	Certain Amendments	145
	11.1.3	Amendments Affecting the Administrative Agent, Etc.	146
	11.1.4	Non-Consenting Lenders	146
	11.1.5	Defaulting Lenders	146
11.2	No Implied Waivers; Cumulative Remedies		146
11.3	Expenses; Indemnity; Damage Waiver		146
	11.3.1	Costs and Expenses	146
	11.3.2	Indemnification by the Borrower	147
	11.3.3	Reimbursement by Lenders	148
	11.3.4	Waiver of Consequential Damages, Etc.	148
	11.3.5	Payments	148
11.4	Holidays		148
11.5	Notices; Effectiveness; Electronic Communication		149
	11.5.1	Notices Generally	149
	11.5.2	Electronic Communications	149
	11.5.3	Change of Address, Etc.	149

-v-

11.6	Severability		149
11.7	Duration; Survival		150
11.8	Successors and Assigns		150
	11.8.1	Successors and Assigns Generally	150
	11.8.2	Assignments by Lenders	152
	11.8.3	Register	152
	11.8.4	Participations	152
	11.8.5	Certain Pledges; Successors and Assigns Generally	153
11.9	Confidentiality		153
	11.9.1	General	153
	11.9.2	Sharing Information With Affiliates of the Lenders	154
11.10	Counterparts; Integration; Effectiveness		154
11.11	Governing Law, Etc.		155
	11.11.1	Governing Law	155
	11.11.2	SUBMISSION TO JURISDICTION	155
	11.11.3	WAIVER OF VENUE	155
	11.11.4	SERVICE OF PROCESS	156
	11.11.5	WAIVER OF JURY TRIAL	156
11.12	Certain Collateral Matters		156
11.13	USA PATRIOT Act Notice		156
11.14	No Fiduciary Duty		156
11.15	Amendment and Restatement		157
11.16	Acknowledgment and Consent to Bail-In of Affected Financial Institutions		157
11.17	Acknowledgement Regarding Any Supported QFCs		158

-vi-

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

Schedule 1.1(A)	Pricing Grid
Schedule 1.1(B)	Commitments of Lenders
Schedule 1.1(R)	Real Property
Schedule 1.1(S)	Specified Swap Agreements
Schedule 2.10.1	Existing Letters of Credit
Schedule 6.1	Qualifications To Do Business
Schedule 6.3	Subsidiaries
Schedule 6.11	Pledged Securities
Schedule 7.1.1(k)	Lien Searches
Schedule 8.1.17	Excluded Properties
Schedule 8.1.20	Post-Closing Matters
Schedule 8.2.1	Existing Indebtedness
Schedule 8.2.1(m)	Refinancing Indebtedness
Schedule 8.2.2	Existing Liens
Schedule 8.2.4	Existing Investments
Schedule 8.2.4(t)	Application of Proceeds
Schedule 8.2.8	Existing Affiliate Transactions
Schedule 8.2.15	Existing Restrictions on Subsidiaries
Schedule 8.2.16	Existing Negative Pledge Agreements
Schedule 11.5.1	Notice Information

EXHIBITS

Exhibit 1.1(A)	Assignment and Assumption Agreement
Exhibit 1.1(B)	New Lender Joinder
Exhibit 1.1(G)(1)	Guarantor Joinder
Exhibit 1.1(G)(2)	Guaranty Agreement
Exhibit 1.1(I)(1)	Indemnity
Exhibit 1.1(I)(2)	Intercompany Subordination Agreement
Exhibit 1.1(M)	Mortgage
Exhibit 1.1(N)(1)	Revolving Credit Note
Exhibit 1.1(N)(2)	Swing Loan Note
Exhibit 1.1(P)(1)	Perfection Certificate
Exhibit 1.1(P)(2)	Perfection Certificate Supplement
Exhibit 2.5.1	Loan Request
Exhibit 2.5.2	Swing Loan Request
Exhibit 8.2.6	Acquisition Certificate
Exhibit 8.3.4	Quarterly Compliance Certificate

-vii-

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (the “Agreement”) is dated as of March 8, 2018, as amended as of April 24, 2020, and is made by and among CNX RESOURCES CORPORATION (formerly known as CONSOL ENERGY INC.), a Delaware corporation (the “Borrower”), EACH OF THE GUARANTORS (as hereinafter defined), the LENDERS (as hereinafter defined), JPMORGAN CHASE BANK, N.A., as syndication agent (in such capacity, the “Syndication Agent”), and PNC BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders under this Agreement (in such capacity, the “Administrative Agent”) and as collateral agent for the Lenders and the other Secured Parties (in such capacity, the “Collateral Agent”).

WITNESSETH:

WHEREAS, the Borrower, certain of its Subsidiaries, the lenders party thereto, JPMorgan Chase Bank, N.A., in its capacity as syndication agent, and PNC Bank, National Association, in its capacity as administrative agent, are party to that certain Amended and Restated Credit Agreement, dated as of June 18, 2014 (as amended prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders amend and restate the Existing Credit Agreement as set forth herein;

WHEREAS, the Lenders agree to amend and restate the Existing Credit Agreement subject to the terms and conditions in this Agreement; and

WHEREAS, the liens, security interests and guaranties securing and supporting the Existing Credit Agreement shall continue to secure and support the Obligations as amended and restated pursuant to this Agreement.

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1. CERTAIN DEFINITIONS

1.1 Certain Definitions.

In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

“Account” shall have the meaning set forth in the Security Agreement.

“Acquisition Swap Agreements” shall have the meaning assigned to such term in Section 8.2.12(b) [Swaps].

“Administrative Agent” shall have the meaning specified in the preamble hereto.

“Administrative Agent’s Fee” shall have the meaning specified in Section 10.9 [Administrative Agent’s Fee].

“Administrative Agent’s Letter” shall have the meaning specified in Section 10.9 [Administrative Agent’s Fee].

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Affiliate Transaction” shall have the meaning assigned to such term in Section 8.2.8 [Affiliate Transactions].

“Agents” shall mean, collectively, the Administrative Agent, the Collateral Agent and the Syndication Agent. The term “Agent” shall mean any of the Agents.

“Agreement” shall have the meaning specified in the preamble hereto.

“Alternate Reserve Report” shall mean a report, in form and detail reasonably satisfactory to the Administrative Agent, the Syndication Agent and the Applicable Borrowing Base Lenders, on reserves updated internally by petroleum engineers who are employees or agents of a Loan Party making adjustments for any changes in production volumes, expenses, and for dispositions of properties subsequent to the effective date of the information contained in, and based upon, the immediately preceding Reserve Report and, at the Borrower’s option, for any acquisitions of properties not included in the immediately preceding Reserve Report or the restoration to the Borrowing Base Properties of properties previously removed from the Borrowing Base Properties by the Borrower.

“Amendment No. 1” shall mean that certain Amendment No. 1 to this Agreement, dated as of the Amendment No. 1 Effective Date.

“Amendment No. 1 Effective Date” shall mean April 24, 2019.

“Amendment No. 2” shall mean that certain Amendment No. 2 to this Agreement, dated as of the Amendment No. 2 Effective Date.

“Amendment No. 2 Effective Date” shall mean October 28, 2019.

“Amendment No. 3 Effective Date” shall mean March 12, 2020.

“Amendment No. 4 Effective Date” shall mean April 24, 2020.

“Anti-Corruption Laws” shall mean (a) the U.S. Foreign Corrupt Practices Act and rules and regulations thereunder, (b) the UK Bribery Act and (c) other anti-corruption and anti-bribery laws and regulations of any applicable jurisdiction.

“Anti-Terrorism Laws” shall mean any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, including the USA PATRIOT Act and regulations of OFAC.

“Applicable Account” shall mean a Deposit Account (other than an Excluded Account), a Securities Account or a Commodity Account.

“Applicable Borrowing Base Lenders” shall mean the Required Borrowing Base Lenders or the Required Increasing Borrowing Base Lenders, as applicable.

“Applicable Commitment Fee Rate” shall mean the percentage rate per annum based on the Utilization Percentage then in effect according to the applicable table on Schedule 1.1(A) below the heading “Commitment Fee.”

“Applicable Date” shall have the meaning assigned to such term in Section 2.9(b) [Borrowing Base].

“Applicable Letter of Credit Fee Rate” shall mean the percentage rate per annum based on the Utilization Percentage then in effect according to the applicable table on Schedule 1.1(A) below the heading “Letter of Credit Fee.”

“Applicable Margin” shall mean, as applicable:

(1)

the percentage spread to be added to the Base Rate applicable to Revolving Credit Loans under the Base Rate Option based on the Utilization Percentage then in effect according to the applicable table on Schedule 1.1(A) below the heading “Base Rate Spread,” or

(2)

the percentage spread to be added to the LIBOR Rate applicable to Revolving Credit Loans under the LIBOR Rate Option based on the Utilization Percentage then in effect according to the applicable table on Schedule 1.1(A) below the heading “LIBOR Rate Spread.”

“Applicable Notes Indenture Cap” shall mean the maximum amount of secured Indebtedness (and, notwithstanding the definition of “Indebtedness,” with letters of credit (including Letters of Credit) being deemed to have an outstanding principal amount of Indebtedness equal to the maximum potential liability of the Borrower and its Restricted Subsidiaries thereunder) permitted under any Permitted Unsecured Notes Indenture; provided that if different Permitted Unsecured Notes Indentures permit different amounts of Indebtedness, the most restrictive Permitted Unsecured Notes Indenture shall govern for purposes of this definition.

“Approved Counterparty” shall have the meaning assigned to such term in the definition of “Permitted Commodity Swap Agreement.”

“Approved Fund” shall mean any fund that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption Agreement” shall mean an assignment and assumption agreement entered into by a Lender and an assignee permitted under Section 11.8 [Successors and Assigns], in substantially the form of Exhibit 1.1(A).

“Authorized Officer” shall mean, with respect to any Loan Party, the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of such Loan Party or such other individuals, designated by written notice to the Administrative Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.

“Auto-Extension Letter of Credit” shall have the meaning assigned to such term in Section 2.10.1(c) [Issuance of Letters of Credit].

“Availability” shall mean, as of any time, the difference between (a) the Commitments at such time, minus (b) the total Revolving Exposures of all Lenders at such time.

“Average Life” shall mean, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing

(1)

the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

(2)	the sum of all such payments.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Balance Sheet Cash” shall mean cash, Temporary Cash Investments and any other amounts of the Borrower and its Restricted Subsidiaries that would be reflected as “cash and cash equivalents” on a consolidated balance sheet of the Borrower and its Subsidiaries.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Base Rate” shall mean, for any day, a fluctuating per annum rate of interest equal to the highest of (a) the Federal Funds Open Rate, plus 0.5%, (b) the Prime Rate, and (c) the LIBOR Rate for an Interest Period of one month, plus 100 basis points (1.0%). Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.

“Base Rate Option” shall mean the option of the Borrower to have Loans bear interest at the rate and under the terms set forth in Section 4.1.1(a)(i) [Revolving Credit Base Rate Option].

“Beneficial Owner” shall have the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have corresponding meanings. For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock purchase agreement, merger agreement, amalgamation agreement, arrangement agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” (as defined in Section 4975 of the Code) or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“Board of Directors” shall mean, with respect to any Person, (a) if the Person is a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board or a similar governing body, (b) if the Person is a partnership, the board of directors of the general partner of the partnership or any committee thereof duly authorized to act on behalf of such board or a similar governing body and (c) with respect to any other Person, the functional equivalent of the foregoing.

“Board Resolution” shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Borrower to have been duly adopted by the Board of Directors of the Borrower and to be in full force and effect on the date of such certification.

“Borrower” shall have the meaning specified in the preamble hereto.

“Borrowing Base” shall mean, at any time, the value of the Borrowing Base Properties, determined in accordance with Section 2.9 [Borrowing Base], as adjusted pursuant to the terms hereof, and calculated in good faith using the Syndication Agent’s or Administrative Agent’s usual and customary criteria for gas reserve evaluation and approved by the Applicable Borrowing Base Lenders.

“Borrowing Base Deficiency” shall mean the amount by which the Revolving Facility Usage exceeds the Borrowing Base.

“Borrowing Base Properties” shall mean those Proved Reserves included by the Borrower in the most recent Reserve Report from which the determination of the Borrowing Base is made hereunder; provided that no Proved Reserves shall be included in the determination of the Borrowing Base unless such Proved Reserves are (a) owned by any Loan Party, (b) located in the United States or such other location that is designated in writing by Borrower to the Syndication Agent and which designation is acceptable to the Syndication Agent and the Applicable Borrowing Base Lenders and (c) free of all Liens, other than the Permitted Liens.

“Borrowing Base Value” shall mean, with respect to any Proved Reserves or Swap Agreement, the value attributed to such asset in the Borrowing Base most recently determined pursuant to Section 2.9.

“Borrowing Date” shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

“Borrowing Tranche” shall mean specified portions of Loans outstanding as follows: (i) any Loans to which a LIBOR Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

“Building” shall mean a walled and roofed structure, other than a gas or liquid storage tank, that is principally above ground and affixed to a permanent site, and a walled and roofed structure while in the course of construction, alteration or repair or shall have such other meaning ascribed to such term in the Flood Laws.

“Business Day” shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and if the applicable Business Day relates to any Loan to which the LIBOR Rate Option applies, such day must also be a day on which dealings are carried on in the Relevant Interbank Market.

“Capital Expenditures” shall mean for any period, with respect to any Person, the aggregate of all expenditures by such Person during such period for the acquisition or leasing (in the case of leasing, pursuant to a Capital Lease Obligation) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a consolidated balance sheet of such Person.

“Capital Lease Obligation” shall mean an obligation that is required to be classified and accounted for as a capital lease or financing lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” of any Person shall mean (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities exercisable for, exchangeable for or convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cardinal States Companies” shall mean (i) Cardinal States Gathering Company and (ii) the indirect Subsidiaries of the Borrower that own no material assets other than the Capital Stock of any Person referenced in clause (i) or this clause (ii).

“Cardinal States Gathering Company” shall mean Cardinal States Gathering Company LLC, a Virginia limited liability company.

“Cash Collateralize” shall mean to pledge and deposit with or deliver to Administrative Agent, for the benefit of each applicable Issuing Lender, as collateral for the Letter of Credit Obligations, cash or deposit account balances pursuant to documentation reasonably satisfactory to Administrative Agent and each applicable Issuing Lender (which documents are hereby consented to by the Lenders). Such cash collateral shall be maintained in blocked deposit accounts at the Administrative Agent. At the option of the applicable Issuing Lender, in lieu of cash collateral, the applicable Letter of Credit Obligations may be supported by one or more back-to-back letters of credit in form and from institutions reasonably satisfactory to such Issuing Lender, and such arrangement shall also be within the meaning of Cash Collateralize. The terms “Cash Collateral” and “Cash Collateralization” shall have correlative meanings.

“Cash Distribution Consolidated EBITDAX Addback” shall mean, for any period, an amount equal to the lesser of (a) the amount of cash dividends or distributions actually received by the Borrower or any Restricted Subsidiary from CNX Midstream in respect of such period and (b) an amount equal to (i) the fraction, expressed as a percentage, of the Equity Interests in CNX Midstream that are directly or indirectly owned by the Borrower and the Restricted Subsidiaries (calculated as of the last day of such period) multiplied by (ii) the “Consolidated EBITDA” of CNX Midstream for such period as such term is defined in that certain Credit Agreement dated as of March 8, 2018, among CNX Midstream, each of the financial institutions party thereto as lenders, and PNC, as administrative agent for such lenders, as from time to time in effect (and, if such Credit Agreement is terminated or otherwise ceases to define “Consolidated EBITDA,” as last in effect prior to such termination or cessation).

“Cash on Hand” shall mean, as of any date of determination, an amount equal to (i) the aggregate amount of unrestricted cash and Temporary Cash Investments of the Loan Parties as of such date plus (ii) the aggregate amount of cash and Temporary Cash Investments of the Loan Parties as of such date pledged solely to the Collateral Agent for the benefit of the Secured Parties to secure the Obligation, in each case, after giving effect to all incurrences and repayments of Indebtedness, issuances of Equity Interests, Investments and Restricted Payments to occur on such date; provided that Cash on Hand shall exclude any Cash Collateral or any other cash collateral pledged to secure obligations under any undrawn letters of credit.

“Casualty Event” shall mean, with respect to any assets of any Loan Party, any damage to or destruction of, or any condemnation or other taking (including by any Official Body) of, any such assets that occurs after the Closing Date for which the Borrower or any other Loan Party receives insurance proceeds or proceeds of a condemnation award or any other compensation; provided, however, no such event or series of related events shall constitute a Casualty Event if such proceeds or other compensation in respect thereof is less than the Threshold Amount in the aggregate with respect to such event or series of related events. Casualty Event shall include but not be limited to any taking of all or any part of any real property of the Borrower or any other Loan Party in or by condemnation or other eminent domain proceedings pursuant to any Law, or by reason of the temporary requisition or the use or occupancy of all or any part of any real property by any Official Body, civil or military.

“CFC” shall mean a Subsidiary of the Borrower that is a “controlled foreign corporation” as defined in Section 957 of the Code.

“CFC Holdco” shall mean a Subsidiary of the Borrower that owns no material assets other than Equity Interests in one or more Foreign Subsidiaries that are CFCs.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued, promulgated or implemented.

“Change of Control” shall mean:

(1)

the consummation of any transaction (including any merger or consolidation or the acquisition of any Capital Stock) the result of which is that any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the Beneficial Owner, directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Borrower; provided that no Change of Control shall be deemed to have occurred under this clause (1) by reason of Southeastern Asset Management, Inc. and its Affiliates Beneficially Owning, directly or indirectly, up to 40.0% of the total voting power of the Voting Stock of the Borrower;

(2)	the holders of Capital Stock of the Borrower shall have approved any plan of liquidation or dissolution of the Borrower;

(3)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower (including Equity Interests of Restricted Subsidiaries) and its Subsidiaries (other than CNX Midstream and its Subsidiaries), taken as a whole, to any Person other than a Restricted Subsidiary; or

(4)	a “change of control” or similar event occurred under any Permitted Unsecured Notes Indenture.

“CIP Regulations” shall have the meaning assigned to such term in Section 10.11 [No Reliance on Administrative Agent’s Customer Identification Program].

“Closing Date” shall mean March 8, 2018, the date of this Agreement.

“CNX Midstream” shall mean CNX Midstream Partners LP, a Delaware limited partnership.

“CNX Midstream GP” shall mean CNX Midstream GP LLC, a Delaware limited liability company.

“Code” shall mean the Internal Revenue Code of 1986.

“Collateral” shall mean the property of whatever kind and nature subject or purported to be subject from time to time to a Lien under any Security Document, but shall not include (i) any asset that shall have been released, pursuant to Section 10.10 [Authorization to Release Collateral and Guarantors] or Section 11.1.1(d) [Required Consents], from the Liens created under such Security Document or (ii) any Excluded Assets.

“Collateral Agent” shall mean PNC Bank, National Association, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent.

“Commercial Letter of Credit” shall mean any letter of credit which is a commercial letter of credit issued in respect of the purchase of goods or services by the Borrower or any of its Subsidiaries.

“Commitment” shall mean as to any Lender its Revolving Credit Commitment, and “Commitments” shall mean the aggregate of the Revolving Credit Commitments of all of the Lenders.

“Commitment Fee” shall have the meaning specified in Section 2.3 [Commitment Fees].

“Commodity Account” shall mean any “commodity account” as defined in the UCC in effect in the State of New York from time to time.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” shall have the meaning specified in Section 8.3.4 [Certificate of the Borrower].

“CONE-Noble Transaction” shall mean the purchase by CNX Gas Company LLC of 100% of the Equity Interests in CNX Gathering LLC held by NBL Midstream, LLC pursuant to the CONE-Noble Transaction Agreement.

“CONE-Noble Transaction Agreement” shall mean that certain Purchase Agreement, dated as of December 14, 2017, between CNX Gas Company LLC, as buyer, and NBL Midstream, LLC, as seller.

“Consideration” shall mean, with respect to any acquisition, without duplication, the aggregate of (i) the cash paid by the Borrower or any Restricted Subsidiary, directly or indirectly, to the seller in connection therewith, (ii) the Indebtedness assumed by the Borrower or any Restricted Subsidiary in connection therewith and (iii) any other consideration given by the Borrower or any Restricted Subsidiary in connection therewith.

“Consolidated EBITDAX” shall mean, for any period, the sum of Consolidated Net Income, plus (a) other than in the case of clause (8) or clause (10) below, to the extent deducted in calculating such Consolidated Net Income (without duplication):

(1)	Consolidated Interest Expense, net of interest income;

(2)	provision for taxes based on income or profits (including state franchise taxes accounted for as income taxes in accordance with GAAP) of the Borrower and the Restricted Subsidiaries for such period;

(3)	depletion, depreciation and impairment charges and expenses of the Borrower and the Restricted Subsidiaries for such period;

(4)

amortization expense (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of the Borrower and the Restricted Subsidiaries for such period;

(5)	losses for such period from the early extinguishment of Indebtedness;

(6)

non-recurring transaction costs expensed (in accordance with GAAP) by the Borrower and the Restricted Subsidiaries in connection with (i) the Transactions, the CONE-Noble Transaction or Amendment No. 1; (ii) any issuance of Permitted Unsecured Notes (and the use of proceeds thereof to redeem any or all Existing Notes, including the payment of premiums, fees and expenses in connection therewith) and (iii) to the extent permitted hereunder, any (A) amendments, restatements and other modifications of the Loan Documents and (B) acquisition, investment, disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction undertaken but not completed), in each, case whether or not successful, in an aggregate amount under this subclause (iii) not to exceed, in any four-quarter period, $15,000,000;

(7)	non-cash charges related to legacy employee liabilities;

(8)

net cash proceeds of insurance received, or recognized as a receivable in accordance with GAAP, for such period in respect of a casualty event (to the extent such amount is reducing an expense on the statement of operations of the Borrower for such period relating to such casualty event) or business interruption; provided that to the extent such amount is actually not received in cash, the amount not received that increased Consolidated EBITDAX shall be deducted from Consolidated EBITDAX in the period in which it is determined that such amount has not been or is not likely to be received;

(9)	oil and gas exploration expenses (including all drilling, completion, geological and geophysical costs); and

(10)	the Cash Distribution Consolidated EBITDAX Addback for such period;

minus (b) (1) to the extent increasing Consolidated Net Income for such period, gains for such period from the early extinguishment of Indebtedness and (2) except to the extent already reducing Consolidated Net Income for such period, cash payments made in such period by the Borrower and the Restricted Subsidiaries related to legacy employee liabilities. Consolidated EBITDAX shall be calculated on a Pro Forma Basis.

Notwithstanding the foregoing (I), no proceeds received directly or indirectly by the Borrower or any Restricted Subsidiary from any offering of Equity Interests of any Midstream Entity shall in any event operate to increase Consolidated EBITDAX and (II) any Investment made pursuant to Section 8.2.4(l) shall reduce Consolidated EBITDAX for the period in which such Investment was made by the amount of such Investment (provided that the cumulative amount of reductions to Consolidated EBITDAX pursuant to this clause (II) at any time shall not exceed the cumulative amount of dividends or other distributions from the Specified DevCos that were included in Consolidated EBITDAX pursuant to clause (10) above for any period).

“Consolidated Indebtedness” shall mean, as of any date, the sum (without duplication) of (a) the aggregate principal amount of Indebtedness of the Borrower and the Restricted Subsidiaries of the type referenced under the first instances of clause (1), (2) or (3) of the definition of “Indebtedness” outstanding on such date and (b) all obligations of the Borrower and the Restricted Subsidiaries under any drawn letters of credit, bankers’ acceptances or similar credit transactions that are not reimbursed within one Business Day following receipt by Borrower or the relevant Restricted Subsidiary of a demand for reimbursement following payment on such letter of credit, bankers’ acceptance or similar credit transaction, in each case under clause (a) or (b), after giving effect to all incurrences and repayments of Indebtedness occurring on such date; provided that obligations in respect of advance royalty commitments shall not be included in Consolidated Indebtedness.

“Consolidated Interest Expense” shall mean, for any period, the total interest expense of the Borrower and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding (i) any interest attributable to Dollar-Denominated Production Payments, (ii) write-off of deferred financing costs and (iii) accretion of interest charges on future plugging and abandonment obligations, future retirement benefits and other obligations that do not constitute Indebtedness), plus, to the extent not included in such total interest expense, and to the extent incurred by the Borrower or any Restricted Subsidiary, without duplication:

(1)	interest expense attributable to Capital Lease Obligations;

(2)	capitalized interest;

(3)	non-cash interest expense; and

(4)

net costs (including amortization of fees and up-front payments) associated with Interest Rate Agreements and Currency Agreements that, at the time entered into, resulted in the Borrower and the Restricted Subsidiaries being net payees as to future payouts under such Interest Rate Agreements or Currency Agreements, and Interest Rate Agreements and Currency Agreements for which the Borrower or any Restricted Subsidiary has paid a premium.

“Consolidated Net Income” shall mean the aggregate net income (loss) attributable to the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP; provided that there shall not be included in such Consolidated Net Income:

(1)	any net income of any other Person if such other Person is not a Restricted Subsidiary, provided that:

(a)

subject to the exclusion contained in clause (5) of this definition, the Borrower’s equity in the net income of such other Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such other Person during such period to the Borrower or any Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (2) or (5) of this definition); and

(b)	the Borrower’s equity in a net loss of any such other Person for such period shall be included in determining such Consolidated Net Income;

(2)

any net income of any Restricted Subsidiary (other than a Guarantor) if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Borrower, except that:

(a)

subject to the exclusion contained in clause (5) below, the Borrower’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary in respect of such period to the Borrower or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

(b)	the Borrower’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(3)	any income or loss attributable to discontinued operations;

(4)	any extraordinary gains or losses, together with any related provision for taxes on such gains or losses;

(5)

any gain or loss, together with any related provision for taxes on such gains or losses, on Dispositions outside the ordinary course of business; provided that for purposes of this clause (5), (i) any Disposition of Equity Interests of any Subsidiary and (ii) any Material Acquisition/Disposition shall, in each case, be deemed to be outside the ordinary course of business;

(6)	any non-cash compensation expense realized for grants of performance shares, stock, stock options or other equity-based awards;

(7)	unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including those resulting from the application of FASB ASC 815;

(8)

any non-cash asset impairment or write-downs on Hydrocarbon Interests under GAAP or SEC guidelines; provided that any reversal or other benefit of any such impairment or write-down in any future period shall be excluded from Consolidated Net Income in such future period;

(9)	the cumulative effect of a change in accounting principles; and

(10)	all amounts attributable to the results of operations of or distributions from CNX Midstream and its Subsidiaries.

Notwithstanding the foregoing, (i) any Investment made pursuant to Section 8.2.4(l) shall reduce Consolidated Net Income for the period in which such Investment was made by the amount of such Investment (provided that the cumulative amount of reductions to Consolidated Net Income pursuant to this clause (i) at any time shall not exceed the cumulative amount of dividends or other distributions from the Specified DevCos that were included in Consolidated Net Income pursuant to clause (1)(a) above for any period) and (ii) no proceeds received directly or indirectly by the Borrower or any Restricted Subsidiary from any offering of Equity Interests of any Midstream Entity shall in any event operate to increase Consolidated Net Income.

“Contractual Requirement” shall have the meaning assigned to that term in Section 6.6 [No Conflict].

“Control Agreement” shall mean a control agreement among the Collateral Agent, the depository bank, the securities intermediary or commodities counterparty, the other parties thereto and the applicable Loan Party, establishing the Collateral Agent’s control with respect to the applicable Deposit Account, Securities Account or Commodities Account, in each case, in form and substance reasonably satisfactory to the Administrative Agent and Collateral Agent.

“Covered Entity” shall mean (a) the Borrower, each of the Borrower’s Subsidiaries, all Guarantors and all pledgors of Collateral, and (b) each Person that, directly or indirectly, is an Affiliate of a Person described in clause (a) above.

“Covered Party” shall have the meaning assigned to such term in Section 11.17(a).

“Currency Agreement” shall mean in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

“Current Lender” shall have the meaning assigned to such term in Section 2.12(a) [Increasing Lenders and New Lenders].

“Customary Recourse Exceptions” shall mean, with respect to any Non-Recourse Debt of any Person, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Person, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“December 31 Reserve Report” shall have the meaning assigned to that term in Section 8.3.8(a) [Independent Engineer].

“Defaulting Lender” shall mean any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swing Loans or (iii) pay over to the Administrative Agent, any Issuing Lender, the Swingline Lender or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within two Business Days after request by the Administrative Agent or the Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Loans under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s or the Borrower’s receipt of such certification in form and substance satisfactory to the Administrative Agent or the Borrower, as the case may be, (d) has become the subject of a Bankruptcy Event, (e) has failed at any time to comply with the provisions of Section 5.3 [Sharing of Payments by Lenders] with respect to purchasing participations from the other Lenders, whereby such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its Ratable Share of such payments due and payable to all of the Lenders or (f) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action.

As used in this definition, the term “Bankruptcy Event” shall mean, with respect to any Person, such Person or such Person’s direct or indirect parent company becoming the subject of a bankruptcy or insolvency proceeding, or having had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of (i) any ownership interest, or the acquisition of any ownership interest, in such Person or such Person’s direct or indirect parent company by an Official Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Official Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person or (ii) the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator with respect to a Person or a Person’s direct or indirect parent company under the Dutch Financial Supervision Act 2007 (as amended from time to time and including any successor legislation) if applicable law prohibits the public disclosure of such appointment and so long as such appointment has in fact not been publicly disclosed.

“Deposit Account” shall mean any “deposit account” as defined in the UCC in effect in the State of New York from time to time and shall specifically include any account with a deposit function.

“Designated Cash” shall mean Balance Sheet Cash of the Borrower held in a segregated deposit account at PNC that is subject to a Control Agreement to be used solely for the purpose of (i) funding the purchase, redemption, repayment or defeasance of Existing Notes outstanding on the Amendment No. 4 Effective Date (including payment of accrued interest on such Existing Notes and commissions and expenses incurred in connection therewith); it being understood that any such purchase, redemption or defeasance of any Existing Notes shall comply with Section 8.2.11 and (ii) to the extent not used for the purposes set forth in clause (i), repaying the Loans.

“Designated Non-Cash Consideration” shall mean the Fair Market Value of non-cash Consideration received by the Borrower or a Restricted Subsidiary of the Borrower in connection with a Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Temporary Cash Investments received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.

“Developed Oil and Gas Reserves” shall mean the “developed oil and gas reserves” as such term is defined by the SEC in its standards and guidelines.

“Disposition” or “Dispose” shall mean the sale, conveyance, assignment, lease, sale and leaseback, abandonment or other transfer or disposal of, voluntarily or involuntarily, of any property or assets, tangible or intangible, including the sale, assignment, discount or other disposition of Accounts, equipment or general intangibles with or without recourse, the issuance or sale of Capital Stock of a Subsidiary or granting of options or rights of first refusal in such assets, in each case, including any of the foregoing that are effected by Division. In the case of the grant of an option or right of first refusal with respect to any asset, the date of such grant shall be deemed to be the date of Disposition of such asset.

“Disqualified Stock” shall mean any Equity Interests of a Person or any Restricted Subsidiary that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part or (c) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Disqualified Stock, on or prior to the earlier of, in the case of clause (a), (b) or (c) above, (i) 91 days after the Expiration Date (without giving effect to the

Springing Expiration Date) and (ii) upon Payment In Full (provided that only the portion of Equity Interests which is mandatorily redeemable or matures or is redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock), in each case other than in exchange for Equity Interests of the Borrower (other than Disqualified Stock).

Notwithstanding the preceding sentence:

(1)

any Equity Interests that would constitute Disqualified Stock solely because the holders thereof have the right to require the Borrower to repurchase such Equity Interests upon the occurrence of a change of control or an asset disposition will not constitute Disqualified Stock so long as the right to have such Equity Interests repurchased upon a change of control or asset disposition is no more favorable to the holders thereof than the requirements set forth in the Existing Notes Indentures;

(2)

any Equity Interests issued to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; and

(3)

any Equity Interests held by any future, current or former employee, director, manager or consultant (or their respective trusts, estates, investment funds, investment vehicles or immediate family members) of the Borrower or any of its Subsidiaries, in each case upon the termination of employment or death of such person pursuant to any stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries.

“Division” shall mean, with respect to any Person, a division of or by such person into two or more newly formed Persons pursuant to the laws of the jurisdiction of its organization.

“Dollar,” “Dollars,” “U.S. Dollars” and the symbol “$” shall each mean lawful money of the United States of America.

“Dollar-Denominated Production Payments” shall mean production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway, or any other country that is a member of the European Economic Area.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” shall have the meaning assigned to in Section 11.10 [Counterparts; Integration; Effectiveness].

“Eligibility Date” shall mean, with respect to each Loan Party and each Swap, the date on which this Agreement or any other Loan Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the effective date of such Swap if this Agreement or any other Loan Document is then in effect with respect to such Loan Party, and otherwise it shall be the Closing Date).

“Eligible Contract Participant” shall mean an “eligible contract participant” as defined in the Commodity Exchange Act and regulations thereunder.

“Environment” shall mean ambient air, indoor air, surface water, groundwater, drinking water, land surface and sub-surface strata and natural resources such as wetlands, flora and fauna.

“Environmental Laws” shall mean any and all applicable current and future federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions or common law causes of action relating to (a) protection of the Environment or to emissions, discharges, Releases or threatened Releases of Hazardous Materials, (b) human health as affected by Hazardous Materials, or (c) mining operations and activities to the extent relating to protection of the Environment or reclamation, including the Surface Mining Control and Reclamation Act or to occupational or miner health and safety, provided that “Environmental Laws” do not include any laws relating to worker or retiree benefits, including benefits arising out of occupational diseases.

“Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” of any Person shall mean (1) any and all Capital Stock of such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such Capital Stock of such Person, but excluding from all of the foregoing any debt securities exercisable for, exchangeable for or convertible into Equity Interests, regardless of whether such debt securities include any right of participation with Equity Interests.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

“ERISA Affiliate” shall mean, at any relevant time, any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” shall mean (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification to the Borrower or any ERISA Affiliate that a Multiemployer Plan is insolvent or in reorganization within the meaning of Title IV of ERISA or experienced a mass withdrawal within the meaning of Section 4219 of ERISA; (d) the filing of a notice of intent to terminate a Pension Plan, or the treatment of a plan amendment as a termination of a Pension Plan or a Multiemployer Plan under Sections 4041 or 4041A of ERISA, respectively; (e) the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the determination that any Pension Plan is considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; (h) Borrower or an ERISA Affiliate is informed that any Multiemployer Plan to which Borrower or the ERISA Affiliate contributes is in endangered or critical status within the meaning of Section 432 of the Code or Section 305 of ERISA; (i) the failure by the Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or a failure by the Borrower or any ERISA Affiliate to make any required contribution to a Multiemployer Plan; or (j) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“European Interbank Market” shall mean the European interbank market for Euro operating in Participating Member States.

“Event of Default” shall mean any of the events described in Section 9.1 [Events of Default] and referred to therein as an “Event of Default.”

“Excess Balance Sheet Cash” shall mean, as of any date of determination, Balance Sheet Cash as of such date minus, to the extent included in Balance Sheet Cash and without duplication, each of the following:

(i) until the earlier of (x) August 31, 2020 and (y) when no Existing Notes are outstanding, up to $300,000,000 of Designated Cash;

(ii) any cash allocated for, reserved or otherwise set aside to pay royalty obligations, working interest obligations, vendor payments, suspense payments or similar payments as are customary in the oil and gas industry, of the Borrower or any Restricted Subsidiary then due and owing (or to be due and owing within five (5) Business Days of such date) and for which the Borrower or such Restricted Subsidiary either (x) has issued checks or has initiated wires or ACH transfers or (y) reasonably anticipates in good faith that it will issue checks or initiate wires or ACH transfers within five (5) Business Days of such date;

(iii) to the extent the payment of such amounts are not prohibited by this Agreement, other amounts in respect of which the Borrower or any Restricted Subsidiary has issued checks or has initiated wires or ACH transfers to Persons that are not Affiliates of a Loan Party but have not yet been subtracted from the balance in the relevant account of the Borrower or any Restricted Subsidiary;

(iv) any amounts of the Borrower and its Restricted Subsidiaries constituting pledges and/or deposits securing any binding and enforceable purchase and sale agreement with any Persons who are not Affiliates of a Loan Party, in each case to the extent permitted by this Agreement;

(v) amounts in Deposit Accounts described in clause (i) (to the extent constituting amounts for employee wage and benefit payments and accrued and unpaid employee compensation (including salaries, wages, bonuses, benefits and expense reimbursements), in each case to the extent then due and owing or due and owing within five (5) Business Days of such date), (ii) or (iii) of the definition of “Excluded Accounts”; and

(vi) cash deposited with any Issuing Lender to cash collateralize Letters of Credit in accordance with this Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Account” shall mean a Deposit Account (i) which is used solely for making payroll and withholding tax payments related thereto and other employee wage and benefit payments and accrued and unpaid employee compensation (including salaries, wages, bonuses, benefits and expense reimbursements), (ii) which is used solely for paying or remitting taxes, including sales taxes, (iii) which is used solely as an escrow account or as a fiduciary or trust account, in each case, for the benefit of unaffiliated third parties or (iv) the aggregate average daily balance in which (in each case determined for the most recently completed calendar month) does not at any time exceed $3,000,000 in the aggregate for all such Deposit Accounts referred to in this clause (iv).

“Excluded Assets” shall have the meaning specified in Section 8.1.17(b) [Collateral].

“Excluded Properties” shall mean the assets of the Borrower and its Subsidiaries set forth on Schedule 8.1.17.

“Excluded Subsidiaries” shall mean (a) each Unrestricted Subsidiary, (b) each Foreign Subsidiary and each CFC Holdco, (c) each Immaterial Subsidiary and (d) each Restricted Subsidiary of the Borrower that is not directly or indirectly wholly-owned by the Borrower; provided that a Restricted Subsidiary that is a Loan Party shall not become an Excluded Subsidiary by virtue of a transfer of a portion of the Equity Interests in such Restricted Subsidiary (except pursuant to a bona fide joint venture transaction permitted hereunder) until a majority of the Equity Interests in such Restricted Subsidiary are Disposed of in accordance with the provisions of Section 8.2.4 [Loans and Investments] or Section 8.2.7 [Dispositions]. Subject to Section 8.1.20 [Post-Closing Matters], notwithstanding the foregoing, any Person that is an obligor or guarantor under any Permitted Unsecured Notes Indenture shall not be an Excluded Subsidiary and, if not already a Guarantor, shall become a Guarantor pursuant to Section 8.1.9 [Additional Guarantors].

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such

Guarantor’s failure for any reason to constitute an Eligible Contract Participant at the time the Guaranty of such Guarantor or the grant by such Guarantor of a security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps of such Guarantor for which such Guaranty or security interest is or becomes illegal.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, any Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) Taxes imposed on or measured by such recipient’s net income or profits (however denominated), and franchise Taxes imposed on it (in lieu of net income Taxes), by a jurisdiction (or any political subdivision thereof) as a result of such recipient being organized or having its principal office located or, in the case of any Lender, applicable lending office in such jurisdiction or that are Other Connection Taxes, (b) any branch profits Taxes imposed under section 884(a) of the Code, or any similar Tax, imposed by any jurisdiction described in clause (a) above, (c) in the case of a Lender, any U.S. federal withholding Tax that is imposed on amounts payable to such Lender pursuant to a Law in effect at the time such Lender becomes a party hereto (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 5.8.1 [Payments Free of Taxes], (d) any withholding Tax attributable to such Lender’s failure to comply with Section 5.8.5 [Status of Lenders] and (e) any Tax imposed pursuant to FATCA.

“Executive Order No. 13224” shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Existing Credit Agreement” shall have the meaning assigned to such term in the recitals hereto.

“Existing Letters of Credit” shall have the meaning set forth in Section 2.10.1(e) [Issuance of Letters of Credit].

“Existing Notes” shall mean the Borrower’s 5.875% Senior Notes due 2022.

“Existing Notes Indentures” shall mean the indentures governing the Existing Notes.

“Expiration Date” shall mean April 24, 2024; provided that if the aggregate principal amount of Existing Notes outstanding on the Springing Expiration Date is greater than $500,000,000, then the Expiration Date shall be the Springing Expiration Date. No Existing Notes shall be deemed outstanding for the purposes of this definition to the extent that cash (or Temporary Cash Investments permitted to be deposited for such purpose under the applicable Existing Notes Indenture) has been irrevocably deposited with the trustee for the Existing Notes for the satisfaction and discharge or defeasance of the Existing Notes in accordance with the applicable Existing Notes Indenture.

“Exposure” shall mean, with respect to any Acquisition Swap Agreement as of any Test Date, the amount (expressed as a positive) that would be owed by the Borrower or any Restricted Subsidiary to the applicable counterparty or the amount (expressed as a negative) that would be owed to the Borrower or any Restricted Subsidiary by the applicable counterparty, in each case under such Acquisition Swap Agreement on the immediately preceding Test Date, assuming that a settlement date under such Acquisition Swap Agreement had occurred on such immediately preceding Test Date.

“Fair Market Value” shall mean the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Borrower in the case of amounts of at least the Threshold Amount and otherwise by a Responsible Officer, any such determination being conclusive for all purposes under this Agreement.

“FATCA” shall mean Sections 1471 through 1474 of the Code as of the date hereof (and any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to current Section 1471(b)(1) of the Code (and any amended or successor version described above), and any intergovernmental agreements (and any related laws or official administrative guidance) implementing the foregoing.

“Federal Funds Effective Rate” for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced. Notwithstanding anything to the contrary set forth above, in the event the rate determined pursuant to the preceding sentence shall be less than zero, then (for the avoidance of doubt) the Federal Funds Effective Rate shall be deemed to be zero for purposes of this Agreement.

“Federal Funds Open Rate” for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen), as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by the Administrative Agent (for the purposes of this definition only, an “Alternate Source”) or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error); provided, however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day. Notwithstanding anything to the contrary set forth above, in the event the rate determined pursuant to the preceding sentence shall be less than zero, then (for the avoidance of doubt) the Federal Funds Open Rate shall be deemed to be zero for purposes of this Agreement. If and when the Federal Funds Open Rate changes, the rate of interest with respect to any advance to which the Federal Funds Open Rate applies will change automatically without notice to the Borrower, effective on the date of any such change.

“Financial Covenants” shall mean the covenants set forth in Section 8.2.14 [Financial Covenants].

“Financial Projections” shall have the meaning assigned to that term in Section 6.9(b) [Financial Projections].

“Flood Laws” shall mean (i) the National Flood Insurance Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto, (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto, and (iv) all other applicable Laws relating to policies and procedures that address requirements placed on federally regulated lenders relating to flood matters, in each case, as now or hereafter in effect or any successor statute thereto.

“Foreign Lender” shall mean any Lender that is not a “United States person” as defined in section 7701 of the Code.

“Foreign Subsidiaries” shall mean, for any Person, each Subsidiary of such Person that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

“GAAP” shall mean generally accepted accounting principles in the United States as are in effect from time to time, subject to the provisions of Section 1.3 [Accounting Principles], and applied on a consistent basis both as to classification and amounts.

“Gas Properties” shall mean the Hydrocarbon Interests consisting of natural gas (whether in its gaseous or liquefied form); any property now or hereafter pooled or unitized with natural gas Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Official Body having jurisdiction) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, joint venture agreements, contracts and other agreements which relate to any of the foregoing Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to such Hydrocarbon Interests, the lands covered thereby and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, profits à prendre, hereditaments, appurtenances and any property in anyway appertaining, belonging, affixed or incidental to such Hydrocarbon Interests, property, rights, titles, interests and estates described or referred to above, including any and all property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all gas wells, water wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Guarantor” shall mean each of the parties to this Agreement that is designated as a “Guarantor” on the signature page hereof and each other Person that joins this Agreement as a Guarantor after the date hereof, in each case, until such Person ceases to be a Guarantor in accordance with this Agreement.

“Guarantor Joinder” shall mean a joinder by a Person as a Guarantor under the Loan Documents in the form of Exhibit 1.1(G)(1).

“Guaranty” of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, including letters of credit issued for the account of Persons other than Loan Parties, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business. “Guarantied” shall have a correlative meaning.

“Guaranty Agreement” shall mean the Continuing Agreement of Guaranty and Suretyship in substantially the form of Exhibit 1.1(G)(2) executed and delivered by the Borrower and each of the Guarantors.

“Hazardous Materials” shall mean (i) any explosive substances or wastes and (ii) any chemicals, pollutants or contaminants, substances, materials or wastes, in any form, regulated under, or that could reasonably be expected to give rise to liability under, any applicable Environmental Law, including asbestos and asbestos containing materials, polychlorinated biphenyls, urea-formaldehyde insulation, mining waste (including tailings), gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products.

“Hedging Obligations” of any Person shall mean the obligations of such Person pursuant to any Swap Agreement.

“Historical Statements” shall have the meaning specified in Section 6.9(a) [Historical Statements].

“Hydrocarbon Interests” shall mean all rights, titles, interests and estates now owned or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous Hydrocarbon leases and interests, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserve or residual interest of whatever nature.

“Hydrocarbon Swap Agreement” shall mean any cap, floor, collar, exchange transaction, hedging contract, forward contract, swap agreement, futures contract, call or put option or any other similar agreement or other exchange or protection agreement relating to Hydrocarbons or power or any other inputs in the production or processing processes for Hydrocarbons.

“Hydrocarbons” shall mean coal, oil, natural gas, casing head gas, drip gasoline, natural gasoline, diesel, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Immaterial Subsidiary” shall mean as of any date, any Restricted Subsidiary that does not have assets having an aggregate book value, as of the end of the most recently ended fiscal year of the Borrower, exceeding $1,000,000 or Consolidated Net Income exceeding $1,000,000 for the most recently ended fiscal year of the Borrower, in each case, that is certified in the Perfection Certificate delivered as of the Closing Date or shown in the most recently delivered financial statements of the Borrower delivered pursuant to Section 8.3.1 [Quarterly Financial Statements] or Section 8.3.2 [Annual Financial Statements]; provided that (i) solely with respect to any Restricted Subsidiary that has been acquired or created by the Borrower or any of its Restricted Subsidiaries subsequent to the Closing Date or the most recently delivered financial statements of the Borrower delivered pursuant to Section 8.3.1 [Quarterly Financial Statements] or Section 8.3.2 [Annual Financial Statements], the assets and Consolidated Net Income determinations set forth above shall be made by the Borrower based on information concerning such Restricted Subsidiary that is reasonably available to the Borrower at the date of determination and subsequent to the Closing Date or the most recently delivered financial statements of the Borrower delivered pursuant to Section 8.3.1 [Quarterly Financial Statements] or Section 8.3.2 [Annual Financial Statements] and (ii) a Subsidiary will not be considered an Immaterial Subsidiary if it, directly or indirectly, Guaranties or otherwise provides credit support for any Indebtedness of the Borrower.

“Immaterial Title Deficiencies” shall mean defects or exceptions to title, and other Liens, discrepancies and similar matters relating to title which do not, individually or in the aggregate, reduce or impair the value of the properties by an amount greater than 2.0% of the aggregate present value of the Borrowing Base Properties as determined by the most recently delivered Reserve Report.

“Increasing Lender” shall have the meaning assigned to that term in Section 2.12(a) [Increasing Lenders and New Lenders].

“Indebtedness” shall mean, with respect to any Person on any date of determination (without duplication):

(1)

the principal of and premium (if any) in respect of (a) indebtedness of such Person for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(2)	all Capital Lease Obligations of such Person;

(3)

all obligations of such Person issued or assumed as the deferred purchase price of property (which purchase price is due more than six months after the date of taking delivery of title to such property), including all obligations of such Person for the deferred purchase price of property under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4)

all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) of this paragraph) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(5)	Hedging Obligations;

(6)

all obligations of the type referred to in clauses (1) through (5) of this paragraph of other Persons and all dividends of other Persons with respect to Preferred Stock and Disqualified Stock for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guaranty; and

(7)

all obligations of the type referred to in clauses (1) through (6) of this paragraph of other Persons secured by any Lien on any property or asset of such first-mentioned Person (whether or not such obligation is assumed by such first-mentioned Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets or the amount of the obligation so secured.

The “amount” or “principal amount” of any Indebtedness or Disqualified Stock or other Preferred Stock outstanding at any time of determination as used herein shall be as set forth below or, if not set forth below, determined in accordance with GAAP:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)	the principal amount of the Indebtedness, in the case of any other Indebtedness;

(3)

in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of: (a) the Fair Market Value of such assets at the date of determination; and (b) the amount of the Indebtedness of the other Person;

(4)	in the case of any Capital Lease Obligation, the amount determined in accordance with the definition thereof;

(5)

in the case of any Preferred Stock, (a) if other than Disqualified Stock, the greater of its voluntary or involuntary liquidation preference and its maximum fixed redemption price or repurchase price or (b) if Disqualified Stock, as specified in the definition thereof;

(6)	in the case of any Swap Agreements permitted by Section 8.2.1(f) [Indebtedness], zero;

(7)	in the case of all other unconditional obligations, the amount of the liability thereof determined in accordance with GAAP; and

(8)	in the case of all other contingent obligations, the maximum liability at such date of such Person.

For purposes of determining any particular amount of Indebtedness, Guaranties of, or obligations in respect of letters of credit relating to, Indebtedness otherwise included in the determination of such amount shall not also be included. If Indebtedness is secured by a letter of credit that serves only to secure such Indebtedness, then the total amount deemed incurred shall be equal to the greater of (a) the principal of such Indebtedness and (b) the amount that may be drawn under such letter of credit.

None of the following shall constitute Indebtedness:

(1)

Indebtedness arising from agreements providing for indemnification or adjustment of purchase price or from Guaranties securing any obligations of the Borrower or any of its Subsidiaries pursuant to such agreements, incurred or assumed in connection with the disposition of any business, assets or Subsidiary of the Borrower, other than Guaranties or similar credit support by the Borrower or any of its Subsidiaries of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(2)

obligations to pay accrued expenses, any trade payables or other similar liabilities to trade creditors and other accrued current liabilities incurred in the ordinary course of business as the deferred purchase price of property;

(3)	any liability for Federal, state, local or other taxes owed or owing by such Person;

(4)	obligations to pay royalties and other amounts due in the ordinary course of business to royalty and working interest owners;

(5)	obligations arising from Guaranties to suppliers, lessors, licensees, contractors, franchisees or customers incurred in the ordinary course of business;

(6)

obligations (other than express Guaranties of Indebtedness for borrowed money) in respect of Indebtedness of other Persons arising in connection with (a) trade acceptances and (b) endorsements of instruments for deposit in the ordinary course of business;

(7)

obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such obligation is extinguished within two Business Days of its incurrence;

(8)	obligations in respect of any obligations under workers’ compensation laws and similar legislation;

(9)

obligations under Production Payments and Reserve Sales, and any obligations that do not pertain to the borrowing of money under all contracts and other agreements, instruments or arrangements described in the definition of “Oil and Gas Liens”;

(10)	any unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of FASB ASC 815);

(11)	Indebtedness consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of the Borrower and the Restricted Subsidiaries;

(12)

any repayment or reimbursement obligation of such Person or any Restricted Subsidiary with respect to Customary Recourse Exceptions, unless and until an event or circumstance occurs that triggers the Person’s or such Restricted Subsidiary’s direct repayment or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other Person to whom such obligation is actually owed, in which case the amount of such direct payment or reimbursement obligation shall constitute Indebtedness; and

(13)

earn-out obligations in respect of Consideration in an acquisition permitted hereunder until such obligations would be required to be reflected on a balance sheet in accordance with GAAP (provided that the amount of such earn-out obligations reflected on a balance sheet shall be counted in the Consideration at such time).

“Indemnified Taxes” shall mean (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, all Other Taxes.

“Indemnitee” shall have the meaning specified in Section 11.3.2 [Indemnification by the Borrower].

“Indemnity” shall mean the Regulated Substances Certificate and Indemnity Agreement, in substantially the form of Exhibit 1.1(I)(1), executed and delivered by each of the Loan Parties to the Administrative Agent for the benefit of the Secured Parties.

“Independent Engineer” shall mean Netherland, Sewell & Associates, Inc. or such other independent petroleum engineer selected by the Borrower and reasonably acceptable to the Borrower, the Syndication Agent and the Administrative Agent.

“Information” shall mean all information received from the Loan Parties or any of their Subsidiaries relating to the Loan Parties or any of such Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Lender on a non-confidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries.

“Insolvency Proceeding” shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors undertaken under any Law.

“Intercompany Subordination Agreement” shall mean the Subordination Agreement among the Loan Parties and the Restricted Subsidiaries, dated as of the Closing Date, in substantially the form of Exhibit 1.1(I)(2), executed and delivered by the Loan Parties and the Restricted Subsidiaries.

“Interest Period” shall mean the period of time selected by the Borrower in connection with (and to apply to) any election permitted hereunder by the Borrower to have Revolving Credit Loans bear interest under the LIBOR Rate Option. Subject to the last sentence of this definition, such period shall be two weeks or one, two, three or six Months (or, if agreed by all Lenders, twelve (12) months). Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be the Borrowing Date. Notwithstanding the second sentence hereof: (a) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) the Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date.

“Interest Rate Agreement” shall mean any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement relating to fluctuations in interest rates.

“Interest Rate Option” shall mean any LIBOR Rate Option or Base Rate Option.

“Investment” in any Person shall mean any (1) direct or indirect advance, loan or other extensions of credit (including by way of Guaranty or similar arrangement for the benefit of), or capital contribution to such Person (including any transfer of cash or other property to others or any payment for property or services for the account or use of others but excluding (a) advances to customers and contract miners or joint interest partners or drilling partnerships sponsored by the Borrower or any Restricted Subsidiary in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender, and (b) trade payables and extensions of trade credit on commercially reasonable terms in accordance with normal trade practices), (2) all items that are or would be classified as investments on a balance sheet or (3) any purchase or acquisition of Capital Stock, Indebtedness or other similar securities

(excluding any interest in an oil or natural gas leasehold to the extent constituting a security under applicable law) issued by such Person. Except as otherwise provided for in this Agreement, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value, in each case, including any of the foregoing clauses (1) through (3) that are effected by Division. If the Borrower or any Restricted Subsidiary sells or otherwise Disposes of any Capital Stock of any Restricted Subsidiary, or any Restricted Subsidiary issues any Capital Stock, in either case, such that, after giving effect to any such sale or Disposition, such Person is no longer a Subsidiary, the Borrower shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Capital Stock of and all other Investments in such Person retained.

For purposes of Section 8.2.4 [Loans and Investments] with respect to Investments in Unrestricted Subsidiaries:

(1)

“Investment” shall include the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary; and upon a redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the aggregate amount of Investments outstanding under Section 8.2.4(i) [Loans and Investments] shall be reduced (but not below zero) by an amount equal to the Fair Market Value of the Borrower’s proportionate interest in such Subsidiary immediately following such redesignation; and

(2)	any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

“Investment Grade Rating” shall mean a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P).

“IRS” shall mean the U.S. Internal Revenue Service.

“ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance of such Letter of Credit).

“Issuer Documents” shall mean with respect to any Letter of Credit, the Letter of Credit application, and any other document, agreement and instrument entered into by the applicable Issuing Lender and any Loan Party or in favor of the applicable Issuing Lender and relating to such Letter of Credit.

“Issuing Lenders” shall mean each Lender (or Affiliate thereof designated as an Issuing Lender by such Lender), other than any Lender that is specified not to be an Issuing Lender pursuant to a written notice from the Borrower and the Administrative Agent to such Lender. References to the “Issuing Lender” shall be to the applicable Issuing Lender(s).

“Joint Operating Agreement” shall mean any joint operating agreement, joint development agreement or other similar contract that is usual and customary in the oil and gas business.

“Joint Venture” shall mean any Person that is not a direct or indirect Subsidiary of the Borrower in which the Borrower or any Restricted Subsidiary makes any equity Investment.

“June 30 Reserve Report” shall have the meaning assigned to that term in Section 8.3.8(b) [Internal Engineer].

“Labor Contracts” shall mean all employment agreements, employment contracts, collective bargaining agreements and other agreements among the Borrower or any Restricted Subsidiary and its employees.

“Law” shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Official Body, foreign or domestic.

“LC Disbursement” shall mean a payment made by an Issuing Lender pursuant to a Letter of Credit issued by such Issuing Lender.

“Lead Arrangers” shall mean PNC Capital Markets LLC, JPMorgan Chase Bank, N.A., Credit Suisse Securities (USA) LLC and MUFG Bank, Ltd., in their capacities as joint lead arrangers and joint bookrunners of the revolving credit facility hereunder.

“Lenders” shall mean the Persons named on Schedule 1.1(B) and any other Person that becomes a party to this Agreement in such capacity from time to time and, in each case, their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender. For the purpose of any grant in any Loan Document of a security interest or other Lien to the Lenders or to the Collateral Agent for the benefit of the Lenders as security for the Obligations, “Lenders” shall include any Affiliate of a Lender to which such Obligation is owed.

“Letter of Credit” shall have the meaning assigned to that term in Section 2.10.1(a) [Issuance of Letters of Credit] and shall include the Existing Letters of Credit.

“Letter of Credit Aggregate Sublimit” shall mean, at any time, the least of (i) $650,000,000, (ii) the Revolving Credit Commitments at such time and (iii) the Borrowing Base at such time.

“Letter of Credit Expiration Date” shall mean the date which is 10 Business Days prior to the Expiration Date (assuming that the proviso in the definition of “Expiration Date” applies until the circumstances that could, pursuant to the definition of Expiration Date, cause the Expiration Date to accelerate to the Springing Expiration Date no longer exist).

“Letter of Credit Fee” shall have the meaning assigned to that term in Section 2.10.2 [Letter of Credit Fees].

“Letter of Credit Issuing Lender Sublimit” shall mean, for each Issuing Lender, an amount equal to such Issuing Lender’s (or its designated Affiliate’s) ratable share of the Letter of Credit Aggregate Sublimit, which shall be based on such Issuing Lender’s ratable share of the Revolving Credit Commitments, or, if lesser, the Revolving Credit Commitment of such Issuing Lender (or its Affiliate that is the Lender); provided that any Issuing Lender may increase its own Letter of Credit Issuing Lender Sublimit by written notice to the Borrower and the Administrative Agent.

“Letter of Credit Obligations” shall mean, as of any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit on such date (if any Letter of Credit shall increase in amount automatically in the future, such aggregate amount available to be drawn shall currently give effect to any such future increase) plus the aggregate outstanding Reimbursement Obligations on such date. The Letter of Credit Obligations of any Lender at any time shall be its Ratable Share of the total Letter of Credit Obligations at such time. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.5 [Letter of Credit Amounts]. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.13 or Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Leverage Maintenance Covenant” shall mean the covenant set forth in Section 8.2.14(a) [Maximum Net Leverage Ratio].

“LIBOR Rate” shall mean, with respect to the Loans comprising any Borrowing Tranche to which the LIBOR Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which U.S. Dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Administrative Agent as an authorized information vendor for the purpose of displaying rates at which US dollar deposits are offered by leading banks in the London interbank deposit market (a “LIBOR Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the Relevant Interbank Market offered rate for U.S. Dollars for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period (or, if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any LIBOR Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the LIBOR Reserve Percentage. LIBOR may also be expressed by the following formula:

LIBOR Rate =	London interbank offered rates quoted by Bloomberg or appropriate successor as shown on Bloomberg Page BBAM1 1.00 - LIBOR Reserve Percentage

The LIBOR Rate shall be adjusted with respect to any Loan to which the LIBOR Rate Option applies that is outstanding on the effective date of any change in the LIBOR Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Borrower of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error. Notwithstanding the foregoing, in no event shall the LIBOR Rate be less than 0.00%.

“LIBOR Rate Option” shall mean the option of the Borrower to have Loans bear interest at the rate and under the terms set forth in Section 4.1.1(a)(ii) [Revolving Credit LIBOR Rate Option].

“LIBOR Reserve Percentage” shall mean as of any day the maximum percentage in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding.

“LIBOR Termination Date” shall have the meaning specified in Section 4.6(a) [Successor LIBOR Rate Index].

“Lien” shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other similar encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing), but shall not include any operating lease.

“Liquidity” shall mean, as of any date of determination, the sum of (a) the amount of Cash on Hand, plus (b) the difference (if a positive number) between (i) the lesser of (x) the amount of the Revolving Credit Commitments and (y) the Borrowing Base as of such date, less (ii) the Revolving Facility Usage, in each case, as of such date after giving effect to all transactions to occur on such date.

“LLC Interests” shall have the meaning specified in Section 6.3 [Subsidiaries].

“Loan Documents” shall mean this Agreement, the Administrative Agent’s Letter, the Guaranty Agreement, the Indemnity, the Intercompany Subordination Agreement, the Notes, the Security Documents and amendments, supplements, joinders or assignments to the foregoing and any other instruments, certificates or documents (expressly excluding any Other Lender Provided Financial Service Product, any Specified Swap Agreements or any other Swap Agreements) delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, and Loan Document shall mean any of the Loan Documents.

“Loan Parties” shall mean the Borrower and the Guarantors.

“Loan Request” shall have the meaning specified in Section 2.5.1 [Revolving Credit Loan Requests].

“Loans” shall mean collectively and “Loan” shall mean separately all Revolving Credit Loans and Swing Loans or any Revolving Credit Loan or Swing Loan.

“Material Acquisition/Disposition” shall mean any Investment, Permitted Acquisition or Disposition that involves (a) an acquisition or disposition of assets, the Fair Market Value of which assets exceeds $50,000,000 or (b) a change in Consolidated EBITDAX that exceeds $20,000,000 per four fiscal quarter period.

“Material Adverse Change” shall mean any set of circumstances or events that (a) has or would reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or would reasonably be expected to be material and adverse to the business, properties, assets, financial condition, or results of operations of the Loan Parties taken as a whole, (c) impairs materially or would reasonably be expected to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay their Indebtedness under this Agreement or any other Loan Document, or (d) impairs materially or would reasonably be expected to impair materially the rights and remedies of the Administrative Agent or any of the Lenders pursuant to this Agreement or any other Loan Document.

“Material Contract” shall mean (i) the Existing Notes Indentures and any other indenture or other agreement governing Publicly Traded Debt Securities and (ii) any other agreement that is material to the conduct of the business of the Borrower and the Restricted Subsidiaries, taken as a whole.

“Maximum Facility Amount” shall mean $3,000,000,000.

“Midstream Assets” shall mean (i) assets used primarily for gathering (from above ground sources), transmission, storage, processing or treatment of natural gas, natural gas liquids or other Hydrocarbons or carbon dioxide and assets substantially similar to the foregoing and conventionally understood to be “midstream assets” (including midstream water assets) and (ii) Equity Interests of any Person that has no assets (other than de minimis assets) other than assets referred to in clause (i); for the avoidance of doubt, it being understood that in no event shall Hydrocarbons, Hydrocarbon Interests or Oil and Gas Properties or Equity Interests of any Person owning the foregoing be deemed Midstream Assets.

“Midstream GP Entity” shall mean (a) prior to a Midstream GP IPO, CNX Midstream GP or a successor or permitted assign thereof, in each case, so long as it owns all of the general partner interests of CNX Midstream and is the sole general partner of CNX Midstream, and (b) upon and after a Midstream GP IPO, (i) in the event the Midstream Public GP is a limited partnership, the Person that owns 100% of the general partner interests of the Midstream Public GP and (ii) in the event the Midstream Public GP is an entity other than a limited partnership, the Person that owns 100% of the voting Equity Interests of the Midstream Public GP.

“Midstream GP IPO” shall mean an initial public offering of the common Equity Interests of the Midstream Public GP (including, for the avoidance of doubt, any secondary offering or sale of the common Equity Interests of the Midstream Public GP by a Loan Party in connection with such initial public offering).

“Midstream Entities” shall mean (i) CNX Midstream, (ii) CNX Midstream GP, (iii) the Midstream GP Entity, (iv) the Midstream Public GP, (v) Subsidiaries of the foregoing and (vi) successors of the foregoing.

“Midstream Public GP” shall mean (i) the sole general partner of CNX Midstream or (ii) the Person that owns all of the Equity Interests of the sole general partner of CNX Midstream.

“Minimum Title Requirement” shall mean delivery to the Administrative Agent of Required Title Information on Borrowing Base Properties comprising at least (x) 85% of the total present value of the Proved Reserves included in the Borrowing Base Properties and (y) 85% of the PV10 value of the Proved Developed Producing Reserves included in the Borrowing Base Properties.

“Month,” with respect to an Interest Period under the LIBOR Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any LIBOR Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors.

“Mortgages” shall mean collectively, (i) the mortgages or deeds of trust with respect to Real Property in which a security interest has been granted prior to the Closing Date and (ii) the mortgages or deeds of trust with respect to Real Property in which a security interest is granted after the Closing Date in substantially the form of Exhibit 1.1(M), in each case, executed and delivered by the applicable Loan Parties to the Collateral Agent to secure the Obligations, for the benefit of the Secured Parties, and “Mortgage” shall mean, individually, any of the Mortgages.

“Multiemployer Plan” shall mean any employee benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any ERISA Affiliate is then making or accruing an obligation to make contributions or, within the preceding five plan years, has made or had an obligation to make such contributions or has any ongoing obligation with respect to withdrawal liability (within the meaning of Title IV of ERISA).

“Net Cash Proceeds” shall mean, with respect to any issuance of Equity Interests or the incurrence of Indebtedness, the cash proceeds thereof, net of customary fees, commissions, underwriting discounts, costs and other expenses incurred in connection with such issuance or incurrence, as applicable.

“Net Leverage Ratio” shall mean, as of any date of determination, the ratio of:

(1)

(a) Consolidated Indebtedness as of such date minus (b) (i) if no Loans are outstanding as of such date (or if the Net Leverage Ratio is being determined on a Pro Forma Basis for determining the permissibility of any transaction, if any Loans outstanding will be fully repaid in connection with such transaction on such date), Cash on Hand as of such date or (ii) if any Loans are outstanding as of such date (or if the Net Leverage Ratio is being determined on a Pro Forma Basis for determining the permissibility of any transaction, if any Loans would be outstanding in connection with such transaction on such date), up to $100,000,000 of Cash on Hand as of such date, in each case, after giving effect to all transactions occurring on such date, to

(2)

Consolidated EBITDAX of the Borrower for the period of four fiscal quarters of the Borrower most recently ended on or prior to the date of determination; provided that, without derogation of the requirement to determine Consolidated EBITDAX on a Pro Forma Basis in accordance with the definition thereof, for any date of determination before December 31, 2018, this clause (2) shall be (i) for the fiscal quarter ended December 31, 2017, the Consolidated EBITDAX of the Borrower and the Restricted Subsidiaries for the most recent fiscal quarter then ended multiplied by four, (ii) for the fiscal quarter ending March 31, 2018, the Consolidated EBITDAX of the Borrower and the Restricted Subsidiaries for the most recent two fiscal quarter period then ended multiplied by two and (iii) for the fiscal quarter ending June 30, 2018, the Consolidated EBITDAX of the Borrower and the Restricted Subsidiaries for the most recent three fiscal quarter period then ended multiplied by 4/3.

“New Lender” shall have the meaning assigned to that term in Section 2.12(a) [Increasing Lenders and New Lenders].

“New Lender Joinder” shall mean the joinder whereby each New Lender joins this Agreement in substantially the form attached hereto as Exhibit 1.1(B).

“Non-Consenting Lender” shall have the meaning specified in Section 11.1.4 [Non-Consenting Lenders].

“Non-Extension Notice Date” shall have the meaning assigned to such term in Section 2.10.1(c) [Issuance of Letters of Credit].

“Non-Recourse Debt” shall mean, with respect to Indebtedness of any Unrestricted Subsidiary or Joint Venture, Indebtedness:

(1)

as to which neither the Borrower nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise, except for Customary Recourse Exceptions and except by the pledge of (or a Guaranty limited in recourse solely to) the Equity Interests of such Unrestricted Subsidiary or Joint Venture; and

(2)

as to which the lenders will not have any recourse to the Capital Stock or assets of the Borrower or any Restricted Subsidiary (other than the Equity Interests of such Unrestricted Subsidiary or Joint Venture), except for Customary Recourse Exceptions.

“Notes” shall mean the Revolving Credit Notes and the Swing Loan Notes.

“Obligation” shall mean any obligation or liability of any of the Loan Parties, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due (including interest, fees and other monetary obligations accruing and/or incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), under or in connection with (i) this Agreement, the Loans, any Letter of Credit or any other Loan Document, whether to any Agent, any Issuing Lender, any Swingline Lender, any Indemnitee, any Lender or other Persons provided for under such Loan Documents, (ii) any Specified Swap Agreement (other than, with respect to any Guarantor that is not a Qualified ECP Loan Party, Excluded Swap Obligations of such Guarantor) or (iii) any Other Lender Provided Financial Service Product.

“OFAC” shall mean the United States Department of the Treasury’s Office of Foreign Assets Control.

“Officer’s Certificate” shall mean a certificate signed by an Authorized Officer of the Borrower.

“Official Body” shall mean the government of the United States of America or any other nation, or in each case any political subdivision thereof, whether state, local, county, provincial or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Oil and Gas Liens” shall mean:

(1)

Liens on any specific property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such property and the plugging and abandonment of wells located thereon (it being understood that, in the case of Oil and Gas Properties, or any interest therein, costs incurred for “development” shall include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or which relate to such properties or interests);

(2)

Liens on Hydrocarbon Interests to secure obligations incurred or Guaranties of obligations incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such property;

(3)

Liens arising under partnership agreements, oil and gas leases, overriding royalty agreements, Joint Operating Agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs on terms that are reasonably customary in the oil and gas business for geologists, geophysicists and other providers of technical services to the Borrower or a Restricted Subsidiary, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the oil and gas business; provided that in all instances, such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract; and

(4)	Liens on pipelines or pipeline facilities that arise by operation of law.

“Oil and Gas Properties” shall mean all properties, including equity or other ownership interests therein, owned by the Borrower or any of its Restricted Subsidiaries which contain or are believed to contain Proved Reserves. Unless the context otherwise requires, the term Oil and Gas Properties refers to Oil and Gas Properties of the Borrower and its Restricted Subsidiaries

“Order” shall have the meaning specified in Section 2.10.9(b) [Liability for Acts and Omissions].

“Other Connection Taxes” shall mean, with respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to and/or enforced any Loan Document, or sold or assigned an interest in any Note or Loan Document).

“Other Lender Provided Financial Service Product” shall mean agreements or other arrangements under which the Administrative Agent, any Lender or Affiliate of the Administrative Agent or a Lender (or any Person that was the Administrative Agent or a Lender or Affiliate of the Administrative Agent or Lender at the time such agreement or arrangement was entered into) provides any of the following products or services to any of the Loan Parties: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) foreign currency exchange.

“Other Taxes” shall mean all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.6.2 [Replacement of a Lender]).

“Participant” shall have the meaning specified in Section 11.8.4 [Participations].

“Participating Member State” shall mean any member State of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

“Participation Advance” shall have the meaning specified in Section 2.10.4(a) [Repayment of Participation Advances].

“Partnership Interests” shall have the meaning specified in Section 6.3 [Subsidiaries].

“Patent, Trademark and Copyright Security Agreement” shall mean the Patent, Trademark and Copyright Security Agreement, dated as of June 18, 2014 and the Patent, Trademark and Copyright Security Agreement dated as of the Closing Date, each executed and delivered by the applicable Loan Parties to the Collateral Agent for the benefit of the Secured Parties.

“Payment Date” shall mean the first Business Day of each calendar quarter after the date hereof and on the Expiration Date or upon termination of the Commitments.

“Payment In Full” and “Paid in Full” shall mean the payment in full in cash of the Loans and other Obligations (other than contingent indemnity obligations not then due) under the Loan Documents, termination of the Commitments and expiration or termination of all Letters of Credit (or with respect to any Letter of Credit with an expiration date that extends beyond the Letter of Credit Expiration Date, the pledge of Cash Collateral for such Letter of Credit pursuant to Section 2.10.10 [Cash Collateral Prior to the Expiration Date]).

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

“Pension Funding Rules” shall mean the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in Sections 412 and 430 of the Code and Sections 302 and 303 of ERISA.

“Pension Plan” shall mean any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA, that is subject to Title IV of ERISA or the Pension Funding Rules and is sponsored or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any times during the immediately preceding five plan years.

“Perfection Certificate” shall mean a certificate in the form of Exhibit 1.1(P)(1) or any other form reasonably acceptable to the Administrative Agent.

“Perfection Certificate Supplement” shall mean a certificate supplement in the form of Exhibit 1.1(P)(2) or any other form reasonably acceptable to the Administrative Agent.

“Permitted Account Counterparty” shall have the meaning specified in Section 8.1.21(b) [Accounts].

“Permitted Acquisition” shall have the meaning assigned to such term in Section 8.2.6(b) [Liquidations, Mergers, Consolidations, Acquisitions].

“Permitted Business” shall mean the businesses conducted by the Borrower and its Subsidiaries on the Closing Date and any business of a nature that is or shall have become related to (i) the acquisition, exploration, development, production, operation and disposition of interests in oil, natural gas, and other Hydrocarbon or carbon dioxide properties, (ii) the gathering, marketing, treating, processing, storage, selling and transporting of any production from such interests or properties, (iii) the treatment, processing, storage, transportation or marketing of Hydrocarbons and other minerals and products produced in association therewith, (iv) the production of electricity or other sources of power, such as coal-or natural gas-fueled power generation facilities, wind, solar or hydroelectric power generation facilities or similar activities, (v) water related services including utilizing, protecting, transporting and treating water and (vi) any activity that is ancillary or complementary to or necessary or desirable for, or otherwise reasonably related to, the activities described in this definition.

“Permitted Business Investments” shall mean Investments of a nature that is or shall have become customary in the Permitted Business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting Hydrocarbons through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Permitted Business jointly with third parties, including (i) ownership interests in oil, natural gas, other Hydrocarbon properties or any interest therein or gathering, transportation, processing, storage or related systems or ancillary real property interests, (ii) Investments in the form of or pursuant to operating agreements, working interests, royalty interests, mineral interests, processing agreements, farm-in agreements, farm-out agreements, developments agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, limited liability company agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements with third parties, and (iii) direct or indirect ownership interests or Investments in drilling rigs, fracturing units and other equipment used in the Permitted Business or in Persons that own or provide such equipment.

“Permitted Commodity Swap Agreement” shall mean any commodity Swap Agreement which (1) any Loan Party enters into with or through a counterparty that, or a counterparty whose credit support provider under the Swap Agreement, has a credit rating of at least “BBB+” by S&P or “Baa1” by Moody’s at the time such Swap Agreement is entered into (an “Approved Counterparty”), together with the confirmations which such Loan Party may hereafter enter into with or through such counterparty covering, in the aggregate, among all such Swap Agreements, not more than 85% (the “Swap Cap”) of the forecasted production from Proved Reserves (as reflected in the most recent Reserve Report delivered to the Administrative Agent) on a rolling five (5) year basis or (2) any Loan Party enters into with or through a counterparty where the Swap Agreement is in the nature of basis differential, commodity floors or puts on up to 100% of forecasted production from Proved Reserves (as reflected in the most recent Reserve Report delivered to the Administrative Agent) to be produced by or for the benefit of the Loan Parties during the term(s) of such Swap Agreement(s); provided that in the case of either clause (1) or (2) the tenor of any such Swap Agreement (other than the Swap Agreements entered into in December 2019, the terms of which end on or before December 31, 2025) shall not be longer than the remainder of the calendar year in which such Swap Agreement became effective plus the next five (5) calendar years.

“Permitted Liens” shall mean:

(1)	Liens existing on the Closing Date and described on Schedule 8.2.2;

(2)	Liens securing the Obligations in favor of the Collateral Agent for the benefit of the Secured Parties;

(3)

Liens on cash or Temporary Cash Investments securing Letter of Credit Obligations with respect to Letters of Credit that have an expiration date that extends beyond the Letter of Credit Expiration Date in favor of the applicable Issuing Lender of such Letters of Credit;

(4)	Liens in favor of (a) the Borrower or a Guarantor or (b) by a Restricted Subsidiary that is not a Guarantor in favor of any other Restricted Subsidiary that is not a Guarantor;

(5)

Liens on the Collateral securing obligations in respect of Indebtedness incurred pursuant to Section 8.2.1(n) [Indebtedness]; provided that such Liens shall be subordinated to the Liens securing the Obligations pursuant to an intercreditor agreement reasonably satisfactory to the Administrative Agent;

(6)

Liens for taxes, assessments and governmental charges not yet delinquent or the validity of which are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been established to the extent required by GAAP as in effect at such time, and which proceedings (or orders entered in connection with such proceedings) have the effect of suspending the enforcement or collection of such Liens;

(7)

Liens incurred to secure appeal bonds and judgment Liens not constituting an Event of Default or Potential Default, in each case in connection with litigation or legal proceedings that are being contested in good faith by appropriate proceedings;

(8)

Liens upon real or personal property other than the Collateral, including any attachment of personal property or real property or other legal process prior to adjudication of a dispute on the merits, (a) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed or bonded and continue to be stayed or bonded, (b) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, or (c) the payment of which is covered in full (subject to customary deductible) by insurance;

(9)	inchoate Liens arising by operation of Law;

(10)

Liens securing Capital Lease Obligations, mortgage financings, equipment leases, purchase money obligations or other Indebtedness incurred pursuant to Section 8.2.1(d) [Indebtedness]; provided that such Liens shall attach only to the property (a) acquired with the proceeds of such Indebtedness or (b) which is the subject of such Capital Lease Obligations;

(11)	Liens on any of the Excluded Properties;

(12)	Liens on the Equity Interests of a Person that is not a Restricted Subsidiary to secure obligations of such Person;

(13)

claims, Liens or encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits, (a) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed, (b) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, or (c) the payment of which is covered in full (subject to customary deductible) by insurance;

(14)	precautionary filings under the UCC by a lessor with respect to personal property leased to such Person;

(15)	Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(16)	[reserved];

(17)	Liens on cash or Temporary Cash Investments arising in connection with the defeasance, discharge or redemption of Indebtedness permitted hereunder;

(18)	Liens in respect of Production Payments and Reserve Sales; provided that such Liens are limited to the property that is subject to such Production Payments and Reserve Sales;

(19)	other Liens not otherwise permitted hereunder with respect to Indebtedness or other obligations that do not in the aggregate exceed at any one time outstanding $50,000,000;

(20)

Liens to renew, extend, refinance or refund a Lien referred to in clause (1) above; provided that (i) such new Lien shall be limited to all or part of the same property (including future improvements thereon and accessions thereto) subject to the original Lien and (ii) the obligations secured by such Lien at such time is not increased to any amount greater than the amount permitted by Refinancing Indebtedness;

(21)	statutory and common law banker’s Liens and rights of setoff on bank deposits;

(22)

option agreements and rights of first refusal granted with respect to assets that are permitted to be disposed of pursuant to the terms of Section 8.2.7 [Dispositions] or Section 8.2.13 [Sale of Proved Reserves; Pooling];

(23)	[reserved];

(24)	any leases of assets permitted by Section 8.2.7 [Dispositions];

(25)

Oil and Gas Liens, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances of credit or the payment of the deferred purchase price of property (other than trade accounts payable arising in the ordinary course of business);

(26)	Immaterial Title Deficiencies; it being understood that this Permitted Lien does not affect the Borrower’s obligations under Section 8.1.18 [Title Information];

(27)

pledges, deposits or bonds made in the ordinary course of business to secure payment of reclamation liabilities or workers’ compensation, or to participate in any fund in connection with workers’ compensation, unemployment insurance or other social security programs (including pledges or deposits of cash securing letters of credit that secure payment of such workers’ compensation, unemployment insurance or other social security programs);

(28)

Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens (including any other statutory nonconsensual or common law Liens), securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default (including pledges or deposits of cash securing letters of credit that secure such Liens of landlords securing obligations to make lease payments that are not yet due and payable or in default) or, with respect to any of the foregoing, that are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established in accordance with GAAP and which proceedings (or orders entered in connection with such proceedings) have the effect of suspending the enforcement or collection of such Liens;

(29)

good-faith pledges or deposits made or other Liens granted in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder or other amounts as may be customary, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business (including pledges or deposits of cash securing letters of credit that secure such performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder or other amounts as may be customary, or that secure such statutory obligations, or such surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business);

(30)

encumbrances consisting of zoning restrictions, licenses, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

(31)	Liens on cash and Temporary Cash Investments securing Indebtedness permitted by Section 8.2.1(f) [Indebtedness] in an aggregate amount not to exceed $25,000,000 at any one time outstanding; and

(32)	deposits and escrows of cash pursuant to customary purchase price adjustment, indemnity or similar obligations under agreements related to acquisitions and Dispositions permitted hereunder;

provided that the foregoing clauses (5), (7), (10), (19), (24), (27) and (29) shall not be applicable to Proved Reserves. No intention by the Administrative Agent or the Collateral Agent to subordinate any Lien granted in favor of the Collateral Agent for the Secured Parties is to be hereby implied or expressed by the permitted existence of any Permitted Liens.

“Permitted Marketing Obligations” shall mean Indebtedness of the Borrower or any Restricted Subsidiary under letter of credit or borrowed money obligations, or in lieu of or in addition to such letters of credit or borrowed money, Guaranties of such Indebtedness or other obligation, of the Borrower or any Restricted Subsidiary by any other Restricted Subsidiary, as applicable, related to the purchase by the Borrower or any Restricted Subsidiary of Hydrocarbons for which the Borrower or such Restricted Subsidiary has contracts to sell; provided that, in the event that such Indebtedness or obligations are Guarantied by the Borrower or any such Restricted Subsidiary, then either:

(1)

the Person with which the Borrower or such Restricted Subsidiary has contracts to sell has an Investment Grade Rating from S&P or Moody’s, or in lieu thereof, a Person Guarantying the payment of such obligated Person has an Investment Grade Rating from S&P or Moody’s; or

(2)

such Person posts, or has posted for it, a letter of credit in favor of the Borrower or such Restricted Subsidiary with respect to all such Person’s obligations to the Borrower or such Restricted Subsidiary under such contracts.

“Permitted Unsecured Notes” shall mean any unsecured notes issued by the Borrower in one or more transactions; provided that (i) no payment of principal in respect of such notes shall be required prior to six months after the Expiration Date (without giving effect to the Springing Expiration Date) in effect at the time of issuance (except for customary offers to purchase with proceeds of asset sales or upon the occurrence of a change of control or, if customary for such type of notes, a fundamental change), (ii) such notes shall not include any financial maintenance covenants, and the covenants and events of default shall be customary for high yield debt securities but in any event shall not be more restrictive than the covenants and events of default hereunder, taken as a whole, and (iii) no Subsidiary of the Borrower shall Guaranty such notes unless such Subsidiary is (or concurrently with any such Guaranty becomes) a Guarantor hereunder.

“Permitted Unsecured Notes Indenture” shall mean (i) an indenture or other agreement governing any Permitted Unsecured Notes or any Refinancing Indebtedness in respect thereof and (ii) any Existing Notes Indenture or any Refinancing Indebtedness in respect thereof.

“Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, Official Body, or any other entity.

“Pledged Securities” shall mean all of the property described as “Pledged Securities” in the Security Agreement.

“Pledgor” shall have the meaning set forth in the Security Agreement.

“PNC” shall mean PNC Bank, National Association, its successors and assigns.

“Potential Default” shall mean any event or condition which with notice or passage of time, or any combination of the foregoing, would constitute an Event of Default.

“Preferred Stock” shall mean, with respect to any Person, Capital Stock of such Person of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

“Prime Rate” shall mean the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged to commercial borrowers or others by the Administrative Agent. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.

“Principal Office” shall mean the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.

“Pro Forma Basis” shall mean:

(1)

any Material Acquisition/Disposition and any dividend or distribution on, or repurchases or redemptions of, Capital Stock of the Borrower made or to be made by the Borrower or any Restricted Subsidiary during the applicable reference period or subsequent to such reference period and on or prior to the date of determination will be given pro forma effect as if it had occurred on the first day of the applicable reference period;

(2)	any Person that is a Restricted Subsidiary on the date of determination will be deemed to have been a Restricted Subsidiary at all times during such reference period;

(3)	any Person that is not a Restricted Subsidiary on the date of determination will be deemed not to have been a Restricted Subsidiary at any time during such reference period;

(4)

if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the calculation date had been the applicable rate for the entire period (taking into account the effect on such interest rate of any Specified Swap Agreement applicable to such Indebtedness); and

(5)	the events for which such calculation is being made will be deemed to have occurred.

For purposes of this definition, whenever pro forma effect is given to a transaction, the pro forma calculations shall be made in good faith by a Responsible Officer of the Borrower and in a manner consistent with Article 11 of Regulation S-X of the Securities Act, as set forth in a certificate of an Authorized Officer of the Borrower (with supporting calculations) and reasonably acceptable to the Administrative Agent. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility (to the extent required to be computed on a pro forma basis) shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate.

“Production Payments and Reserve Sales” shall mean the grant or transfer by the Borrower or any Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, Dollar-Denominated Production Payment, partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Permitted Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Permitted Business for geologists, geophysicists or other providers of technical services to the Borrower or any Restricted Subsidiary.

“Properties” shall have the meaning assigned to such term in Section 6.25(b) [Environmental Matters].

“Proved Developed Non-Producing Reserves” shall mean the Proved Reserves that are Developed Oil and Gas Reserves that are shut-in and behind-pipe reserves and other reserves for which production can be initiated or restored with relatively low expenditure compared to the cost of drilling a new well.

“Proved Developed Producing Reserves” shall mean the Proved Reserves that are Developed Oil and Gas Reserves and are expected to be recovered from completion intervals that are open and producing at the time of determination; provided that improved recovery Proved Reserves are considered producing only after the improved recovery project is in operation.

“Proved Gas Collateral” shall mean (i) Proved Reserves that constitute no less than 85% of the total present value of all Proved Reserves included in the Borrowing Base Properties as such present values are determined in accordance with the most recent Reserve Report, together with as-extracted collateral related to such Proved Reserves and (ii) Proved Developed Producing Reserves that constitute no less than 85% of the PV10 value of all Proved Developed Producing Reserves included in the Borrowing Base Properties as such values are determined in accordance with the most recent Reserve Report, together with as-extracted collateral related to such Proved Developed Producing Reserves.

“Proved Reserves” shall mean the “proved oil and gas reserves” as such term is defined by the SEC in its standards and guidelines.

“Proved Undeveloped Reserves” shall mean the Proved Reserves that are “undeveloped oil and gas reserves” as such term is defined by the SEC in its standards and guidelines.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Publicly Traded Debt Securities” shall mean any issue of debt securities of the Borrower or any Restricted Subsidiary, which debt securities are originally issued in a public offering registered with the Securities and Exchange Commission or in an offering pursuant to Rule 144A under the Securities Act and of which issue at least the Threshold Amount is outstanding.

“PV10” shall mean the present worth of future net income, discounted to present value at the simple interest rate of ten percent (10%) per year.

“QFC Credit Support” shall have the meaning assigned to such term in Section 11.17.

“Qualified ECP Loan Party” shall mean each Loan Party that on the Eligibility Date is (a) an Eligible Contract Participant (after giving effect to Section 22 of the Guaranty Agreement and any and all other Guaranties of such Guarantor’s Swap Obligations by the Borrower and any other Guarantor), or (b) an Eligible Contract Participant that can cause another Person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act by entering into or otherwise providing a “letter of credit or keepwell, support, or other agreement” for purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Ratable Share” shall mean the proportion that a Lender’s Commitment bears to the Commitments of all of the Lenders. If the Commitments have terminated or expired, the Ratable Shares shall be determined based upon the Commitments most recently in effect, giving effect to any assignments; provided that in the case of Section 2.13 [Defaulting Lenders] when a Defaulting Lender shall exist, “Ratable Share” shall mean the percentage of the aggregate Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment.

“Real Property” shall mean, individually as the context requires, real property (other than the Excluded Properties) that is owned or leased by any Loan Party, including, but not limited to the surface, methane gas and other mineral rights, interests and leases associated with the properties described on Schedule 1.1(R) (other than the Excluded Properties), and “Real Properties” shall mean, collectively, as the context requires, all of the foregoing but shall not include any asset that shall have been released, pursuant to Section 10.10 [Authorization to Release Collateral or Guarantors] or 11.1.1(d) [Required Consents] from the Liens created in connection with this Agreement.

“Recipient” shall mean (i) the Administrative Agent, (ii) any Lender and (iii) any Issuing Lender, as applicable.

“Refinance” shall mean, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, replace, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” shall mean Indebtedness that Refinances (subject to the next paragraph of this definition) any Indebtedness of the Borrower or any Restricted Subsidiary existing on the Closing Date or incurred in compliance with this Agreement, including Indebtedness that Refinances Refinancing Indebtedness; provided that:

(1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced or, in the case of Indebtedness that Refinances any Existing Notes, no earlier than six months after the Expiration Date (without giving effect to the Springing Expiration Date);

(2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; provided that in the case of Indebtedness that Refinances any Existing Notes, the Average Life shall also be no shorter than the period beginning on the date of issuance and ending six months after the Expiration Date (without giving effect to the Springing Expiration Date);

(3) such Refinancing Indebtedness has an aggregate principal amount (or if incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

(4) if the refinanced Indebtedness was (A) subordinated in right of payment to the Obligations or the Guaranties thereof, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Obligations or the Guaranties thereof, as the case may be, at least to the same extent as the Indebtedness being Refinanced, (B) unsecured, then such Refinancing Indebtedness shall be unsecured or (C) secured by a Lien on Collateral that was contractually junior to the Lien on such Collateral securing the Obligations, then such Refinancing Indebtedness may be secured by such Collateral only to the extent the Liens on such Collateral securing such Refinancing Indebtedness are contractually junior to the Liens on such Collateral securing the Obligations to at least the same extent as in the Indebtedness being Refinanced; and

(5) if the refinanced Indebtedness is purchase money obligations, (a) the holders of such Refinancing Indebtedness agree that they will look solely to the fixed assets so acquired which secure such Refinancing Indebtedness, and neither the Borrower nor any Restricted Subsidiary (i) is directly or indirectly liable for such Refinancing Indebtedness or (ii) provides credit support, including any undertaking, Guaranty, agreement or instrument, related to such Refinancing Indebtedness that would constitute Indebtedness (other than the grant of a Lien on such acquired fixed assets) and (b) no default or event of default with respect to such Refinancing Indebtedness would cause, or permit (after notice or passage of time or otherwise), any holder of any other Indebtedness of the Borrower or a Guarantor to declare a default or event of default on such other Indebtedness or cause the payment, repurchase, redemption, defeasance or other acquisition or retirement for value thereof to be accelerated or payable prior to any scheduled principal payment, scheduled sinking fund payment or maturity;

provided further, however, that Refinancing Indebtedness shall not include:

(a) Indebtedness of a Subsidiary that Refinances Indebtedness of the Borrower; or

(b) Indebtedness of the Borrower or a Restricted Subsidiary of the Borrower that Refinances Indebtedness of an Unrestricted Subsidiary; or

(c) Indebtedness of a Restricted Subsidiary of the Borrower that is not a Loan Party which Refinances Indebtedness of a Loan Party.

Indebtedness shall be deemed to Refinance Permitted Unsecured Notes (and therefore constitute Refinancing Indebtedness in respect of Permitted Unsecured Notes so long as the other requirements of this definition are satisfied with respect to such Indebtedness) if the proceeds thereof are used in accordance with Schedule 8.2.1(m).

“Regulation U” shall mean Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

“Reimbursement Date” shall have the meaning specified in Section 2.10.3(b) [Participations, Disbursements, Reimbursement].

“Reimbursement Obligation” shall have the meaning specified in Section 2.10.3(b) [Participations, Disbursements, Reimbursement].

“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, advisors, trustees, administrators, managers and representatives of such Person and of such Person’s Affiliates.

“Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharge, injecting, escaping, leaching, dumping, disposing, depositing into or migration into or through the Environment, or into, from or through any building or structure.

“Relevant Interbank Market” shall mean in relation to Euro, the European Interbank Market, and, in relation to any other currency, the London interbank market or other applicable offshore interbank market.

“Removal Effective Date” shall have the meaning assigned to such term in Section 10.6 [Resignation of Agents].

“Replacement Index” shall have the meaning specified in Section 4.6(a) [Successor LIBOR Rate Index].

“Replacement Index Amendment” shall have the meaning specified in Section 4.6(b) [Successor LIBOR Rate Index].

“Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in violation of any Anti-Terrorism Law.

“Reportable Event” shall mean a reportable event described in Section 4043 of ERISA and regulations thereunder with respect to a Pension Plan or Multiemployer Plan.

“Required Borrowing Base Lenders” shall mean, at any time, Lenders having in the aggregate Revolving Exposures and unused Revolving Credit Commitments representing more than 66.66% of the sum of the total Revolving Exposures and unused Revolving Credit Commitments at such time.

“Required Increasing Borrowing Base Lenders” shall mean, at any time, Lenders having in the aggregate Revolving Exposures and unused Revolving Credit Commitments representing no less than 95% of the sum of the total Revolving Exposures and unused Revolving Credit Commitments at such time.

“Required Lenders” shall mean Lenders (other than any Defaulting Lender) having more than 50% of the aggregate amount of the Revolving Credit Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Revolving Credit Commitments, the outstanding Revolving Credit Loans and Ratable Share of Letter of Credit Obligations of the Lenders (excluding any Defaulting Lender).

“Required Permits” shall mean all permits, licenses, authorizations, plans, approvals and bonds necessary under the applicable Laws for the Loan Parties to continue to conduct oil and gas and related operations on, in or under such parties’ real property, and any and all other mining properties owned or leased by the Borrower or any such Loan Party (collectively “Mining Property”) or Oil and Gas Properties substantially in the manner as such operations had been authorized immediately prior to such Loan Party’s acquisition of its interests in such real property and as may be necessary for such Loan Party to conduct, in all material respects, oil and gas and related operations on, in or under the Oil and Gas Properties or the Mining Property as described in any plan of operation.

“Required Share” shall have the meaning assigned to such term in Section 5.10 [Settlement Date Procedures].

“Required Title Information” shall mean, with respect to any Proved Reserves, such title reports and information as shall be in form and substance that is customary and usual for such Proved Reserves and shall be in form and substance reasonably satisfactory to the Administrative Agent.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Reserve Report” shall mean the most recent of the December 31 Reserve Report, the June 30 Reserve Report, or the Alternate Reserve Report.

“Responsible Officer” shall mean, with respect to any Loan Party, each of the chief executive officer, president, vice president, chief financial officer, chief administrative officer, general counsel, secretary, treasurer and assistant treasurer of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” shall mean:

(1)

the declaration or payment of any dividends or any other distributions of any sort in respect of Equity Interests of the Borrower or any Restricted Subsidiary (including any payment in connection with any merger or consolidation involving the Borrower or any Restricted Subsidiary) or similar payment to the direct or indirect holders of such Equity Interests, other than:

(a)	dividends or distributions payable solely in Equity Interests of the Borrower (other than Disqualified Stock);

(b)	dividends or distributions payable solely to the Borrower or a Restricted Subsidiary; and

(c)

pro rata dividends or other distributions made by a Restricted Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation);

(2)

the purchase, repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Borrower or any Restricted Subsidiary held by any other Person (other than any acquisition or retirement for value from, or payment to, the Borrower or any Restricted Subsidiary); or

(3)

the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of the Borrower or any Guarantor (other than (a) any intercompany Indebtedness between or among the Borrower and any Restricted Subsidiary and (b) the purchase, repurchase or other acquisition of Subordinated Obligations acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), in each case, including any of the foregoing that are effected by Division.

“Restricted Subsidiary” shall mean any Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

“Revolving Credit Commitment” shall mean, as to any Lender at any time, the amount, as of the Amendment No. 4 Effective Date, set forth opposite its name on Schedule 1.1(B) in the column labeled “Amount of Commitment,” as such Commitment is thereafter assigned pursuant to an Assignment and Assumption Agreement, increased pursuant to Section 2.12 [Increase in Revolving Credit Commitments] or decreased pursuant to Section 2.4 [Commitment Reduction], and “Revolving Credit Commitments” shall mean the aggregate Revolving Credit Commitments of all of the Lenders.

“Revolving Credit Loans” shall mean collectively and “Revolving Credit Loan” shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Lenders or one of the Lenders to the Borrower pursuant to Section 2.1.1 [Revolving Credit Loans] or Section 2.10.3 [Participations, Disbursements, Reimbursement].

“Revolving Credit Notes” shall mean collectively and “Revolving Credit Note” shall mean separately all the promissory notes of the Borrower in the form of Exhibit 1.1(N)(1) evidencing the Revolving Credit Loans.

“Revolving Exposure” shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Credit Loans and its Letter of Credit Obligations and Swingline Exposure at such time.

“Revolving Facility Usage” shall mean at any time the sum of the outstanding Revolving Credit Loans, the outstanding Swing Loans, and the Letter of Credit Obligations.

“Sanctioned Country” shall mean a country, territory or region subject to a sanctions program maintained under any Anti-Terrorism Law.

“Sanctioned Person” shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

“SEC” shall mean the Securities and Exchange Commission, or any Official Body succeeding to any of its principal functions.

“Secured Parties” shall mean collectively, the Agents, the Swingline Lender, the Issuing Lenders, the Lenders, the Indemnitees and any provider of a Specified Swap Agreement or Other Lender Provided Financial Service Product.

“Securities Account” shall mean any “securities account” as defined in the UCC in effect in the State of New York from time to time.

“Securities Act” shall mean the Securities Act of 1933.

“Security Agreement” shall mean the Security Agreement, dated as of the Closing Date, executed and delivered by each of the Loan Parties to the Collateral Agent for the benefit of the Secured Parties.

“Security Documents” shall mean, collectively, the Security Agreement, the Mortgages, the Patent, Trademark and Copyright Security Agreement, each intercreditor agreement entered into in accordance with Section 10.10(c) [Authorization to Release Collateral and Guarantors] and each other security document or pledge agreement delivered in accordance with applicable local Law to grant a valid, perfected security interest in any property as Collateral for the Obligations, and all UCC or other financing statements or instruments of perfection required by this Agreement or any other such security document or pledge agreement to be filed with respect to the security interests in property and fixtures created pursuant to any document or instrument utilized to pledge or grant or purport to pledge or grant a security interest or lien on any property as Collateral for the Obligations, and amendments, supplements or joinders to the foregoing.

“Settlement Date” shall mean the Business Day on which the Administrative Agent elects to effect settlement pursuant to Section 5.10 [Settlement Date Procedures].

“Solvent” shall mean, with respect to any Person on any date of determination, taking into account such right of reimbursement, contribution or similar right available to such Person from other Persons, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“S&P” shall mean Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.

“Specified DevCo” shall mean (i) CNX Midstream DevCo II LP, (ii) CNX Midstream DevCo III LP and (iii) any other Subsidiary of CNX Midstream; provided that all of the Equity Interests of each of the foregoing are owned by (x) CNX Midstream or any of its Subsidiaries and (y) one or more Loan Parties; provided further that, for the avoidance of doubt, no Person shall constitute a Specified DevCo if such Person is owned exclusively by the Person(s) referred to in clause (x) or exclusively by the Person(s) referred to in clause (y).

“Specified Swap Agreement” shall mean (i) any Swap Agreement entered into for the purpose of hedging risk between (a) any Loan Party and (b) any counterparty that is, or was at the Closing Date or at the time such Swap Agreement was entered into, the Administrative Agent, a Lender or an Affiliate of an entity that is the Administrative Agent or an entity that is a Lender or (ii) any Swap Agreement that has been in effect since prior to the Closing Date, as set forth on Schedule 1.1(S) and is between (a) any Loan Party and (b) any counterparty that was the administrative agent, a lender or an Affiliate of an entity that is the administrative agent or an entity that is a lender under the Existing Credit Agreement and has appointed the Collateral Agent as its collateral agent under the Security Documents pursuant to arrangements reasonably satisfactory to the Administrative Agent.

“Springing Expiration Date” shall mean January 14, 2022.

“Standby Letter of Credit” shall mean a Letter of Credit issued to support obligations of the Borrower or any Restricted Subsidiary, contingent or otherwise, which finance the working capital and business needs of the Borrower and the Restricted Subsidiaries.

“Stated Maturity” shall mean, with respect to any Indebtedness, the maturity date (or specified date on which the final payment of principal on such Indebtedness is due) applicable thereto including as such maturity date (or specified date) may be changed to an earlier date pursuant to the provisions of the documents governing such Indebtedness including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such Indebtedness at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Obligation” shall mean any Indebtedness of the Borrower or any Guarantor (whether outstanding on the Closing Date or thereafter incurred) which is subordinate or junior in right of payment to, in the case of the Borrower, the Obligations or, in the case of a Guarantor, its Guaranty of the Obligations pursuant to a written agreement to that effect.

“Subsidiary” shall mean, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of the Voting Stock thereof is at the time owned or controlled, directly or indirectly, by:

(1)	such Person;

(2)	such Person and one or more Subsidiaries of such Person; or

(3)	one or more Subsidiaries of such Person.

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Borrower.

“Subsidiary Shares” shall have the meaning specified in Section 6.3 [Subsidiaries].

“Supported QFC” shall have the meaning assigned to such term in Section 11.17.

“Swap” shall mean any “swap” as defined in Section 1a(47) of the Commodity Exchange Act and regulations thereunder, other than (a) a swap entered into, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the Commodity Exchange Act, or (b) a commodity option entered into pursuant to Commodity Futures Trading Commission Regulation 32.3(a).

“Swap Aggregate Exposure” shall mean, as of any Test Date, the sum of all Exposures with respect to all Acquisition Swap Agreements.

“Swap Agreement” shall mean (i) any Interest Rate Agreement, (ii) any Currency Agreement, (iii) any Hydrocarbon Swap Agreement or (iv) any cap, floor, collar, exchange transaction, hedging contract, forward contract, swap agreement, futures contract, call or put option or any other similar agreement or other exchange or protection agreement relating to commodity prices, securities prices or financial market conditions; provided that no sale of a commodity for deferred shipment or delivery that is intended to be physically settled (other than a forward sale contract to the extent that it provides, at the time such contract (or a specified portion of such contract or a specified transaction under such contract) is entered into, for all in fixed prices; provided, that, the Borrower’s or any other Loan Party’s election for “first of month” pricing or other one month pricing pursuant to a forward sale contract for deliveries of Hydrocarbons for the immediately following calendar month shall be deemed not to be a contract for an all in fixed price for purposes of this definition) shall be a Swap Agreement pursuant to this definition.

“Swap Cap” shall have the meaning assigned to such term in the definition of “Permitted Commodity Swap Agreement.”

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap.

“Swing Loan Note” shall mean a promissory note of the Borrower in the form of Exhibit 1.1(N)(2) evidencing the Swing Loans.

“Swing Loan Request” shall mean a request for Swing Loans made in accordance with Section 2.5.2 [Swing Loan Requests].

“Swing Loans” shall mean collectively and “Swing Loan” shall mean separately all Swing Loans or any Swing Loan made by the Swingline Lender to the Borrower pursuant to Section 2.6.3 [Making Swing Loans].

“Swingline Cap” shall mean, at any time, the lesser of (i) $50,000,000 and (ii) the Revolving Credit Commitments at such time.

“Swingline Exposure” shall mean, at any time, the aggregate principal amount of all Swing Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Ratable Share of the total Swingline Exposure at such time.

“Swingline Lender” shall mean the Administrative Agent in its capacity as the lender of Swing Loans.

“Syndication Agent” shall mean JPMorgan Chase Bank, N.A. and its successors and assigns in its capacity as syndication agent and technical agent hereunder, including any Person succeeding to the role of syndication agent and technical agent and performing similar functions hereunder.

“Target Oil and Gas Properties” shall have the meaning assigned to such term in Section 8.2.12(b) [Swaps].

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto. “Taxation” shall have a correlative meaning.

“Temporary Cash Investments” shall mean any of the following:

(1)

any Investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, in each case maturing not later than one year following acquisition thereof;

(2)

Investments in time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $250.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A-” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Section 3(a)(62) of the Exchange Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor whose assets consist of obligations of the types described in clauses (1), (2), (3), (4) and (5) of this definition;

(3)

repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) of this definition entered into with a bank meeting the qualifications described in clause (2) of this definition;

(4)

Investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a Person (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any Investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P or “R-1” (or higher) by Dominion Bond Rating Service Limited or Canadian Bond Rating Service, Inc. (in the case of a Canadian issuer);

(5)

Investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A-2” by Moody’s;

(6)

Investments in asset-backed securities maturing within one year of the date of acquisition thereof with a long-term rating at the time as of which any Investment therein is made of “A” (or higher) by Dominion Bond Rating Service Limited or Canadian Bond Rating Service, Inc. (in the case of a Canadian issuer);

(7)	obligations of any foreign government or obligations that possess a guaranty of the full faith and credit of any foreign government maturing not later than one year after acquisition thereof;

(8)

obligations of United States government-sponsored enterprises, Federal agencies, and Federal financing banks that are not otherwise authorized including, but not limited to, (i) United States government-sponsored enterprises such as instrumentalities of the Federal Credit System (Bank for Cooperatives, Federal Land Banks), Federal Home Loan Banks and Federal National Mortgage Association and (ii) Federal agencies such as instrumentalities of the Department of Housing and Urban Development (Federal Housing Administration, Government National Mortgage Association), Export-Import Bank, Farmers Home Administration and Tennessee Valley Authority, in each case maturing not later than one year following acquisition thereof;

(9)	debt obligations (other than commercial paper obligations) of domestic or foreign corporations maturing not later than one year after acquisition thereof;

(10)	preferred stock obligations with a floating rate dividend that is reset periodically at auction maturing not later than one year after acquisition thereof;

(11)

Investments in repurchase agreements collateralized by any of the above securities eligible for outright purchase; provided that the collateral is delivered to a bank custody account in accordance with the terms of a written repurchase agreement with a dealer or bank; and

(12)	Investments in shares of institutional mutual funds whose investment policies are essentially in agreement with the type and criteria for Investments otherwise set forth in this definition,

provided that Investments described in clauses (7) through (12) of this definition are restricted to obligations rated no lower than “A3” or “P-1” by Moody’s or “A-” or “A-1” by S&P.

“Test Date” shall mean the first Business Day of each calendar week; provided that if on the first Business Day of any calendar week the Swap Aggregate Exposure shall exceed $100,000,000, then, for the period commencing on such Test Date to and including the first Business Day of the next succeeding calendar week thereafter on which the Swap Aggregate Exposure shall be less than or equal to $100,000,000, the Swap Aggregate Exposure shall be calculated at the end of each Business Day assuming that a settlement date had occurred on the immediately preceding Business Day.

“Threshold Amount” shall mean $50,000,000.

“Title Cure Period” shall mean, with respect to any title defect or exception with respect to any Proved Gas Collateral, the date which is 60 days after the date on which the Administrative Agent (or its counsel) has notified the Borrower (or its counsel) of such title defect or exception, or such later date as is acceptable to the Administrative Agent in its sole discretion.

“Transactions” shall mean (i) the execution and delivery of the Loan Documents on the Closing Date and (ii) payment of fees and expenses in connection with the foregoing.

“U.S. Special Resolution Regimes” shall have the meaning assigned to such term in Section 11.17.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“UCP” shall have the meaning assigned to such term in Section 11.11.1 [Governing Law].

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect in each applicable jurisdiction or other applicable Law entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or such Law.

“United States Tax Compliance Certificate” shall have the meaning assigned to such term in Section 5.8.5(b)(i)(C) [Status of Lenders].

“Unrestricted Subsidiary” shall mean (i) CNX Midstream GP, (ii) the Midstream GP Entity, (iii) CNX Midstream and its Subsidiaries (including CNX Midstream DevCo I LP, CNX Midstream DevCo II LP, CNX Midstream DevCo III LP and any other Specified DevCo), (iv) the Midstream Public GP, (v) any other Subsidiary of the Borrower (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) that is designated by the Board of Directors of the Borrower as an Unrestricted Subsidiary pursuant to a Board Resolution in accordance with Section 8.2.3 [Designation of Unrestricted Subsidiaries] and (vi) the Subsidiaries of each of the foregoing; provided that, for the avoidance of doubt, all Investments in any Person referred to any of the foregoing clauses (i) through (vi) by Borrower or a Restricted Subsidiary on or following the Closing Date shall be made pursuant to and subject to capacity under Section 8.2.4 [Loans and Investments].

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Utilization Percentage” shall mean, as determined quarterly for the preceding quarter, the average daily quotient obtained by dividing the Revolving Facility Usage during the preceding fiscal quarter by the lesser of (i) the Revolving Credit Commitments and (ii) the Borrowing Base.

“Voting Stock” of a Person shall mean all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2 Construction.

Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (i) references to the plural include the singular, the plural, the part and the whole and the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (ii) the words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole; (iii) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (iv) reference to any Person includes such Person’s permitted successors and assigns; (v) unless otherwise provided, reference to any agreement, including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto, document or instrument, order, declaration, understanding or other arrangement means such agreement, document, instrument, order, declaration, understanding or other arrangement as amended, restated, supplemented, modified, extended, renewed, refunded, superseded, substituted for, replaced, refinanced or increased in whole or in part, from time to time, to the extent not prohibited hereunder; (vi) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law shall, unless otherwise specified, refer to such Law as amended, modified, supplemented or replaced from time to time; (vii) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”; (viii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights; (ix) section headings herein and in each other Loan Document are included for convenience and shall not affect the interpretation of this Agreement or such Loan Document; (x) unless otherwise specified, all references herein to times of day shall be references to Eastern time and (xi) references to the “date hereof” or “date of this Agreement” shall be to the Closing Date.

1.3 Accounting Principles.

Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 8.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 8.2 [Negative Covenants] shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the Historical Statements referred to in Section 6.9(a) [Historical Statements]). For the avoidance of doubt, (i) in no event shall any lease be deemed a capital lease for purposes of this Agreement if such lease would have been categorized as an operating lease as determined in accordance with GAAP prior to giving effect to the Accounting Standards Codification Topic 842, Leases and (ii) all lease liabilities and right of use assets in each case related to operating leases shall be excluded from all calculations made under this Agreement. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.4 Valuations.

Whenever this Agreement requires the determination of the monetary value of “other consideration,” a Guaranty, “other obligations” or an Investment and the computation method to determine such monetary value is not already addressed by GAAP, (i) the monetary value of “other consideration” or an Investment of tangible property shall be calculated as the Fair Market Value of such consideration or tangible property, (ii) the monetary value of any Guaranty at any time of a fixed monetary obligation shall be the amount of such fixed monetary obligation at such time, (iii) the monetary value of any Guaranty of a fixed stream of monetary obligations at any time shall be the present value of the remaining amounts of such stream of monetary obligations at such time discounted at a rate equal to the Borrower’s cost of funds at such time, (iv) the monetary value of a Guaranty of performance or of contingent liabilities at any time shall be the amount which, in light of all the facts and circumstances existing at the time, represent the amount which would reasonably be expected to become an actual or matured monetary obligation or liability of the Person making such Guaranty determined by such Person in good faith, or (v) the monetary value of “other obligations,” contingent or otherwise, at any time shall be the amount which, in light of all the facts and circumstances existing at the time, represent the amount which would reasonably be expected to become an actual or matured monetary obligation or liability of the Person who is obligated for such “other obligations.”

1.5 Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such times.

1.6 Interest Rates.

The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBOR Rate” or with respect to any comparable or successor rate thereto, or replacement rate therefor.

2. REVOLVING CREDIT AND SWING LOAN FACILITIES

2.1 Commitments.

2.1.1 Revolving Credit Loans.

Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender severally agrees to make Revolving Credit Loans to the Borrower at any time or from time to time on or after the date hereof to, but not including, the Expiration Date; provided that after giving effect to each such Loan, (i) such Lender’s Revolving Exposure shall not exceed the lesser of (a) such Lender’s Ratable Share of the Borrowing Base and (b) such Lender’s Revolving Credit Commitment, (ii) the Revolving Facility Usage shall not exceed the lesser of (a) the Borrowing Base and (b) the Revolving Credit Commitments and (iii) the aggregate amount of Indebtedness under this Agreement shall not exceed the Applicable Notes Indenture Cap; provided, further, that (x) at the Administrative Agent’s request, the Borrower shall provide the Administrative Agent calculations and supporting information reasonably satisfactory to the Administrative Agent showing compliance with clause (iii) and (y) notwithstanding the foregoing clause (x), the Administrative Agent shall have no obligation to request such calculation or information or to determine compliance with clause (iii), and shall be fully entitled to assume (without any further investigation) that each borrowing of Revolving Credit Loans complies with clause (iii) if the Borrower makes a Loan Request for such borrowing. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.1 [Revolving Credit Loans].

2.1.2 Swing Loans.

Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and in order to facilitate loans and repayments between Settlement Dates, the Swingline Lender may, at its option, cancelable at any time for any reason whatsoever, make swing loans (the “Swing Loans”) to the Borrower at any time or from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount up to but not in excess of the Swingline Cap; provided that, after giving effect to each such Loan, (i) the Revolving Facility Usage shall not at any time exceed the lesser of (a) the Borrowing Base and (b) the Revolving Credit Commitments and (ii) the aggregate amount of Indebtedness under this Agreement shall not exceed the Applicable Notes Indenture Cap; provided, further, that (x) at the Administrative Agent’s request, the Borrower shall provide the Administrative Agent calculations and supporting information reasonably satisfactory to the Administrative Agent showing compliance with clause (ii) and (y) notwithstanding the foregoing clause (x), the Administrative Agent shall have no obligation to request such calculation or information or to determine compliance with clause (ii), and shall be fully entitled to assume (without any further investigation) that each borrowing of Swing Loans complies with clause (ii) if the Borrower borrows Swing Loans. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.2 [Swing Loans].

2.2 Nature of Lenders’ Obligations with Respect to Revolving Credit Loans.

Each Lender shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.5 [Loan Requests] in accordance with its Ratable Share. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

2.3 Commitment Fees.

Accruing from the date hereof until the Expiration Date, the Borrower agrees to pay to the Administrative Agent for the account of each Lender, as consideration for such Lender’s Revolving Credit Commitment hereunder, a nonrefundable commitment fee (the “Commitment Fee”) equal to the Applicable Commitment Fee Rate (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) on the average daily difference between the amount of (a) such Lender’s Revolving Credit Commitment as the same may be constituted from time to time and (b) such Lender’s Revolving Exposure (for purposes of this computation, Swing Loans shall not be deemed to be borrowed amounts under its Revolving Credit Commitment); provided, however, that any Commitment Fee accrued with respect to the Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such Commitment Fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no Commitment Fee shall accrue with respect to the Revolving Credit Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Subject to the proviso in the directly preceding sentence, all Commitment Fees shall be payable in arrears on each Payment Date.

2.4 Commitment Reduction.

2.4.1 Voluntary.

The Borrower shall have the right any time and from time to time, without premium or penalty, upon three (3) Business Days’ prior written notice to the Administrative Agent to permanently reduce, in whole multiples of $5,000,000, or terminate the Revolving Credit Commitments; provided that the Revolving Credit Commitments may not be reduced pursuant to this Section 2.4.1 below the Revolving Facility Usage. All notices to reduce Revolving Credit Commitments shall be irrevocable, except that any such notice may state that it is conditional upon the consummation of a financing transaction, in which case such notice may be revoked or delayed by the Borrower (by notice to the Administrative Agent on or prior to the specified date of reduction) if such condition is not satisfied.

2.4.2 Mandatory.

(a) The Revolving Credit Commitments shall terminate on the Expiration Date.

(b) If any reduction in the Borrowing Base would result in the Borrowing Base being less than the aggregate Commitments, the Commitments shall be automatically and permanently (but subject to any increase pursuant to Section 2.12) reduced, without premium or penalty, contemporaneously with such reduction in the Borrowing Base so that the aggregate Commitments equal the Borrowing Base as reduced; provided that if Section 5.11 [Borrowing Base Deficiency] applies, any reduction in the aggregate Commitments pursuant to the foregoing shall be subject to the Borrower’s right to deliver Mortgages on additional Oil and Gas Properties or to prepay Revolving Credit Loans and Cash Collateralize Letter of Credit Obligations as set forth in Section 5.11.

2.4.3 Effect of Commitment Reduction.

Each reduction of Revolving Credit Commitments shall ratably reduce the Revolving Credit Commitments of the Lenders. Any reduction or termination of the Revolving Credit Commitments shall be accompanied by (a) the payment in full of any Commitment Fee then accrued on the amount of such reduction or termination and (b) to the extent that the Revolving Facility Usage exceeds the Revolving Credit Commitment as so reduced or terminated, first, the prepayment of Swing Loans, second, the prepayment of Revolving Credit Loans and third, the Cash Collateralization for the benefit of the Issuing Lenders (ratably among the Issuing Lenders) of the Borrower’s obligation under Letter of Credit Obligations (in an aggregate amount under the foregoing first, second and third clauses, equal to such excess), together with the full amount of interest accrued on the principal sum of Revolving Credit Loans to be prepaid (and all amounts referred to in Section 5.9 [Indemnity] hereof). From the effective date of any such reduction or termination, so long as any and all payments, prepayments and Cash Collateralizations required by either of the immediately preceding clauses (a) or (b) shall have been made in full, the Commitment Fee pursuant to Section 2.3 [Commitment Fees] shall correspondingly be reduced or cease to accrue. At the request of any Lender, the Administrative Agent shall promptly distribute to the Borrower, the Administrative Agent, each Issuing Lender and each Lender Schedule 1.1(B) as revised to reflect the reduction of Revolving Credit Commitments.

2.5 Loan Requests.

2.5.1 Revolving Credit Loan Requests.

Except as otherwise provided herein, subject to the notice requirements set forth in this Section 2.5.1 and the other terms and conditions hereof, the Borrower may from time to time prior to the Expiration Date request the Lenders to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 4.2 [Interest Periods], by delivering to the Administrative Agent, not later than 11:00 a.m., (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the LIBOR Rate Option applies or the conversion to or the renewal of the LIBOR Rate Option for any Loans; and (ii) the same Business Day of the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of Exhibit 2.5.1 or a request by telephone immediately confirmed in writing in such form and delivered by facsimile or email (in “pdf,” “tif” or similar format) (each, a “Loan Request”); it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify or certify, as applicable (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Loans comprising each Borrowing Tranche, which amount shall be in (x) an integral multiple of $1,000,000 and not less than $5,000,000 for each Borrowing Tranche under the LIBOR Rate Option and (y) an integral multiple of $50,000 and not less than the lesser of $500,000 or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies; (iii) whether the LIBOR Rate Option or Base Rate Option shall apply to the proposed Loans comprising the applicable Borrowing Tranche; and (iv) in the case of a Borrowing Tranche to which the LIBOR Rate Option applies, an appropriate Interest Period for the Loans comprising such Borrowing Tranche.

2.5.2 Swing Loan Requests.

Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Swingline Lender to make Swing Loans by delivery to the Swingline Lender not later than 2:00 p.m. on the proposed Borrowing Date of a duly completed request therefor substantially in the form of Exhibit 2.5.2 hereto or a request by telephone immediately confirmed in writing in such form and delivered by facsimile or email (in “pdf,” “tif” or similar format) (each, a “Swing Loan Request”); it being understood that the Swingline Lender may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swing Loan, which shall be in integral multiples of $50,000 and shall be not less than $100,000.

2.6 Making and Repayment of Loans.

2.6.1 Making Revolving Credit Loans.

The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.5.1 [Revolving Credit Loan Requests], notify the Lenders of its receipt of such Loan Request specifying the information provided by the Borrower and the apportionment among the Lenders of the requested Revolving Credit Loans as determined by the Administrative Agent in accordance with Section 2.2 [Nature of Lenders’ Obligations with Respect to Revolving Credit Loans]. Each Lender shall remit the principal amount of each Revolving Credit Loan to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 7.2 [Each Additional Loan or Letter of Credit], fund such Revolving Credit Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m. on the applicable Borrowing Date; provided that if any Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 2.6.2 [Presumptions by the Administrative Agent]. Each Lender may, at its option, make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect in any manner the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

2.6.2 Presumptions by the Administrative Agent.

Unless the Administrative Agent shall have received notice from a Lender prior to 1:00 p.m. on the proposed date of any Loan that such Lender will not make available to the Administrative Agent such Lender’s share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.6.1 [Making Revolving Credit Loans] and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Loans under the Base Rate Option. If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

2.6.3 Making Swing Loans.

So long as the Swingline Lender elects to make Swing Loans, the Swingline Lender shall, after receipt by it of a Swing Loan Request pursuant to Section 2.5.2 [Swing Loan Requests], fund such Swing Loan to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 3:00 p.m. on the Borrowing Date.

2.6.4 Repayment of Loans.

The Borrower shall repay all Loans together with all outstanding interest thereon on the Expiration Date.

2.7 Notes.

2.7.1 Revolving Credit Notes.

If requested by any Lender, the obligation of the Borrower to repay the aggregate unpaid principal amount of the Revolving Credit Loans made to it by such Lender, together with interest thereon, shall be evidenced by a Revolving Credit Note payable to the order of such Lender in a face amount equal to the Revolving Credit Commitment of such Lender. The Revolving Credit Loans shall mature, and the Borrower unconditionally agrees to pay in full the unpaid principal amount and all amounts outstanding and unpaid in respect of the Revolving Credit Loans to the Administrative Agent for the account of each Lender, on the Expiration Date.

2.7.2 Swing Loan Note.

The obligation of the Borrower to repay the unpaid principal amount of the Swing Loans made to it by the Swingline Lender, together with interest thereon, shall be evidenced by a Swing Loan Note payable to the order of the Swingline Lender in a face amount equal to the Swingline Cap.

2.8 Use of Proceeds.

The proceeds of the Revolving Credit Loans will be used in accordance with Section 8.1.11 [Use of Proceeds].

2.9 Borrowing Base.

(a) During the period from the Amendment No. 4 Effective Date to the date of the next redetermination of the Borrowing Base pursuant to the provisions of this Section 2.9 [Borrowing Base], the amount of the Borrowing Base shall be $1,900,000,000.

(b) Upon each delivery of a Reserve Report pursuant to Section 8.3.8 [Reserve Reports], together with such engineering and other data from the Borrower as is customarily provided, the Syndication Agent shall, within a reasonable period of time, make a good faith determination of the proposed Borrowing Base, and promptly thereafter the Administrative Agent will propose by notice in writing to the Lenders such Borrowing Base for acceptance by (i) the Required Borrowing Base Lenders with respect to any reaffirmations or reductions in the Borrowing Base and (ii) the Required Increasing Borrowing Base Lenders with respect to any increases in the Borrowing Base. If such Borrowing Base, as proposed by the Administrative Agent is accepted by the Applicable Borrowing Base Lenders, then such accepted Borrowing Base shall be communicated by the Administrative Agent to the Borrower on or about (i) with respect to any June 30 Reserve Report, (x) if the Administrative Agent shall have received the June 30 Reserve Report in a timely and complete manner, the immediately following October 15 and (y) if the Administrative Agent shall not have received the June 30 Reserve Report in a timely and complete manner, then fifteen (15) days after the Administrative Agent has received the complete June 30 Reserve Report from the Borrower and the Syndication Agent has had a reasonable opportunity to determine the proposed Borrowing Base or (ii) with respect to any December 31 Reserve Report, (x) if the Administrative Agent shall have received the December 31 Reserve Report in a timely and complete manner, the immediately following April 15 and (y) if the Administrative Agent shall not have received the December 31 Reserve Report in a timely and complete manner, then fifteen (15) days after the Administrative Agent has received the complete December 31 Reserve Report from the Borrower and the Syndication Agent has had a reasonable opportunity to determine the proposed Borrowing Base (the applicable date in any of the foregoing clauses (i)(x), (i)(y), (ii)(x) or (ii)(y), the “Applicable Date”); provided that if such proposed Borrowing Base is not approved by the Applicable Borrowing Base Lenders prior to the Applicable Date, then the Applicable Borrowing Base Lenders will establish and agree to a Borrowing Base established using criteria agreed upon by the Applicable Borrowing Base Lenders, and such amount will be communicated to the Borrower, within 30 days following the Applicable Date. Any Lender that shall fail to reject the proposed Borrowing Base within fifteen (15) days of notice of the proposed Borrowing Base shall be deemed to have approved the proposed amount of such Borrowing Base. The new Borrowing Base shall become effective as of the date that the Borrower receives notification from the Administrative Agent of the new Borrowing Base, and until that time, the old Borrowing Base shall continue to be in effect. The Borrowing Base, as determined and established pursuant to this Section 2.9 [Borrowing Base] shall be subject, at all times, to the redetermination or adjustment of the then effective Borrowing Base as a result of a redetermination of the Borrowing Base pursuant to Section 2.9(c) [Borrowing Base] or a reduction of the Borrowing Base pursuant to Section 2.9(e) [Borrowing Base] or Section 8.1.18(c) [Title Information].

(c) Not more than once in any fiscal year, the Administrative Agent upon the instruction of the Required Borrowing Base Lenders, may request from the Borrower an Alternate Reserve Report for the purpose of redetermining the Borrowing Base, and not more than twice in any fiscal year, the Borrower shall have the right to request a redetermination of the Borrowing Base by sending a written notice to the Administrative Agent of such request along with an Alternate Reserve Report. In connection with any redetermination of the Borrowing Base related to a delivery of an Alternate Reserve Report, the Syndication Agent shall make a good faith determination, in a reasonably prompt manner, of a new Borrowing Base, and the Administrative Agent shall propose by notice in writing, in a reasonably prompt manner, such new Borrowing Base to the Lenders, and the Applicable Borrowing Base Lenders shall agree to review in a reasonably prompt manner, and (if acceptable) approve a new Borrowing Base, which shall become effective upon receipt by the Borrower of notice of such new Borrowing Base. Any Lender that shall fail to reject the proposed Borrowing Base within fifteen (15) days of notice of the proposed Borrowing Base shall be deemed to have approved the proposed amount of such Borrowing Base. In connection with any such redetermination of the Borrowing Base, the Borrower shall deliver promptly upon the request of the Administrative Agent an Alternate Reserve Report to the Administrative Agent; provided that the Borrower’s failure to deliver such Alternate Reserve Report shall not preclude or impact the making of such redetermination of the Borrowing Base by the Administrative Agent or the approval of such Borrowing Base by the Applicable Borrowing Base Lenders.

(d) The Borrowing Base shall represent the good faith determination by the Administrative Agent and the Syndication Agent, of the loan value of the Borrowing Base Properties based upon, among other things, information contained in the Reserve Report and in accordance with the applicable definitions and provisions herein contained, the Syndication Agent’s standard policies regarding energy lending, industry lending practices, and consideration for the nature of the facilities established hereunder. The Borrower acknowledges that the determination of the Borrowing Base contains an equity cushion (market value in excess of the value of all Indebtedness of the Loan Parties), which is acknowledged by the Borrower to be essential for the adequate protection of the Administrative Agent and the Lenders.

(e) Unless otherwise waived in writing by the Required Lenders, (i) in the event of the Disposition or other early monetization or early termination of one or more Swap Agreements that had been assigned aggregate Borrowing Base Value (since the last redetermination of the Borrowing Base) in excess of 5% of the Borrowing Base then in effect, the Borrowing Base shall be reduced (effective upon such Disposition, monetization or termination) by an amount equal to the Borrowing Base Value of such Swap Agreement(s); provided that in determining the 5% threshold, to the extent such Swap Agreement is replaced, in whole or in part, in a substantially contemporaneous transaction, with one or more Swap Agreements otherwise permitted under this Agreement and covering Hydrocarbons of the type that were hedged pursuant to such replaced Swap Agreement(s) and with notional volumes, prices, tenors and economic effect during such tenors not less favorable to the Borrower and/or such Restricted Subsidiary than those set forth in such replaced Swap Agreement(s) and without payments by the Borrower and/or such Restricted Subsidiary in connection therewith, only the part of such Swap Agreement that is not so replaced shall be counted in such 5% and (ii) the Borrowing Base shall be reduced upon the circumstances set forth in, and in accordance with, Section 8.2.1(m)(x) [Indebtedness] and Section 8.2.13(f) [Sale of Proved Reserves; Pooling].

2.10 Letters of Credit.

2.10.1 Issuance of Letters of Credit.

(a) The Borrower may at any time prior to the Letter of Credit Expiration Date request the issuance of a letter of credit (each, a “Letter of Credit”), for its own account or the account of any Restricted Subsidiary, or the amendment or extension of an existing Letter of Credit, by delivering or transmitting by facsimile or email (in “pdf,” “tif” or similar format), to an Issuing Lender selected by the Borrower (with a copy to the Administrative Agent) a completed application for letter of credit, or request for such amendment or extension, as applicable, signed by the Borrower (and, in the case of a Letter of Credit issued for the account of any Restricted Subsidiary, also signed by such Restricted Subsidiary) and otherwise in such form as such Issuing Lender may specify from time to time by no later than 10:00 a.m. at least five (5) Business Days, or such shorter period as may be agreed to by such Issuing Lender, in advance of the proposed date of issuance. The Borrower shall authorize and direct each Issuing Lender to name the Borrower as the “Applicant” or “Account Party” of each Letter of Credit and, in the case of a Letter of Credit issued for the account of any Restricted Subsidiary, to name such Restricted Subsidiary as the “Co-Applicant” of such Letter of Credit. Promptly after receipt of any letter of credit application, such Issuing Lender shall confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit application and if not, such Issuing Lender will provide the Administrative Agent with a copy thereof. Letters of Credit may be issued in the form of a Standby Letter of Credit or a Commercial Letter of Credit; provided that in no event shall Credit Suisse AG or Goldman Sachs Bank USA be required to issue any Commercial Letter of Credit. Letters of Credit shall be issued only in U.S. Dollars. For the avoidance of doubt, the Loan Parties acknowledge that each Letter of Credit issued for the account of Persons other than the Loan Parties shall constitute an Investment and Guaranty in an amount equal to the face amount of such Letter of Credit, without duplication, and shall be subject to the limitations set forth herein.

(b) Unless an Issuing Lender has received notice from any Lender, the Administrative Agent or any Loan Party, at least one day prior to the requested date of issuance, amendment or extension of the applicable Letter of Credit, that one or more applicable conditions in Section 7 [Conditions of Lending and Issuance of Letters of Credit] are not satisfied, then, subject to the terms and conditions hereof and in reliance on (among other things) the agreements of the other Lenders set forth in this Section 2.10 [Letters of Credit], such Issuing Lender or any of such Issuing Lender’s Affiliates will issue the proposed Letter of Credit or agree to such amendment or extension; provided that after giving effect thereto:

(i) no Letter of Credit shall expire later than the earlier of (x) subject to Section 2.10.1(c) [Issuance of Letters of Credit], twelve (12) months from the date of issuance or extension, unless the applicable Issuing Lender agrees, and (y) the Letter of Credit Expiration Date, unless the applicable Issuing Lender agrees and the Borrower complies with the requirements of Section 2.10.10 [Cash Collateral Prior to the Expiration Date]; and

(ii) in no event shall (x) the aggregate amount of Letter of Credit Obligations exceed the Letter of Credit Aggregate Sublimit at any one time outstanding, (y) the aggregate amount of Letter of Credit Obligations with respect to Letters of Credit issued and outstanding by any Issuing Lender exceed its Letter of Credit Issuing Lender Sublimit at any one time (unless otherwise agreed to by such Issuing Lender) or (z) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments.

Each request for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Borrower that it shall be in compliance with the preceding sentence and with Section 7 [Conditions of Lending and Issuance of Letters of Credit] after giving effect to the requested issuance, amendment or extension of such Letter of Credit. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the applicable Issuing Lender will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) If the Borrower so requests in any applicable request for a Letter of Credit, the Issuing Lender may, in its discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Issuing Lender to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Lender, the Borrower shall not be required to make a specific request to the Issuing Lender for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Lender to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the Issuing Lender shall not permit any such extension if (A) the Issuing Lender has determined that it would not be permitted to issue such Letter of Credit in its revised form (as extended) under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 7.2 [Each Additional Loan or Letter of Credit] are not then satisfied, and in each such case directing the Issuing Lender not to permit such extension.

(d) Notwithstanding Section 2.10.1(a) [Issuance of Letters of Credit], no Issuing Lender shall be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Official Body or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing the Letter of Credit, or any Law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Official Body with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Lender in good faith deems material to it, or (ii) the issuance of the Letter of Credit would violate one or more policies of such Issuing Lender applicable to letters of credit generally.

(e) On the Closing Date, the outstanding Letters of Credit previously issued under the Existing Credit Agreement that are set forth on Schedule 2.10.1 (the “Existing Letters of Credit”) will automatically, without any action on the part of any Person, be deemed to be Letters of Credit issued hereunder for the account of the Borrower for all purposes of this Agreement and the other Loan Documents.

2.10.2 Letter of Credit Fees.

The Borrower shall pay (i) to the Administrative Agent for the ratable account of the Lenders a fee (the “Letter of Credit Fee”) equal to the Applicable Letter of Credit Fee Rate on the daily amount available to be drawn under each Letter of Credit, and (ii) to each Issuing Lender for its own account a fronting fee equal to 0.125% per annum on the daily amount available to be drawn under each Letter of Credit issued by such Issuing Lender. All Letter of Credit Fees and fronting fees shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable in arrears on each Payment Date following issuance of each Letter of Credit; provided, however, that fronting fees on Commercial Letters of Credit shall be payable at the time of issuance. The Borrower shall also pay to each Issuing Lender for such Issuing Lender’s sole account such Issuing Lender’s then in effect customary fees and administrative expenses payable with respect to the Letters of Credit issued by such Issuing Lender as such Issuing Lender may generally charge or incur from time to time in connection with the issuance, maintenance, extension, renewal, amendment (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

2.10.3 Participations, Disbursements, Reimbursement.

(a) Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender’s Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For the avoidance of doubt, such participations shall include any such participation in a Letter of Credit acquired pursuant to Section 1(b) of Amendment No. 1.

(b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the applicable Issuing Lender will promptly notify the Borrower and the Administrative Agent thereof. The Borrower shall reimburse (such obligation to reimburse such Issuing Lender shall sometimes be referred to as a “Reimbursement Obligation”) such Issuing Lender prior to 12:00 noon on the next Business Day following the date that the Borrower has received such notice from such Issuing Lender (each such date, a “Reimbursement Date”) by paying to the Administrative Agent for the account of such Issuing Lender an amount equal to the amount so paid by such Issuing Lender plus interest at the interest rate applicable to Loans under the Base Rate Option from the date on which the amount was paid by such Issuing Lender to the date such Issuing Lender is reimbursed, unless otherwise required by the Administrative Agent or such Issuing Lender. In the event the Borrower fails to reimburse such Issuing Lender (through the Administrative Agent) for the full amount of any drawing under any Letter of Credit by 12:00 noon on the Reimbursement Date, the Administrative Agent will promptly notify each Lender thereof of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and each such Lender’s Ratable Share of the amount of such drawing. Any notice given by the Administrative Agent or Issuing Lender pursuant to this Section 2.10.3(b) may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(c) Each Lender shall upon any notice pursuant to Section 2.10.3(b) [Participations, Disbursements, Reimbursement] make available to the Administrative Agent for the account of the applicable Issuing Lender immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the Administrative Agent shall promptly pay to the Issuing Lender the amounts so received by it from the Lenders. If any Lender so notified fails to make available to the Administrative Agent for the account of such Issuing Lender the amount of such Lender’s Ratable Share of such amount by no later than 2:00 p.m. on the Reimbursement Date, then interest shall accrue on such Lender’s obligation to make such payment, from the Reimbursement Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Reimbursement Date and (ii) at a rate per annum equal to the rate applicable to Revolving Credit Loans under the Base Rate Option on and after the fourth day following the Reimbursement Date. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 2.10.3, the Administrative Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to this Section 2.10.3(c) to reimburse the Issuing Lender, then to such Lender and the Issuing Lender as their interests may appear. Any payment made by a Lender pursuant to this Section 2.10.3(c) to reimburse the Issuing Lender for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement. The Administrative Agent and the applicable Issuing Lender will promptly give notice (as described in Section 2.10.3(b) [Participations, Disbursements, Reimbursement] above) of the occurrence of the Reimbursement Date, but failure of the Administrative Agent or such Issuing Lender to give any such notice on the Reimbursement Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.10.3(c) [Participations, Disbursements, Reimbursement].

(d) If the Issuing Lender shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full as set forth in Section 2.10.3(b), the unpaid amount thereof shall bear interest, for each day from and including the first Business Day after receipt of notice to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Revolving Credit Loans under the Base Rate Option; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to Section 2.10.3(b), then Section 4.3(b) [Interest After Default] shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.10.3(b) to reimburse the Issuing Lender shall be for the account of such Lender to the extent of such payment.

2.10.4 Repayment of Participation Advances.

(a) Upon (and only upon) receipt by the Administrative Agent for the account of an Issuing Lender of immediately available funds from the Borrower (i) in reimbursement of any payment made by such Issuing Lender under the Letter of Credit with respect to which any Lender has made a payment to the Administrative Agent for the account of such Issuing Lender pursuant to this section 2.10.4 (each such payment by a Lender, a “Participation Advance”) to the Administrative Agent, or (ii) in payment of interest on such a payment made by such Issuing Lender under such a Letter of Credit, the

Administrative Agent on behalf of such Issuing Lender will pay to each Lender, in the same funds as those received by the Administrative Agent, the amount of such Lender’s Ratable Share of such funds, except the Administrative Agent shall retain for the account of such Issuing Lender the amount of the Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by such Issuing Lender.

(b) If an Issuing Lender or the Administrative Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of any payment made by any Loan Party to the Administrative Agent for the account of the Issuing Lender pursuant to this Section in reimbursement of a payment made under any Letter of Credit or interest or fees thereon, each Lender shall, on demand of the Administrative Agent or such Issuing Lender, forthwith return to the Administrative Agent for the account of such Issuing Lender the amount of its Ratable Share of any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

2.10.5 Documentation.

Each Loan Party agrees to be bound by the terms of each Issuing Lender’s Issuer Documents and written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party’s own. In the event of a conflict between an Issuer Document and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, no Issuing Lender shall be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

2.10.6 Determinations to Honor Drawing Requests.

In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the applicable Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

2.10.7 Nature of Participation and Reimbursement Obligations.

Each Lender’s obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.10.3 [Participations, Disbursements, Reimbursement] and the Obligations of the Borrower to reimburse each respective Issuing Lender upon a draw under a Letter of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.10 [Letters of Credit] under all circumstances, including the following circumstances:

(a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the applicable Issuing Lender or any of its Affiliates, the Borrower or any other Person for any reason whatsoever, or which any Loan Party may have against the applicable Issuing Lender or any of its Affiliates, any Lender or any other Person for any reason whatsoever;

(b) any lack of validity or enforceability of any Letter of Credit;

(c) any claim of breach of warranty that might be made by any Loan Party or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Loan Party or any Lender may have at any time against a beneficiary, successor beneficiary, any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), any Issuing Lender or its Affiliates or any Lender or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

(d) the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provisions of services relating to a Letter of Credit, in each case even if such Issuing Lender or any of such Issuing Lender’s Affiliates has been notified thereof;

(e) payment by such Issuing Lender or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(f) the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(g) any failure by such Issuing Lender or any of such Issuing Lender’s Affiliates to issue any Letter of Credit in the form requested by any Loan Party, unless such Issuing Lender has received written notice from such Loan Party of such failure within three (3) Business Days after such Issuing Lender shall have furnished such Loan Party and the Administrative Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(h) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower or any of its Subsidiaries;

(i) any breach of this Agreement or any other Loan Document by any party thereto;

(j) the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;

(k) the fact that an Event of Default or a Potential Default shall have occurred and be continuing;

(l) the fact that the Expiration Date shall have passed or this Agreement or any Commitments hereunder shall have been terminated or reduced; and

(m) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

2.10.8 Indemnity.

The Borrower hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender and any of its Affiliates that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes (subject to the last sentence of this Section 2.10.8 [Indemnity]), penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) which such Issuing Lender or any of such Issuing Lender’s Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit issued by it, other than as a result of the gross negligence or willful misconduct of such Issuing Lender as determined by a final non-appealable judgment of a court of competent jurisdiction. This Section 2.10.8 [Indemnity] shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

2.10.9 Liability for Acts and Omissions.

(a) As between any Loan Party and an Issuing Lender, or such Issuing Lender’s Affiliates, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, no Issuing Lender shall be responsible for any of the following including any losses or damages to any Loan Party or other Person or property relating therefrom: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document (including all sight drafts, certificates and all other instruments) submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if such Issuing Lender or such Issuing Lender’s Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender or such Issuing Lender’s Affiliates, as applicable, including any acts of any Official Body, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender’s or such Issuing Lender’s Affiliates rights or powers hereunder. Nothing in the preceding sentence shall relieve the Issuing Lender from liability for such Issuing Lender’s gross negligence or willful misconduct in connection with actions or omissions described in clauses (i) through (viii) of such sentence, as determined by a final non-appealable judgment of a court of competent jurisdiction. In no event shall any Issuing Lender or any Issuing Lender’s Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

(b) Without limiting the generality of the foregoing, each Issuing Lender and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by such Issuing Lender or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit or any beneficiary, transferee, or assignee of proceeds thereof; (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by such Issuing Lender or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on such Issuing Lender or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each, an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject to such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit. In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by such Issuing Lender or such Issuing Lender’s Affiliates under or in connection with the Letters of Credit issued by it, the Issuer Documents or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender or such Issuing Lender’s Affiliates under any resulting liability to the Borrower or any Lender, unless such action taken or omitted is found in a final and nonappealable judgment by a court of competent jurisdiction to have constituted gross negligence or willful misconduct.

2.10.10 Cash Collateral Prior to the Expiration Date.

If the Borrower or any other Loan Party requests the issuance, extension or renewal of any Letter of Credit and such Letter of Credit would have an expiration date which is after the Letter of Credit Expiration Date, no Issuing Lender shall be required to issue, extend or renew such Letter of Credit, but may elect to do so if the requirements of this Section 2.10.10 [Cash Collateral Prior to the Expiration Date] are satisfied. The Borrower shall, on or before the issuance, extension or renewal of such Letter of Credit, deposit and pledge Cash Collateral for each such Letter of Credit in an amount equal to 105% of the face value of such outstanding Letter of Credit plus the amount of fees that would be due under such Letter of Credit through the expiry date of such Letter of Credit. Such Cash Collateral shall be deposited pursuant to documentation reasonably satisfactory to the Administrative Agent and such Issuing Lender and the Borrower and shall be maintained in blocked deposit accounts at such Issuing Lender. The Borrower hereby grants to the applicable Issuing Lender and the Administrative Agent, on behalf of such Issuing Lender, a security interest in all Cash Collateral pledged to such Issuing Lender pursuant to this Section or otherwise under this Agreement. The Cash Collateral related to a particular Letter of Credit shall be released by the applicable Issuing Lender upon termination or expiration of such Letter of Credit and the reimbursement by the Loan Parties of all amounts drawn thereon and the payment in full of all fees accrued thereon through the date of such expiration or termination. After the Expiration Date, the Borrower shall pay any and all fees associated with any such Letter of Credit with an expiration date that extends beyond the Expiration Date directly to the applicable Issuing Lender.

2.10.11 Issuing Lender Reporting Requirements.

Each Issuing Lender shall, on the first Business Day of each month, provide to Administrative Agent and Borrower a schedule of the Letters of Credit issued by it, in form and substance satisfactory to Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), and the expiration date of any Letter of Credit outstanding at any time during the preceding month, and any other information relating to such Letter of Credit that the Administrative Agent may request.

2.11 Borrowings to Repay Swing Loans.

The Swingline Lender may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and each Lender shall make a Revolving Credit Loan in an amount equal to such Lender’s Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if the Swingline Lender so requests, accrued interest thereon; provided that no Lender shall be obligated in any event to make Revolving Credit Loans in excess of the amount that would cause its Revolving Exposure to exceed its Revolving Credit Commitment. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.5.1 [Revolving Credit Loan Requests] without regard to any of the requirements of that provision. The Administrative Agent on behalf of the Swingline Lender shall provide notice to the Lenders (which may be telephonic or written notice by letter, facsimile or email (in “pdf,” “tif” or similar format)) no later than 11:00 a.m. on any Business Day that such Revolving Credit Loans are to be made under this Section 2.11 [Borrowings to Repay Swing Loans] and of the apportionment among the Lenders, and the Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.5 [Loan Requests] or Section 7.2 [Each Additional Loan or Letter of Credit] are then satisfied) to the Administrative Agent on behalf of the Swingline Lender, no later than 3:00 p.m. on the Settlement Date.

2.12 Increase in Revolving Credit Commitments.

(a) Increasing Lenders and New Lenders. The Borrower may, prior to the Expiration Date, request that (1) the current Lenders (each, a “Current Lender”) increase their Revolving Credit Commitments (any Current Lender which elects to increase its Revolving Credit Commitment shall be referred to as an “Increasing Lender”) and/or (2) one or more new lenders (each, a “New Lender”) join this Agreement and provide a Revolving Credit Commitment hereunder, subject to the following terms and conditions:

(i) No Obligation to Increase. No Current Lender shall be obligated to increase its Revolving Credit Commitment, and any increase in the Revolving Credit Commitment of any Current Lender shall be in the sole discretion of such Current Lender;

(ii) No Consent. No consent of any Lender, other than a Lender providing such Revolving Credit Commitment, shall be required to implement such increase;

(iii) Defaults. There shall exist no Event of Default or Potential Default on the effective date of such increase and after giving effect to such increase;

(iv) Increase in and Aggregate Amount of Revolving Credit Commitments. The amount of the increase in Revolving Credit Commitments is at least $100,000,000, and after giving effect to such increase, shall not exceed the Maximum Facility Amount without the consent of all Lenders;

(v) Resolutions; Opinion; Mortgage Amendments. The Loan Parties shall deliver to the Administrative Agent on or before the effective date of such increase the following documents in a form reasonably acceptable to the Administrative Agent: (1) certifications of their corporate secretaries with attached resolutions certifying that the increase in the Revolving Credit Commitments has been approved by the Loan Parties, (2) opinions of counsel, addressed to the

Administrative Agent and the Lenders addressing the authorization, execution and enforceability of the Loan Documents executed in connection with such increase in the Revolving Credit Commitments, and (3) amendments to the Mortgages executed and delivered by the applicable Loan Parties to the Collateral Agent for the benefit of the Secured Parties to reflect the increase in Revolving Credit Commitments, in form and substance reasonably satisfactory to the Administrative Agent, together with, if reasonably requested by the Administrative Agent or the Lenders providing the increase in Revolving Credit Commitments, local counsel opinions regarding the due authorization, execution, delivery, and enforceability of such mortgage amendments. The Loan Parties shall cause the amendments described in clause (3) above to be properly recorded and/or filed in the applicable filing or recording offices;

(vi) Notes. The Borrower shall execute and deliver (1) to each Increasing Lender that requests a Revolving Credit Note a replacement Revolving Credit Note reflecting the new amount of such Increasing Lender’s Revolving Credit Commitment after giving effect to the increase (and the prior Note issued to such Increasing Lender shall be deemed to be canceled and shall be returned to the Borrower as soon as practicable), and (2) to each New Lender that requests a Revolving Credit Note, a Revolving Credit Note reflecting the amount of such New Lender’s Revolving Credit Commitment;

(vii) Approval of New Lenders. Any New Lender shall be subject to the consents specified in Section 11.8.2(c) [Required Consents] as if the increase in Revolving Credit Commitments were an assignment;

(viii) Increasing Lenders. Each Increasing Lender shall confirm its agreement to increase its Revolving Credit Commitment pursuant to an acknowledgement in a form acceptable to the Administrative Agent, signed by it and the Borrower and delivered to the Administrative Agent before the effective date of such increase; and

(ix) New Lender Joinder. Each New Lender shall execute a New Lender Joinder pursuant to which such New Lender shall join and become a party to this Agreement and the other Loan Documents with a Revolving Credit Commitment in the amount set forth in such New Lender Joinder.

(b) Syndication. In the event that the Borrower elects to request an increase of the Revolving Credit Commitments, the Borrower and the Administrative Agent agree to mutually develop a syndication strategy, including timelines for commitments, to the extent the Administrative Agent agrees to assist in such syndication.

(c) Treatment of Outstanding Loans and Letters of Credit.

(i) Repayment of Outstanding Loans; Borrowing of New Loans. On the effective date of such increase, the Borrower shall (x) repay the Revolving Credit Loans then outstanding to each of the Current Lenders to the extent necessary so that after giving effect to the increase in the Revolving Credit Commitments each Current Lender will have its Ratable Share of the outstanding Revolving Credit Loans, subject to the Borrower’s indemnity obligations under Section 5.9 [Indemnity] and (y) borrow Revolving Credit Loans from Increasing Lenders and New Lenders to the extent necessary so that after giving effect to the increase in the Revolving Credit Commitments, each such Lender will have its Ratable Share of the outstanding Revolving Credit Loans. To facilitate the foregoing, the Borrower may, subject to its compliance with the other terms of this Agreement, borrow new Loans on the effective date of such increase. The Administrative Agent is hereby authorized to update Schedule 1.1(B) to reflect the increase in Revolving Credit Commitments.

(ii) Outstanding Letters of Credit; Repayment of Outstanding Loans; Borrowing of New Loans. On the effective date of such increase, (a) each Current Lender shall be deemed to have sold its existing participation in each then outstanding Letter of Credit and purchased a participation in each then outstanding Letter of Credit equal to its Ratable Share of such Letters of Credit, and (b) each New Lender will be deemed to have purchased a participation in each then outstanding Letter of Credit equal to its Ratable Share of such Letter of Credit. All fees shall accrue and be paid on the Letters of Credit based upon each Lender’s participation therein over the relevant period of time. To the extent necessary to enable each of the Current Lenders and the New Lenders to own a Ratable Share of the Participation Advances after any increase in the Revolving Credit Commitments, (a) the Current Lenders will sell a portion of its Participation Advances, and (b) the New Lenders and the Increasing Lenders will acquire Participation Advances (and will pay to the Administrative Agent, for the account of each selling Lender, in immediately available funds, an amount) equal to its Ratable Share of all outstanding Participation Advances. All fees and interest on Participation Advances shall be allocated based upon each Lender’s ownership therein from time to time.

(iii) Equal and Ratable Benefit. The Revolving Credit Commitments established pursuant to this paragraph shall constitute Revolving Credit Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guaranties under the Guaranty Agreement and security interests created by the Security Documents. The Loan Parties shall take any actions reasonably required by the Collateral Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such new Revolving Credit Commitments.

2.13 Defaulting Lenders.

(a) Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.3 [Commitment Fees];

(ii) the Commitment and outstanding Loans of such Defaulting Lender shall not be included in any vote of Lenders except as required by Section 11.1.5 [Defaulting Lenders];

(iii) if any Swing Loans are outstanding or any Letter of Credit Obligations exist at the time such Lender becomes a Defaulting Lender, then:

(A) all or any part of the outstanding Swing Loans and Letter of Credit Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Ratable Shares but only to the extent that (x) the Revolving Facility Usage does not exceed the total of all non-Defaulting Lenders’ Revolving Credit Commitments, and (y) no Potential Default or Event of Default has occurred and is continuing at such time;

(B) if the reallocation described in clause (A) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such outstanding Swing Loans, and (y) second, Cash Collateralize for the benefit of the Issuing Lenders (ratably among the Issuing Lenders) the Borrower’s obligations corresponding to such Defaulting Lender’s Letter of Credit Obligations (after giving effect to any partial reallocation pursuant to clause (A) above) in a deposit account held at the Administrative Agent for so long as such Letter of Credit Obligations are outstanding;

(C) if the Borrower Cash Collateralizes any portion of such Defaulting Lender’s Letter of Credit Obligations pursuant to clause (B) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.10.2 [Letter of Credit Fees] with respect to such Defaulting Lender’s Letter of Credit Obligations during the period such Defaulting Lender’s Letter of Credit Obligations are cash collateralized;

(D) if the Letter of Credit Obligations of the non-Defaulting Lenders are reallocated pursuant to clause (A) above, then the fees payable to the Lenders pursuant to Section 2.10.2 [Letter of Credit Fees] shall be adjusted in accordance with such non-Defaulting Lenders’ Ratable Share; and

(E) if all or any portion of such Defaulting Lender’s Letter of Credit Obligations are neither reallocated nor Cash Collateralized pursuant to clause (A) or (B) above, then, without prejudice to any rights or remedies of the Issuing Lender or any other Lender hereunder, all Letter of Credit Fees payable under Section 2.10.2 [Letter of Credit Fees] with respect to such Defaulting Lender’s Letter of Credit Obligations shall be payable to the Issuing Lenders ((ratably among them) and not to such Defaulting Lender) until and to the extent that such Letter of Credit Obligations are reallocated and/or Cash Collateralized; and

(iv) so long as such Lender is a Defaulting Lender, (x) no Issuing Lender shall be required to issue, amend or increase any Letter of Credit, unless such Issuing Lender is satisfied that the related exposure and the Defaulting Lender’s then outstanding Letter of Credit Obligations will be 100% covered by the Revolving Credit Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.13(a)(iii)(B) [Defaulting Lenders], and (y) participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.13(a)(iii)(A) [Defaulting Lenders] (and such Defaulting Lender shall not participate therein).

(b) In the event that the Administrative Agent, the Borrower, the Swingline Lender and the Issuing Lenders agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Administrative Agent will so notify the parties hereto, and the Ratable Share of the Swing Loans and Letter of Credit Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment, and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Ratable Share.

3. [RESERVED]

4. INTEREST RATES

4.1 Interest Rate Options.

The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or LIBOR Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche; provided that (i) there shall not be at any one time outstanding more than ten (10) Borrowing Tranches in the aggregate among all of the Loans and (ii) if an Event of Default or Potential Default exists and is continuing, the Borrower may not request, convert to, or renew the LIBOR Rate Option for any Loans and the Required Lenders may demand that all existing Borrowing Tranches bearing interest under the LIBOR Rate Option shall be converted immediately to the Base Rate Option, subject to the obligation of the Borrower to pay any indemnity under Section 5.9 [Indemnity] in connection with such conversion. If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender’s highest lawful rate, the rate of interest on such Lender’s Loan shall be limited to such Lender’s highest lawful rate.

4.1.1 Interest Rate Options; Swing Line Interest Rate.

(a) The Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans:

(i) Revolving Credit Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

(ii) Revolving Credit LIBOR Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the LIBOR Rate as determined for each applicable Interest Period plus the Applicable Margin.

(b) Subject to Section 4.3 [Interest After Default], only the Base Rate Option applicable to Revolving Credit Loans shall apply to Swing Loans.

4.1.2 Rate Quotations.

The Borrower may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.

4.2 Interest Periods.

At any time when the Borrower shall select, convert to or renew a LIBOR Rate Option, the Borrower shall notify the Administrative Agent thereof at least three (3) Business Days prior to the effective date of such LIBOR Rate Option by delivering a Loan Request. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a LIBOR Rate Option:

(a) each Borrowing Tranche of Loans under the LIBOR Rate Option shall be in integral multiples and not less than the respective amounts set forth in Section 2.5.1 [Revolving Credit Loan Requests] for Borrowings;

(b) in the case of the renewal of a LIBOR Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day; and

(c) Section 4.5 [Selection of Interest Rate Options] shall apply to any Loan under the LIBOR Rate Option as to which an interest election has not been made prior to the deadline for delivery of a notice set forth above.

4.3 Interest After Default.

To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, and upon written demand by the Required Lenders:

(a) the Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.10.2 [Letter of Credit Fees] or Section 4.1 [Interest Rate Options], respectively, shall be increased by 2.0% per annum; and

(b) each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is paid in full.

The Borrower acknowledges that the increase in rates referred to in this Section 4.3 [Interest After Default] reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Administrative Agent.

4.4 LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.

4.4.1 Unascertainable.

If on any date on which a LIBOR Rate would otherwise be determined, the Administrative Agent shall have determined that:

(a) adequate and reasonable means do not exist for ascertaining such LIBOR Rate, or

(b) a contingency has occurred which materially and adversely affects the Relevant Interbank Market relating to the LIBOR Rate,

the Administrative Agent shall have the rights specified in Section 4.4.3 [Administrative Agent’s and Lender’s Rights].

4.4.2 Illegality; Increased Costs; Deposits Not Available.

If at any time any Lender shall have determined that:

(a) the making, maintenance or funding of any Loan to which a LIBOR Rate Option applies has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

(b) such LIBOR Rate Option will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan, or

(c) after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan, or to banks generally, to which a LIBOR Rate Option applies, respectively, are not available to such Lender with respect to such Loan, or to banks generally, in the interbank eurodollar market, then the Administrative Agent shall have the rights specified in Section 4.4.3 [Administrative Agent’s and Lender’s Rights].

4.4.3 Administrative Agent’s and Lender’s Rights.

In the case of any event specified in Section 4.4.1 [Unascertainable] above, the Administrative Agent shall promptly so notify the Lenders and the Borrower thereof, and in the case of an event specified in Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available] above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Administrative Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Borrower to select, convert to or renew a LIBOR Rate Option shall be suspended until the Administrative Agent shall have later notified the Borrower, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrative Agent makes a determination under Section 4.4.1 [Unascertainable] and the Borrower has previously notified the Administrative Agent of its selection of, conversion to or renewal of a LIBOR Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Lender notifies the Administrative Agent of a determination under Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available], the Borrower shall, subject to the Borrower’s indemnification Obligations under Section 5.9 [Indemnity], as to any Loan of the Lender to which a LIBOR Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 5.6 [Prepayments]. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

4.5 Selection of Interest Rate Options.

If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Loans under the LIBOR Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], the Borrower shall be deemed to have selected an Interest Period of one month, commencing upon the last day of the existing Interest Period.

4.6 Successor LIBOR Rate Index.

(a) If either the Administrative Agent determines (which determination shall be final and conclusive, absent manifest error) or the Required Lenders notify the Administrative Agent (with a copy to Borrower) that the Required Lenders have determined that either (x) (i) the circumstances set forth in Section 4.4.1 [Unascertainable] have arisen and are unlikely to be temporary, or (ii) the circumstances set forth in Section 4.4.1 [Unascertainable] have not arisen but the applicable supervisor or administrator (if any) of the LIBOR Rate or an Official Body having jurisdiction over the Administrative Agent has made a public statement identifying the specific date after which the LIBOR Rate shall no longer be used for determining interest rates for loans (either such date under this clause (x), a “LIBOR Termination Date”), or (y) a rate other than the LIBOR Rate has become a widely recognized benchmark rate for newly originated loans in Dollars (or for amendments to syndicated loans currently being executed) in the U.S. market, then the Administrative Agent may (in consultation with the Borrower and subject to the Borrower’s consent, not to be unreasonably withheld or delayed) choose a replacement index for the LIBOR Rate (the “Replacement Index”) and make adjustments to the Applicable Margin (provided that the Applicable Margins shall not be decreased) and related amendments to this Agreement as referred to below.

(b) The Administrative Agent and the Borrower shall enter into an amendment to this Agreement (such amendment, the “Replacement Index Amendment”) to reflect the Replacement Index (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), the adjusted margins and such other related amendments as may be appropriate, in the discretion of the Administrative Agent (and subject to the Borrower’s consent, not to be unreasonably withheld or delayed), for the implementation and administration of the Replacement Index-based rate, including any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest (provided that, for the avoidance of doubt, no such amendment shall include a reduction of the Applicable Margins). Notwithstanding anything to the contrary in this Agreement or the other Loan Documents (including Section 11.1 [Modifications, Amendments or Waivers]), the Replacement Index Amendment shall become effective without any further action or consent of any other party to this Agreement at 5:00 p.m. New York City time on the fifth (5th) Business Day after the date a draft of the Replacement Index Amendment is provided to the Lenders, unless the Administrative Agent receives, on or before such fifth (5th) Business Day, a written notice from the Required Lenders stating that such Lenders object to the Replacement Index Amendment.

(c) Selection of the Replacement Index, adjustments to the applicable margins and related amendments to this Agreement will be determined with due consideration to any evolving or the then-current market practices for determining and implementing a rate of interest for newly originated loans in the United States and loans converted from a LIBOR Rate-based rate to a replacement index-based rate.

(d) Until the Replacement Index Amendment reflecting the Replacement Index in accordance with this Section 4.6 [Successor LIBOR Rate Index] is effective, each advance, conversion and renewal of a Loan under the LIBOR Rate Option will continue to bear interest with reference to the LIBOR Rate; provided however, that if the Administrative Agent determines (which determination shall be final and conclusive, absent manifest error) that a LIBOR Termination Date has occurred, then the Administrative Agent will promptly so notify the Borrower and each Lender. Following the LIBOR Termination Date, (i) all Loans as to which the LIBOR Rate Option would otherwise apply shall automatically be converted to the Base Rate Option until such time as the Replacement Index Amendment is implemented and (ii) the LIBOR component shall no longer be utilized in determining the Base Rate.

(e) Notwithstanding anything to the contrary contained herein, if at any time the Replacement Index is less than zero, at such times, such index shall be deemed to be zero for purposes of this Agreement.

5. PAYMENTS

5.1 Payments.

All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Administrative Agent’s Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 1:00 p.m. on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the account of the Swingline Lender with respect to the Swing Loans and for the ratable accounts of the Lenders with respect to the Revolving Credit Loans in U.S. Dollars and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds; provided that in the event payments are received by 1:00 p.m. by the Administrative Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders interest at the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders. The Administrative Agent’s and each Lender’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an “account stated.”

5.2 Pro Rata Treatment of Lenders.

Each Borrowing Tranche shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal, interest, Commitment Fees, Letter of Credit Fees, or other fees (except for the Administrative Agent’s Fee and the fees payable to the Issuing Lender pursuant to Section 2.10.2 [Letter of Credit Fees]) or amounts due from the Borrower hereunder to the Lenders with respect to the Revolving Credit Commitments and the Loans, shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Section 4.4.3 [Administrative Agent’s and Lender’s Rights] in the case of an event specified in Section 4.4 [LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available], Section 5.6.2 [Replacement of a Lender] or Section 5.7 [Increased Costs]) be payable ratably among the Lenders entitled to such payment in accordance with the amount of principal, interest, Commitment Fees, Letter of Credit Fees, and other fees or amounts then due to such Lender as set forth in this Agreement. Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrower of principal, interest, fees or other amounts from the Borrower with respect to Swing Loans shall be made by or to the Swingline Lender according to Section 2.11 [Borrowings to Repay Swing Loans].

5.3 Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff, counterclaim or banker’s lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than the pro rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and

(ii) the provisions of this Section 5.3 shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of the Loan Documents or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 5.3 [Sharing of Payments by Lenders] shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

5.4 Presumptions by Administrative Agent.

Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

5.5 Interest Payment Dates.

Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on each Payment Date. Interest on Loans to which the LIBOR Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on each date that falls every three (3) Months after the beginning of such Interest Period. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Expiration Date, upon acceleration or otherwise).

5.6 Prepayments.

5.6.1 Right to Prepay.

So long as the Borrower has repaid any unreimbursed LC Disbursements, the Borrower shall have the right at its option from time to time to prepay the Loans in whole or part, without premium or penalty (except as provided in Section 5.6.2 [Replacement of a Lender] below, in Section 5.7 [Increased Costs] and Section 5.9 [Indemnity]). Whenever the Borrower desires to prepay any part of the Loans, it shall provide a prepayment notice to the Administrative Agent by 1:00 p.m. at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans to which the LIBOR Rate Option applies or no later than 11:00 a.m. on the date of prepayment of Swing Loans and Revolving Credit Loans to which the Base Rate Option applies, setting forth the following information:

(a) the date, which shall be a Business Day, on which the proposed prepayment is to be made;

(b) a statement indicating the application of the prepayment between the Revolving Credit Loans and Swing Loans;

(c) a statement indicating the application of the prepayment between Loans to which the Base Rate Option applies and Loans to which the LIBOR Rate Option applies; and

(d) the total principal amount of such prepayment, which shall not be less than the lesser of (x) the aggregate principal amount of all outstanding Loans or (y) $100,000 for any Swing Loan or $5,000,000 for any Revolving Credit Loan and increments of $5,000,000 in excess thereof.

All prepayment notices shall be irrevocable, except that any notice of voluntary prepayment may state that such notice is conditional upon the consummation of a financing transaction, in which case such notice of prepayment may be revoked or delayed by the Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 4.4.3 [Administrative Agent’s and Lender’s Rights], if the Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied (i) first to Swing Loans and then to Revolving Credit Loans; and (ii) after giving effect to the allocations in clause (i) above first to Loans to which the Base Rate Option applies, then to Loans to which the LIBOR Rate Option applies. Any prepayment hereunder shall be subject to the Borrower’s obligation to indemnify the Lenders under Section 5.9 [Indemnity].

5.6.2 Replacement of a Lender.

In the event any Lender (a) gives notice under Section 4.4 [LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available], (b) requests compensation under Section 5.7 [Increased Costs], or requires the Borrower to pay any Indemnified Taxes or additional amount to any Lender or any Official Body for the account of any Lender pursuant to Section 5.8 [Taxes], (c) is a Defaulting Lender, or (d) is a Non-Consenting Lender referred to in Section 11.1.4 [Non-Consenting Lenders], then in any such event the Borrower may, at its sole expense, upon notice to such Lender and the Administrative Agent, either:

(a) prepay the Loans and Participation Advances of such Lender in whole, together with all interest accrued thereon and any accrued fees and all other amounts payable to such Lender hereunder and under the other Loan Documents (including any amounts under Section 5.9 [Indemnity]), and terminate such Lender’s Commitment; or

(b) at its sole expense, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.8 [Successors and Assigns]), all of its interests, rights (other than existing rights to payments pursuant to Sections 5.7 [Increased Costs] or 5.8 [Taxes]) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i) the Borrower or such assignee shall have paid to the Administrative Agent the assignment fee specified in Section 11.8.2(d) [Assignment and Assumption Agreement];

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Participation Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.9 [Indemnity]) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 5.7.1 [Increased Costs Generally] or payments required to be made pursuant to Section 5.8 [Taxes], such assignment will result in a reduction in such compensation or payments thereafter; and

(iv) such assignment does not conflict with applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each Lender agrees that, if the Borrower elects to replace such Lender in accordance with this Section 5.6.2 [Replacement of a Lender], it shall promptly execute and deliver to the Administrative Agent an Assignment and Assumption Agreement to evidence the assignment and shall deliver to the Administrative Agent any Note (if Notes have been issued in respect of such Lender’s Loans) subject to such Assignment and Assumption Agreement; provided that the failure of any such Lender to execute an Assignment and Assumption Agreement shall not render such assignment invalid, and such assignment shall be recorded in the Register if all other requirements of such assignments have been satisfied.

5.6.3 Designation of a Different Lending Office.

If any Lender requests compensation under Section 5.7 [Increased Costs], or the Borrower is or will be required to pay any Indemnified Taxes or additional amounts to any Lender or any Official Body for the account of any Lender pursuant to Section 5.8 [Taxes], then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.7 [Increased Costs] or Section 5.8 [Taxes], as the case may be, in the future, and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

5.6.4 Mandatory Prepayments.

(a) If at any time the Revolving Facility Usage exceeds the Borrowing Base (other than as a result of a reduction of the Borrowing Base in accordance with Section 2.9(e) [Borrowing Base]), the Borrower shall take one or more of the actions required by Section 5.11 [Borrowing Base Deficiency], which may include making mandatory prepayments of the Revolving Credit Loans.

(b) If at any time the Revolving Facility Usage is in excess of the Revolving Credit Commitments (as used in this Section 5.6.4(b), a “deficiency”), the Borrower shall immediately make a principal payment on the Loans sufficient to cause the principal balance of the Loans then outstanding to be equal to or less than the Revolving Credit Commitments then in effect. If a deficiency cannot be eliminated pursuant to this Section 5.6.4(b) by prepayment of the Revolving Credit Loans as a result of outstanding Letter of Credit Obligations, the Borrower shall also deposit cash collateral with the Administrative Agent, to be held by the Administrative Agent to secure such outstanding Letter of Credit Obligations.

(c) In the event a Borrowing Base Deficiency occurs as a result of a reduction in the Borrowing Base in accordance with Section 2.9(e) [Borrowing Base], the Borrower shall prepay the Loans (and after all Loans are repaid in full, Cash Collateralize Letter of Credit Obligations) within one Business Day of the date of effectiveness of such reduction, to the extent necessary to eliminate such Borrowing Base Deficiency.

(d) All prepayments required pursuant to this Section 5.6.4 [Mandatory Prepayments] shall first be applied among the Interest Rate Options to the principal amount of the Loans subject to the Base Rate Option, then to Loans subject to a LIBOR Rate Option. In accordance with Section 5.9 [Indemnity], the Borrower shall indemnify the Lenders for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied against Loans subject to a LIBOR Rate Option on any day other than the last day of the applicable Interest Period. Any prepayment of Loans pursuant to this Section 5.6.4 or Section 8.2.17(a) [Anti-Hoarding] shall be accompanied by interest accrued on such Loans.

5.7 Increased Costs.

5.7.1 Increased Costs Generally.

If any Change in Law shall:

(a) impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the Issuing Lender;

(b) subject any Lender or the Issuing Lender to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Loan under the LIBOR Rate Option made by it, or its other obligations, deposits, reserves, other liabilities or capital attributable thereto, or change the basis of Taxation of payments to such Lender or the Issuing Lender in respect thereof (except for Indemnified Taxes and any Excluded Taxes); or

(c) impose on any Lender, the Issuing Lender or the Relevant Interbank Market any other condition, cost or expense (other than Taxes) affecting this Agreement or any Loan under the LIBOR Rate Option made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Recipient of making, converting to, continuing or maintaining any Loan under the LIBOR Rate Option (or of maintaining its obligation to make any such Loan), or to increase the cost to such Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Recipient, the Borrower will pay to such Recipient such additional amount or amounts as will compensate such Recipient for such additional costs incurred or reduction suffered.

5.7.2 Capital Requirements.

If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered.

5.7.3 Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans.

A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in Sections 5.7.1 [Increased Costs Generally] or Section 5.7.2 [Capital Requirements] and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

5.7.4 Delay in Requests.

Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section 5.7 [Increased Costs] shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section 5.7 [Increased Costs] for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

5.8 Taxes.

5.8.1 Payments Free of Taxes.

All payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Taxes; provided that if any Loan Party or any other applicable withholding agent shall be required by applicable Law to deduct any Taxes from such payments, then (i) if the Tax in question is an Indemnified Tax, the sum payable by the applicable Loan Party shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.8 [Taxes]) each Lender (or, in the case of a payment made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deductions been made (provided that, if the applicable withholding agent in respect of an Indemnified Tax is a Person other than a Loan Party or the Administrative Agent (e.g., a Lender), the additional amounts required to be paid by a Loan Party under this clause (i) in respect of such Tax shall not be greater than the additional amounts such Loan Party would have been obligated to pay had such Loan Party made payment of such sum directly to the applicable beneficial owner of such payment, provided further, that such Tax would not have been an Excluded Tax had such beneficial owner been a Lender hereunder and had complied with Section 5.8.5 [Status of Lenders]), (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall timely pay the full amount deducted to the relevant Official Body in accordance with applicable Law.

5.8.2 Payment of Other Taxes by the Borrower.

Without limiting the provisions of Section 5.8.1 [Payments Free of Taxes] above, the Borrower shall timely pay any Other Taxes to the relevant Official Body in accordance with applicable Law.

5.8.3 Indemnification by the Borrower.

The Borrower shall indemnify the Administrative Agent and each Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.8 [Taxes]) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

5.8.4 Evidence of Payments.

As soon as practicable after any payment of any Taxes by the Borrower to an Official Body, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

5.8.5 Status of Lenders.

(a) Each Lender that is entitled to an exemption from or reduction of withholding Tax with respect to any payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. Each such Lender shall, whenever a lapse in time or change in circumstances renders any such documentation (including any specific documentation required below in this Section 5.8.5 [Status of Lenders] obsolete, expired or inaccurate in any respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(b) Without limiting the generality of the foregoing:

(i) Each Foreign Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(A) two (2) duly completed valid originals of IRS Form W-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(B) two (2) duly completed valid originals of IRS Form W-8ECI (or any successor forms),

(C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and that no payments in connection with any Loan Document are effectively connected with such Foreign Lender’s conduct of a U.S. trade or business (a “United States Tax Compliance Certificate”) and (y) two duly completed valid originals of IRS Form W-8BEN or W-8BEN-E (or any successor forms),

(D) to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or a participating Lender), two (2) duly completed valid originals of IRS Form W-8IMY (or any successor forms) of the Foreign Lender, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, United States Tax Compliance Certificate, Form W-9, Form W-8IMY or any other required information (or any successor forms) from each beneficial owner that would be required under this Section 5.8.5 [Status of Lenders] if such beneficial owner were a Lender, as applicable (provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Foreign Lender on behalf of such direct or indirect partner(s)), or

(E) two (2) duly completed valid originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower to determine the withholding or deduction required to be made.

(ii) Each Lender that is a “United States person” as defined in section 7701 of the Code shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent) two (2) originals of an IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding.

(iii) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their FATCA obligations, to determine whether such Lender has or has not complied with such Lender’s FATCA obligations and to determine the amount, if any, to deduct and withhold from such payment.

(c) Notwithstanding any other provision of this Section 5.8.5 [Status of Lenders], a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver.

(d) Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 5.8.5 [Status of Lenders].

5.8.6 Refunds.

If the Administrative Agent or any Lender receives a refund of any Indemnified Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 5.8 [Taxes], it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 5.8 [Taxes] with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes imposed with respect to such refund) of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Official Body with respect to such refund); provided that such Loan Party, upon the request of the Administrative Agent or such Lender, shall repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Official Body) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Official Body. This Section 5.8 [Taxes] shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

5.8.7 Definition of Lender.

For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 5.8 [Taxes], include any Issuing Lender and any Swingline Lender.

5.8.8 Administrative Agent Forms.

The Administrative Agent (and any assignee or successor) will deliver, to the Borrower, on or prior to the date on which it becomes a party to this Agreement, either (i) (A) two (2) executed copies of IRS Form W-8ECI with respect to any amounts payable to the Administrative Agent for its own account and (B) two (2) duly completed copies of IRS Form W-8IMY (certifying that it is either a “qualified intermediary” or a “U.S. branch” that agrees to be treated as a United States person with respect to payments made to and on behalf of the Lenders) for the amounts the Administrative Agent receives for the account of others, or (ii) two (2) executed copies of IRS Form W-9, whichever is applicable. Notwithstanding anything to the contrary in this Section 5.8.8, the Administrative Agent shall not be required to deliver any documentation that the Administrative Agent is not legally eligible to deliver as a result of any Change in Law after the date hereof.

5.9 Indemnity.

In addition to the compensation or payments required by Section 5.7 [Increased Costs] or Section 5.8 [Taxes], the Borrower shall indemnify each Lender against all liabilities, losses, claims, damages or expenses (including loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Lender sustains or incurs as a consequence of any:

(a) payment, prepayment, conversion or renewal of any Loan to which a LIBOR Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

(b) attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.5 [Loan Requests] or Section 4.2 [Interest Periods] or notice relating to prepayments under Section 5.6 [Prepayments],

(c) default by the Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder, or

(d) the assignment of any Revolving Credit Loans under the LIBOR Rate Option other than on the last day of the Interest Period as a result of a request by the Borrower pursuant to Section 5.6.2 [Replacement of a Lender]; provided, however, that with respect to this clause (d), the Borrower shall not be required to indemnify any Defaulting Lender whose Revolving Credit Loans are being replaced as a result of a request by the Borrower pursuant to Section 5.6.2 [Replacement of a Lender].

If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Lender ten (10) Business Days after such notice is given.

5.10 Settlement Date Procedures.

In order to minimize the transfer of funds between the Lenders and the Administrative Agent, the Borrower may borrow, repay and reborrow Swing Loans and the Swingline Lender may make Swing Loans as provided in Section 2.1.2 [Swing Loans] hereof during the period between Settlement Dates. The Administrative Agent shall notify each Lender of its Ratable Share of the total of the Revolving Credit Loans and the Swing Loans (each a “Required Share”). On such Settlement Date, each Lender shall pay to the Administrative Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Administrative Agent shall pay to each Lender its Ratable Share of all payments made by the Borrower to the Administrative Agent with respect to the Revolving Credit Loans. The Administrative Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and on dates on which mandatory prepayments are due under Section 5.6.4 [Mandatory Prepayments] and may at its option effect settlement on any other Business Day. These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 5.10 [Settlement Date Procedures] shall relieve the Lenders of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.1.2 [Swing Loans]. The Administrative Agent may at any time at its option for any reason whatsoever require each Lender to pay immediately to the Administrative Agent such Lender’s Ratable Share of the outstanding Revolving Credit Loans and each Lender may at any time require the Administrative Agent to pay immediately to such Lender its Ratable Share of all payments made by the Borrower to the Administrative Agent with respect to the Revolving Credit Loans.

5.11 Borrowing Base Deficiency.

(a) If the Revolving Facility Usage ever exceeds the Borrowing Base (other than in the circumstances where Section 5.6.4(c) [Mandatory Prepayments] applies), the Borrower shall, within ten (10) days after receipt of written notice of such condition from the Administrative Agent, elect by written notice to the Administrative Agent to take one or more of the following actions to eliminate the Borrowing Base Deficiency:

(i) within 30 days (or such later date as is acceptable to the Administrative Agent in its sole discretion) after the Borrower’s notice of such election, deliver to the Administrative Agent Mortgages on additional Oil and Gas Properties reasonably acceptable to the Administrative Agent and the Syndication Agent, together with Required Title Information on such additional Oil and Gas Properties, each in form and substance satisfactory to the Administrative Agent, such that, upon such delivery, the Borrowing Base Deficiency is cured; or

(ii) either (a) within 30 days following the delivery of such notice, prepay Loans in an aggregate principal amount equal to such Borrowing Base Deficiency or (b) eliminate such Borrowing Base Deficiency by making six (6) consecutive, mandatory, equal, monthly prepayments of principal on the Revolving Credit Loans, each of which shall be in the amount of 1/6th of the amount of such Borrowing Base Deficiency, commencing on the first Business Day of the first calendar month following the delivery of such notice and continuing on the first Business Day of each calendar month thereafter. If the Revolving Credit Loans have been repaid in full and a Borrowing Base Deficiency still exists, the Borrower shall Cash Collateralize the Letter of Credit Obligations such that the Borrowing Base Deficiency is eliminated within a period of 30 days after the Revolving Credit Loans have been repaid in full.

(b) Each prepayment pursuant to this Section 5.11 [Borrowing Base Deficiency] shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment.

6. REPRESENTATIONS AND WARRANTIES

The Loan Parties, jointly and severally, represent and warrant to the Administrative Agent and each of the Lenders as follows:

6.1 Organization and Qualification.

Each Loan Party is a corporation, partnership or limited liability company duly organized (in the case of the Borrower, in a United States jurisdiction), validly existing and in good standing (if the concept of “good standing” is recognized under the laws of the applicable jurisdiction with respect to such Loan Party) under the laws of its jurisdiction of organization. Each Loan Party has the lawful power to own or lease its properties and to conduct its business in which it is currently engaged, except where the failure to have such power would not reasonably be expected to result in any Material Adverse Change. Each Loan Party is duly licensed or qualified and in good standing in each jurisdiction listed on Schedule 6.1 and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary except to the extent that the failure to be so duly licensed or qualified or in good standing would not reasonably be expected to result in any Material Adverse Change.

6.2 EEA Financial Institutions.

No Loan Party is an EEA Financial Institution.

6.3 Subsidiaries.

As of the Amendment No. 3 Effective Date, Schedule 6.3 states the name of each Subsidiary of the Borrower, its jurisdiction of incorporation, the issued and outstanding shares (referred to herein as the “Subsidiary Shares”) and the owners thereof if it is a corporation, its outstanding partnership interests (the “Partnership Interests”) if it is a partnership, its outstanding limited liability company interests, interests assigned to managers thereof and the voting rights associated therewith (the “LLC Interests”) if it is a limited liability company, identifies each Subsidiary as either a Restricted Subsidiary or an Unrestricted Subsidiary and for each Restricted Subsidiary whether or not it is a Guarantor and, if it is not a Guarantor, the clause in the definition of “Excluded Subsidiaries” applicable to such Restricted Subsidiary. There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or LLC Interests except as indicated on Schedule 6.3.

6.4 Power and Authority.

Each Loan Party has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

6.5 Validity and Binding Effect.

This Agreement has been duly and validly executed and delivered by each Loan Party, and each other Loan Document which any Loan Party is required to execute and deliver has been duly executed and delivered by such Loan Party. This Agreement and each other Loan Document constitutes legal, valid and binding obligations of each Loan Party which is a party thereto, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance.

6.6 No Conflict.

Neither the execution and delivery of this Agreement or the other Loan Documents to which it is a party by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party, (ii) any material Law, instrument, order, writ, judgment, injunction or decree to which any Loan Party is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party (other than Liens granted under the Loan Documents) or (iii) the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any material property or assets of such Loan Party or any of the Restricted Subsidiaries (other than Liens created under the Loan Documents and Liens permitted hereunder) pursuant to the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other instrument to which such Loan Party or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound (any such term, covenant, condition or provision, a “Contractual Requirement”), except that certain consents may be required under various contracts and agreements in connection with any attempt to assign such various contracts and agreements pursuant to the assertion of remedies under the Loan Documents.

6.7 Litigation.

There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Responsible Officer of the Borrower, threatened against any Loan Party at law or equity before any Official Body or arbitrator that individually or in the aggregate would reasonably be expected to result in any Material Adverse Change. To the knowledge of any Responsible Officer of the Borrower, none of the Loan Parties is in violation of any order, writ, injunction or any decree of any Official Body that would reasonably be expected to result in any Material Adverse Change.

6.8 Title to Properties.

(a) Each Loan Party has good and marketable title to or valid leasehold interest in all properties, assets and other rights constituting Borrowing Base Properties, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases or conveyance instrument; provided that a Loan Party shall not be in breach of the foregoing (i) in the event that it fails to own a valid fee or leasehold interest which, either considered alone or together with all other such valid fee or leaseholds that it fails to own, is not material to the current Reserve Report, (ii) as a result of certain title defects and exceptions, if the Loan Parties are working to cure such title defects and exceptions as provided for in Section 8.1.18 [Title Information] until such time as such title defects and exceptions are cured by the Loan Parties or waived by the Administrative Agent (or Lenders) as provided by such Section, or (iii) the Borrowing Base has been or is in the process of being adjusted pursuant to Section 8.1.18(c) [Title Information].

(b) Each Loan Party has good and marketable title to or valid leasehold interest in all properties, assets and other rights, which it purports to own or lease or which are reflected as owned or leased on its books and records (other than Borrowing Base Properties), free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases or conveyance instrument, except to the extent that the failure to hold such title or interest, either alone or together with all other title defects, would not reasonably be expected to result in a Material Adverse Change.

6.9 Financial Statements.

(a) Historical Statements. The Borrower has delivered to the Administrative Agent copies of its audited consolidated year-end financial statements as of December 31, 2018 and 2017 and for the fiscal years then ended (the “Historical Statements”). The Historical Statements were compiled from the books and records maintained by management of the Borrower and its Subsidiaries, are correct and complete in all material respects and fairly represent the consolidated financial condition of the Borrower and its Subsidiaries as of their dates and their results of operations and cash flows for the fiscal periods specified and have been prepared in accordance with GAAP consistently applied.

(b) Financial Projections. The Borrower has delivered to the Administrative Agent financial projections (including balance sheets and statements of operation and cash flows) for the period from the Amendment No.1 Effective Date through 2023 (broken out on a quarterly basis for the first year after the Amendment No. 1 Effective Date and annually thereafter) derived from various assumptions of the Borrower’s management (the “Financial Projections”). The Financial Projections have been, and all financial projections that are delivered pursuant to Section 8.3.7(f) [Budgets, Forecasts, Other Reports and Information] will be, prepared in good faith based upon reasonable assumptions; it being understood that financial projections are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, and that no assurance can be given that the financial projections will be realized.

(c) Accuracy of Financial Statements. Neither the Borrower nor any of its Subsidiaries has any material liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Historical Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrower or any of its Subsidiaries that would reasonably be expected to cause a Material Adverse Change. Since December 31, 2018, no Material Adverse Change has occurred.

6.10 Use of Proceeds.

The Loan Parties intend to use the proceeds of the Loans in accordance with Section 8.1.11 [Use of Proceeds].

6.11 Liens in the Collateral.

(a) Security Interests. The Security Agreement is effective to create valid Lien and security interests in the Collateral described therein in favor of the Collateral Agent for the benefit of the Secured Parties. Except to the extent that the Loan Parties are not required to perfect Liens in certain Collateral pursuant to this Agreement or the Security Agreement, the Liens and security interests granted to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement in the Collateral (of the type that can be perfected under the Uniform Commercial Code or by filing with the United States Patent and Trademark Office or United States Copyright Office), subject to the actions described in the following sentence, constitute and will continue to constitute legal, valid and enforceable first-priority security interests, subject to Permitted Liens and the proviso set forth in Section 6.8(a) [Title to Properties], under the Uniform Commercial Code as in effect in each applicable jurisdiction or other applicable Law entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or such Law. Upon the due filing of financing statements relating to said security interests in each office and in each jurisdiction where required in order to perfect the security interests described above, the filing of the Patent, Trademark and Copyright Security Agreement with the United States Patent and Trademark Office and United States Copyright Office, taking possession of any stock certificates or other certificates evidencing the Pledged Securities, and upon the taking of possession or control by the Collateral Agent of the Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by this Agreement or the Security Agreement), all such action as is necessary or advisable to perfect the Lien in favor of the Collateral Agent with respect to the Collateral described above will have been taken except to the extent that the Loan Parties are not required to perfect Liens in certain Collateral pursuant to this Agreement or the Security Agreement. All filing fees and other expenses in connection with each such action have been or will be paid by the Borrower.

(b) Mortgage Liens. Subject to the qualifications and limitations set forth expressly in the Mortgages and in the proviso set forth in Section 6.8(a) [Title to Properties], the Liens granted to the Collateral Agent pursuant to each Mortgage constitute a legal, valid and enforceable first priority Lien on the Real Property under applicable law, subject only to Permitted Liens. Schedule 1.1(R) sets forth a complete and accurate list as of the Amendment No. 4 Effective Date of (x) Proved Reserves that constitute no less than eighty-five percent (85%) of the total present value of all Proved Reserves included in the Borrowing Base and (y) Proved Developed Producing Reserves that constitute no less than eighty-five percent (85%) of the PV10 value of all Proved Developed Producing Reserves included in the Borrowing Base.

(c) Pledged Securities. All Equity Interests included in the Pledged Securities to be pledged pursuant to the Security Agreement are or will be upon issuance validly issued and nonassessable and owned beneficially and of record by the pledgor free and clear of any Lien or restriction on transfer, except for nonconsensual Permitted Liens, Liens contemplated by clause (5) of the definition of “Permitted Liens” and inchoate Permitted Liens that do not have priority over the Liens granted under the Loan Documents and as otherwise provided by the Security Agreement and except as the right of the Lenders to dispose of such Equity Interests may be limited by the Securities Act and the regulations promulgated by the SEC thereunder and by applicable state securities laws. There are no shareholder or other agreements or understandings other than partnership agreements, limited liability company agreements or operating agreements, with respect to the Equity Interests included in the Pledged Securities, except as described on Schedule 6.11. As of the Closing Date, the Loan Parties have delivered true and correct copies of such partnership agreements and limited liability company agreements to the Administrative Agent pursuant to Section 7.1.1(b)(iii) [Secretary’s Certificate].

6.12 Full Disclosure.

(a) Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to any Agent or any Lender in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition, or results of operations of the Loan Parties taken as a whole that has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Agents and the Lenders prior to or at the date hereof in connection with the transactions contemplated hereby or prior to or at the Amendment No.1 Effective Date in connection with the transactions contemplated thereby.

(b) As of the Amendment No. 1 Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

6.13 Taxes.

All material federal, state, local and other Tax returns required to have been filed with respect to each Loan Party have been filed, and payment or adequate provision has been made for the payment of all material Taxes, fees, assessments and other governmental charges (including in its capacity as withholding agent), except to the extent that such Taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. There are no agreements or waivers extending the statutory period of limitations applicable to any material federal income Tax return of any Loan Party for any period.

6.14 Consents and Approvals.

Except for the filings or recordings required pursuant to Section 7.1.1(j) [Security Documents], no consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is necessary to authorize or permit the execution, delivery or performance of this Agreement and the other Loan Documents or for the validity or enforceability hereof or thereof.

6.15 No Event of Default; Compliance with Instruments.

No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default. None of the Loan Parties is in violation of (i) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents, or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would reasonably be expected to result in a Material Adverse Change.

6.16 Patents, Trademarks, Copyrights, Licenses, Permits, Etc.

The Borrower and the Restricted Subsidiaries own or possess all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, Required Permits and rights, without known or actual conflict with the rights of others, necessary for the Borrower and the Restricted Subsidiaries, taken as a whole, to own and operate their properties and to carry on their businesses as presently conducted and planned to be conducted by them, except where the failure to so own or possess with or without such conflict would reasonably be expected to result in a Material Adverse Change.

6.17 Solvency.

The Loan Parties, taken as a whole, are Solvent. On the Closing Date, on the Amendment No. 1 Effective Date, at the time of each borrowing of the Loans, the issuance of the Letters of Credit (including extensions, renewals and amendments thereof) and at the time of selection of, renewal of or conversion to an Interest Rate Option, the Loan Parties, taken as a whole, shall be Solvent after giving effect to the transactions contemplated by the Loan Documents and any incurrence of Indebtedness and all other Obligations.

6.18 Producing Wells.

All producing wells that constitute part of the Borrowing Base Properties: (a) have been, during all times that any such wells were operated by any Loan Party or its Affiliates, and (b) to the knowledge of the Loan Parties, have been at all other times, drilled, operated and produced in conformity with all applicable Laws, are subject to no penalties on account of past production, and are bottomed under and are producing from, and the well bores are wholly within, the Borrowing Base Properties, or on Oil and Gas Properties which have been pooled, unitized or communitized with the Borrowing Base Properties, except to the extent that any noncompliance with the representations set forth in this Section 6.18 [Producing Wells] would not reasonably be expected to result in a Material Adverse Change.

6.19 Insurance.

Schedule 9 of the Perfection Certificate is a copy of the insurance certificate of the Borrower and Restricted Subsidiaries that lists all material insurance policies of the Borrower and the Restricted Subsidiaries as of the Closing Date, all of which are valid and in full force and effect as of the Closing Date. Such policies provide adequate insurance coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of the Borrower and the Restricted Subsidiaries in accordance with prudent business practice in the industry of the Borrower and the Restricted Subsidiaries.

6.20 Compliance with Laws.

The Borrower and its Subsidiaries are in compliance with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.25 [Environmental Matters]) in all jurisdictions in which the Borrower or any of its Subsidiaries is presently or will be doing business, except where the failure to do so would not reasonably be expected to result in a Material Adverse Change.

6.21 Material Contracts; Burdensome Restrictions.

Except to the extent that the failure to be in full force and effect would not reasonably be expected to result in a Material Adverse Change, all Material Contracts of each Loan Party are in full force and effect. None of the Loan Parties is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which would reasonably be expected to result in a Material Adverse Change.

6.22 Investment Companies; Regulated Entities.

None of the Loan Parties is an “investment company” registered or required to be registered under the Investment Company Act of 1940 or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940 and shall not become such an “investment company” or under such “control.” None of the Loan Parties is subject to any other Law limiting its ability to incur Indebtedness for borrowed money.

6.23 ERISA Compliance.

Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Change:

(a) each Pension Plan and Multiemployer Plan is in compliance with the applicable provisions of ERISA, the Code and other Laws (except that with respect to any Multiemployer Plan, such representation is deemed made only to the knowledge of the Borrower);

(b) the Borrower and each ERISA Affiliate have met all applicable minimum funding requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained;

(c) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code and Section 303(d)(2) of ERISA) is 80% or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances which would cause the funding target attainment percentage for any such plan to drop below 80% as of the most recent valuation date;

(d) with respect to any Multiemployer Plan to which the Borrower or its ERISA Affiliates contribute, the Borrower has not been notified of an “accumulated funding deficiency” (within the meaning of Section 412 of the Code) or that application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made;

(e) there has been no nonexempt “prohibited transaction” (as defined in Section 406 of ERISA) or violation of the fiduciary responsibility rules with respect to any Pension Plan;

(f) no ERISA Event has occurred or is reasonably expected to occur; and

(g) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

6.24 Employment Matters.

Each of the Loan Parties is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, except where the failure to comply would not reasonably be expected to constitute a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Loan Parties which in any case would constitute a Material Adverse Change.

6.25 Environmental Matters.

Except as disclosed in the Borrower’s Annual Report on Form 10-K for the year ended December 31, 2017, or as otherwise could not reasonably be expected to have a Material Adverse Change:

(a) The Borrower and its Subsidiaries, their operations, facilities and properties are and for the past three years have been in compliance with all Environmental Laws.

(b) The facilities and properties currently owned, leased or operated by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower or any of its Subsidiaries, formerly owned, leased or operated by the Borrower or any of its Subsidiaries (the “Properties”), do not contain any Hazardous Materials in amounts or concentrations which (i) constitute or constituted a violation of Environmental Law by, or (ii) could reasonably be expected to give rise to any Environmental Liability for, the Borrower or any of its Subsidiaries.

(c) Neither the Borrower nor any of its Subsidiaries has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding compliance with or other liabilities under Environmental Laws, including any with regard to their activities at any of the facilities and properties currently owned, leased or operated by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower or any of its Subsidiaries, formerly owned, leased or operated by the Borrower or any of its Subsidiaries or the business currently or formerly operated by the Borrower or any of its Subsidiaries, or any prior business for which the Borrower or any of its Subsidiaries is subject to liability under any Environmental Law.

(d) Hazardous Materials have not been transported or Released from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability for the Borrower or any of its Subsidiaries under, any applicable Environmental Law, nor have any Hazardous Materials been generated, treated, stored or Released by or on behalf of the Borrower or any of its Subsidiaries at, on, from or under any of the facilities and properties currently owned, leased or operated by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower or any of its Subsidiaries, formerly owned, leased or operated by the Borrower or any of its Subsidiaries in violation of any Environmental Law or in a manner that could reasonably be expected to give rise to Environmental Liability for the Borrower or any of its Subsidiaries.

6.26 Anti-Terrorism Laws.

(a) (i) No Covered Entity and no director or officer of any Covered Entity, nor, to the knowledge of the Borrower, any employees or agents of any Covered Entity, is a Sanctioned Person, and (ii) no Covered Entity and no director or officer of any Covered Entity, nor, to the knowledge of the Borrower, any employees or agents of any Covered Entity, either in its own right or through any third party, (a) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law, (b) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (c) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

(b) No Covered Entity, no director or officer of any Covered Entity, nor, to the knowledge of the Borrower, any employees or agents of any Covered Entity, is doing business in violation of any Anti-Corruption Laws.

6.27 Gas Imbalances.

There are no gas imbalances, take or pay obligations, or other prepayments with respect to any Oil and Gas Properties that would require the Borrower or any Restricted Subsidiary to deliver Hydrocarbons produced from their respective Oil and Gas Properties at some future time without then or promptly thereafter receiving full payment therefor which would exceed 250,000 m.c.f. in the aggregate.

7. CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

The obligation of each Lender to make Loans, of an Issuing Lender to issue Letters of Credit hereunder, and of the Swingline Lender to make Swing Loans is subject to the following conditions:

7.1 First Loans and Letters of Credit.

7.1.1 Deliveries.

On the Closing Date, the Administrative Agent shall have received each of the following, in form and substance reasonably satisfactory to the Administrative Agent:

(a) Officer’s Certificate. A certificate of each of the Loan Parties signed by a Responsible Officer, dated the Closing Date stating that (i) each of the representatives and warranties of the Loan Parties are true and accurate on and as of the Closing Date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), (ii) no Event of Default or Potential Default exists and (iii) since December 31, 2017, no Material Adverse Change has occurred.

(b) Secretary’s Certificate. A certificate dated the Closing Date and signed by an Authorized Officer of each of the Loan Parties, certifying:

(i) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party (or its managing general partner, managing member or equivalent) authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date;

(ii) the names of the officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of such Loan Party for purposes of this Agreement and the true signatures of such officers, on which the Administrative Agent, the Issuing Lenders, and each Lender may conclusively rely; and

(iii) copies of its organizational documents, including its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement as in effect on the Closing Date, recently certified by the appropriate state official where such documents are filed in a state office, together with recently dated certificates from the appropriate state officials as to the continued existence and good standing of such Loan Party in each state where organized.

(c) Delivery of Loan Documents. This Agreement, each of the other Loan Documents and the Perfection Certificate signed by an Authorized Officer of each of the Loan Parties party thereto.

(d) Opinions of Counsel.

(i) A written opinion of Latham & Watkins LLP, counsel to the Loan Parties (who may rely on the opinions of such other counsel as may be acceptable to the Administrative Agent), dated the Closing Date, addressed to the Lenders, the Issuing Lenders, the Swingline Lender and the Agents, substantially in the form provided to the Agents prior to the Closing Date.

(ii) Written opinions of counsel covering matters under the laws of Virginia and West Virginia, who shall be selected by the Loan Parties and reasonably acceptable to the Administrative Agent, dated the Closing Date, addressed to the Lenders, the Issuing Lenders, the Swingline Lender and the Agents, substantially in the form provided to the Agents prior to the Closing Date.

(e) Legal Details. All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance reasonably satisfactory to the Administrative Agent and its counsel, and the Administrative Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, as the Administrative Agent or its counsel may reasonably request.

(f) Insurance. Evidence that adequate insurance required to be maintained under the Loan Documents is in full force and effect and evidence in the form of insurance certificates and endorsements that the Collateral Agent is named as an additional insured (in the case of liability) and loss payee (in the case of property) in the Loan Parties’ insurance policies.

(g) Evidence of Filing. UCC financing statements in appropriate form for filing under the UCC and such other documents under applicable requirements of Law in each jurisdiction as may be necessary or appropriate or, in the reasonable opinion of the Administrative Agent or Collateral Agent, desirable to perfect the Liens created, or purported to be created, by the Security Documents.

(h) Existing Credit Agreement. The Borrower shall have prepaid, or shall concurrently with the effectiveness and initial borrowings under this Agreement prepay, in full all amounts outstanding under the Existing Credit Agreement, including all unpaid principal, interest, breakage fees and all other fees and charges thereunder as of the Closing Date. Each Lender that was a lender under the Existing Credit Agreement, by execution of this Agreement, waives all notice of prepayment of loans under the Existing Credit Agreement.

(i) Title to Gas Properties. The Administrative Agent shall have received the Required Title Information.

(j) Security Documents. Subject to Section 8.1.20 [Post-Closing Matters], each of the Security Documents shall have been signed by an Authorized Officer, and to the extent required under applicable requirements of Law, such Security Documents shall be properly recorded or filed with the applicable recording or filing offices and be in proper form for such recording.

(k) Lien Searches. The lien searches listed on Schedule 7.1.1(k) shall have been completed, and the Administrative Agent shall be satisfied with the results thereof.

(l) Pledged Securities. Except as set forth on Schedule 8.1.20, all certificates, agreements or instruments representing or evidencing the Pledged Securities accompanied by instruments of transfer and stock powers undated and endorsed in blank have been delivered to the Collateral Agent.

(m) Other Documentation. All other certificates, agreements, including instruments necessary to perfect the Collateral Agent’s security interest (to the extent required by the Security Documents) in all Chattel Paper, Instruments and Investment Property (as each such term is defined in the Security Agreement) of each Loan Party have been delivered or assigned to the Collateral Agent.

(n) Officer’s Certificate as to Proved Reserves. The Administrative Agent shall have received an updated certificate of a Responsible Officer that meets the requirements of Section 8.3.8(c) [Borrower’s Certificate as to Proved Reserves and Proved Gas Collateral] and references this Agreement.

(o) Solvency Certificate. A certificate of the chief financial officer of the Borrower stating that, after giving effect to the Transactions, the Loan Parties, taken as a whole, are Solvent.

(p) Financial Statements. The Administrative Agent shall have received the Historical Statements and the Financial Projections.

7.1.2 Payment of Fees.

The Borrower shall have paid or caused to be paid to the Agents, the Lead Arrangers and the Lenders to the extent not previously paid, all fees payable on or before the Closing Date (including upfront fees) and all costs and expenses for which the Agents are entitled to be reimbursed, including the reasonable fees and expenses of Cahill Gordon & Reindel LLP.

7.1.3 USA PATRIOT Act.

The Administrative Agent shall have received, at least three (3) Business Days prior to the Closing Date (or such later date satisfactory to the Administrative Agent), all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including but not restricted to the USA PATRIOT Act to the extent requested at least ten (10) Business Days prior to the Closing Date.

7.2 Each Additional Loan or Letter of Credit.

At the time of making any Loans or issuing any Letters of Credit (or amendments or extensions thereto) and after giving effect to the proposed extensions of credit:

(a) the representations and warranties of the Loan Parties contained in Section 6 [Representations and Warranties] and in the other Loan Documents shall be true and correct in all material respects on and as of the date of the making of any Loan Request, any Swing Loan Request and the making of such additional Loan or the issuance such Letter of Credit (or amendments or extensions thereto) with the same effect as though such representations and warranties had been made on and as of such date (except that (i) any representation and warranty that is already qualified as to materiality shall be true and correct in all respects as so qualified and (ii) representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein);

(b) no Event of Default or Potential Default shall have occurred and be continuing;

(c) the Revolving Facility Usage shall not exceed the lesser of (i) the Borrowing Base and (ii) the Revolving Credit Commitments;

(d) the Borrower shall have delivered to the Administrative Agent a duly executed and completed Loan Request or to the applicable Issuing Lender the Issuer Documents for a Letter of Credit, as the case may be; and

(e) the aggregate amount of Excess Balance Sheet Cash will not exceed $150,000,000.

Each request for the making of any Loans or issuance of any Letters of Credit and each issuance, amendment, renewal, increase or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in clauses (a), (b) and (c) of this Section 7.2.

8. COVENANTS

8.1 Affirmative Covenants.

The Loan Parties, jointly and severally, covenant and agree that until Payment in Full of the Loans and Reimbursement Obligations and interest thereon, expiration or termination of all Letters of Credit, and satisfaction of all of the Loan Parties’ other Obligations under the Loan Documents and termination of the Commitments, the Loan Parties shall comply at all times with the following affirmative covenants:

8.1.1 Preservation of Existence, Etc.

Each of the Borrower and the Restricted Subsidiaries shall maintain (i) its legal existence as a corporation, limited partnership or limited liability company and (ii) its license or qualification and good standing, in each case, in each jurisdiction in which its failure to so qualify, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Change, except as otherwise expressly permitted by Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions].

8.1.2 Payment of Liabilities, Including Taxes, Etc.

Each of the Borrower and the Restricted Subsidiaries shall duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable (including extensions), including all Taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including Taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to pay or discharge any such liabilities would not result in any additional liability which would adversely affect to a material extent the financial condition of the Borrower and the Restricted Subsidiaries, taken as a whole, or which would materially and adversely affect the Collateral; provided that the Loan Parties will pay all such liabilities forthwith upon the commencement of proceedings to enforce any Lien which may have attached as security therefor or take other action as is required to suspend such enforcement action unless such Lien otherwise qualifies as a Permitted Lien.

8.1.3 Maintenance of Insurance.

(a) The Borrower and the Restricted Subsidiaries shall insure their properties and assets against loss or damage by fire and such other insurable hazards (including flood, fire, property damage, workers’ compensation, business interruption and public liability insurance) and against other risks, and in such amounts as similar properties and assets, as are commonly insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary. At the request of the Collateral Agent, the Borrower shall deliver to the Collateral Agent (x) annually an original certificate of insurance signed by its independent insurance broker describing and certifying as to the existence of the insurance on the Collateral required to be maintained by this Agreement and the other Loan Documents, together with a copy of the endorsement described in the next sentence attached to such certificate and (y) from time to time a summary schedule indicating all commercial insurance then in force with respect to the Borrower and the Restricted Subsidiaries. Such policies of insurance shall contain the necessary endorsements or policy language, which shall (i) specify the Collateral Agent on behalf of the Secured Parties as an additional insured on the liability policies and mortgagee and lender loss payee as their interests may appear on the property policies, with the understanding that any obligation imposed upon the insured (including the liability to pay premiums) shall be the sole obligation of the Borrower and the Restricted Subsidiaries and not that of the additional insured, (ii) provide that the interest of the Collateral Agent, under the lender’s loss payable endorsement in a form similar to the form provided on the Closing Date or pursuant to Section 8.1.20 [Post-Closing Matters], shall be insured regardless of any breach or violation by the Borrower or any of its Subsidiaries of any warranties, declarations or conditions contained in such policies or any action or inaction of the Borrower or any of its Subsidiaries, (iii) provide a waiver of any right of the insurers to set off or counterclaim or any other deduction, whether by attachment or otherwise (to the extent that the Loan Parties are able on a commercially reasonable efforts basis to obtain such waiver from the insurers), (iv) provide that no cancellation of such policies for any reason (including non-payment of premium) nor any change therein shall be effective until at least ten (10) days after notification to the Collateral Agent of such cancellation or change, (v) be primary without right of contribution of any other liability insurance carried by or on behalf of any additional insureds with respect to their respective interests in the Collateral, and (vi) provide that inasmuch as any liability policy covers more than one insured, all terms, conditions, insuring agreements and endorsements (except limits of liability) shall operate as if there were a separate policy covering each insured.

(b) If a Casualty Event occurs, the Borrower shall promptly notify the Administrative Agent of such event and the estimated (or actual, if available) amount of such loss.

8.1.4 Maintenance of Properties and Equipment.

(a) Each Loan Party shall maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those material properties and equipment that are necessary to operate Borrowing Base Properties, and from time to time, such Loan Party will make or cause to be made, in a reasonably diligent fashion, all appropriate repairs thereof. In particular, each Loan Party shall operate or cause to be operated its Borrowing Base Properties in a manner similar to a reasonable and prudent operator.

(b) The Borrower and the Restricted Subsidiaries shall (x) maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those material properties and equipment useful or necessary to their businesses and (y) make or cause to be made, in a reasonably diligent fashion, all appropriate repairs, renewals or replacements thereof, in each case if the failure to so maintain, repair, renew or replace the same would reasonably be expected to constitute a Material Adverse Change.

8.1.5 Maintenance of Patents, Trademarks, Etc.

The Borrower and the Restricted Subsidiaries shall maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, rights, privileges, permits, consents, approvals and other authorizations necessary or desirable for the ownership and normal operation of their properties and business if the failure so to maintain the same would constitute a Material Adverse Change.

8.1.6 Visitation Rights.

The Borrower and the Restricted Subsidiaries shall permit any of the officers or authorized employees or representatives of any Agent or any Lender (so long as no Event of Default has occurred and is continuing, at such Agent’s or Lender’s expense) to visit and inspect their properties during normal business hours and to examine (including, without limitation, any field examinations) and make excerpts from their books and records and discuss their business affairs, finances and accounts with their officers, all in such detail and at such times and as often as any of the Lenders may reasonably request; provided that each Lender shall provide the Borrower and the Administrative Agent with reasonable notice prior to any visit or inspection, all such visits and inspections shall be made in accordance with the standard safety, visit, and inspection procedures of the Borrower and the Restricted Subsidiaries and no such visit or inspection shall interfere with their normal business operation. In the event any Lender desires to conduct an audit of the Borrower or any Restricted Subsidiary, such Lender shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Administrative Agent.

8.1.7 Keeping of Records and Books of Account.

The Borrower and the Restricted Subsidiaries shall maintain and keep proper books of record and account which enable the Borrower to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws, and in which full, true and correct entries shall be made in all material respects of all their dealings and business and financial affairs. Without limiting the generality of the foregoing, the Borrower and the Restricted Subsidiaries shall maintain adequate allowances on their books in accordance with GAAP for (i) future costs associated with any lung disease claim alleging pneumoconiosis or silicosis or arising out of exposure or alleged exposure to coal dust or the coal mining environment, (ii) future costs associated with retiree and health care benefits, (iii) future costs associated with reclamation of disturbed acreage, removal of facilities and other closing costs in connection with its mining activities and (iv) future costs associated with other potential Environmental Liabilities.

8.1.8 Further Assurances.

Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Lien on the Collateral in favor of the Collateral Agent for the benefit of the Secured Parties as a continuing first priority perfected Lien, subject only to Permitted Liens, and shall do such other acts and things as the Administrative Agent in its reasonable discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce the Collateral Agent’s rights and remedies thereunder with respect to the Collateral.

8.1.9 Additional Guarantors.

If (i) the Borrower forms or acquires, directly or indirectly, any Subsidiary (other than an Excluded Subsidiary) or (ii) any Subsidiary that was an Excluded Subsidiary ceases to be an Excluded Subsidiary, the Borrower shall cause such Subsidiary to join this Agreement within 30 days after the date of acquisition or formation of such Subsidiary or within 30 days after the date any Subsidiary that was an Excluded Subsidiary ceases to be an Excluded Subsidiary (in each case, or such longer period as the Administrative Agent may agree in its reasonable discretion) as a Guarantor by delivering to the Administrative Agent and Collateral Agent, as applicable, (A) a signed Guarantor Joinder, (B) documents in the forms described in Sections 7.1.1(b), (c), (d) (if requested by the Administrative Agent), (f), (g), (k), (l) and (m) [Deliveries], and 8.1.17 [Collateral], modified as appropriate, and (C) documents necessary to grant and perfect Liens to the Collateral Agent for the benefit of the Secured Parties in the Collateral held by such Subsidiary. For the avoidance of doubt, such Subsidiary, and if applicable, the other Loan Parties shall execute and deliver to the Administrative Agent and the Collateral Agent such amendments or supplements to the relevant Security Documents or such other documents as the Administrative Agent or the Collateral Agent shall deem necessary or advisable to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a Lien in the property and equity of such Subsidiary to the extent required by the Loan Documents, subject to no Liens other than Permitted Liens, and shall take all actions necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the applicable Security Documents to be duly perfected in accordance with all applicable Requirements of Law to the extent required by the Loan Documents, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent.

8.1.10 Compliance with Laws.

The Borrower and its Subsidiaries shall comply with all applicable Laws (including all Environmental Laws), except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

8.1.11 Use of Proceeds.

(a) The Loan Parties will use the Letters of Credit and the proceeds of the Loans only as follows: (i) to refinance all amounts outstanding under the Existing Credit Agreement, (ii) to provide for the continuance of Letters of Credit issued thereunder, and (iii) to provide for general corporate purposes of the Borrower, the Restricted Subsidiaries, and to the extent permitted in this Agreement, the Unrestricted Subsidiaries, including Permitted Acquisitions, Permitted Business Investments, transaction fees and expenses, working capital and capital expenditures of the Borrower, the Restricted Subsidiaries, and to the extent permitted in this Agreement, the Unrestricted Subsidiaries.

(b) None of the Loan Parties engages or will engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan has been or shall be used for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System, and the Borrower shall assist the Lenders, as reasonably requested by the Administrative Agent, with the Lenders’ compliance with Regulation U as such compliance relates to the Borrower and the Loans, including by providing the Administrative Agent with all documents, forms and certificates reasonably requested by the Administrative Agent in relation thereto.

8.1.12 Subordination of Intercompany Loans.

Each Loan Party shall cause any Indebtedness, loans or advances owed by any Loan Party to any Restricted Subsidiary that is not a Guarantor to be subordinated pursuant to the terms of the Intercompany Subordination Agreement.

8.1.13 Anti-Terrorism Laws; Anti-Corruption Laws.

(a) (i) No Covered Entity, nor to the knowledge of the Borrower, any directors, officers or employees of any Covered Entity, will become a Sanctioned Person, (ii) no Covered Entity, either in its own right or through any third party, nor to the knowledge of the Borrower, any of a Covered Entity’s directors, officers or employees, will (1) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (2) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (3) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (4) use the Loans or Letters of Credit to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person or in any manner that would cause a violation of the Anti-Terrorism Laws by any party to this Agreement, (iii) the funds used to repay the Obligations will not be derived from any unlawful activity, (iv) each Covered Entity shall comply with all Anti-Terrorism Laws in all material respects and (v) the Borrower shall promptly notify the Administrative Agent in writing upon the occurrence of a Reportable Compliance Event.

(b) No part of the proceeds of any Loans shall be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Laws.

8.1.14 Compliance with Certain Contracts.

(a) The Borrower and the Restricted Subsidiaries will pay or cause to be paid and discharged all material rentals, delay rentals, royalties, production payment, and indebtedness required to be paid by the Borrower and the Restricted Subsidiaries (or required to keep unimpaired in all material respects the rights of the Borrower and the Restricted Subsidiaries in Gas Properties) accruing under, and perform or cause to be performed in all material respects each and every act, matter, or thing required of such party by, each and all of the assignments, deeds, leases, subleases, easements, rights of way, distribution, gathering and other pipeline agreements, contracts, and agreements relating to any of the Gas Properties and do all other things necessary of such party to keep unimpaired in all material respects the rights of such party thereunder and to prevent the forfeiture thereof or default thereunder; except (x) nothing in this Agreement shall be deemed to require the Borrower or any Restricted Subsidiary to (i) perpetuate or renew any oil and gas lease or other lease by payment of rental or delay rental or by commencement or continuation of operations nor to prevent any Loan Party from abandoning or releasing any oil and gas lease or other lease or well thereon when, in any of such events, in the opinion of the affected Loan Party exercised in good faith, it is not in the best interest of such Loan Party to perpetuate the same or (ii) make any payments under dispute so long as the validity and amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as provisions for adequate reserves in accordance with GAAP shall have been made on the books of the affected Loan Party and (y) with respect to Gas Properties other than Borrowing Base Properties, where such failure would not reasonably be expected to result in a Material Adverse Change.

(b) The Borrower and the Restricted Subsidiaries shall maintain and materially comply with the terms and conditions of all Material Contracts, the nonperformance of which would reasonably be expected to result in a Material Adverse Change.

8.1.15 Certain Additional Assurances Regarding Maintenance and Operations of Properties.

With respect to those Borrowing Base Properties which are being operated by operators other than the Borrower or any Restricted Subsidiary, neither the Borrower nor any Restricted Subsidiary shall be obligated to perform any undertakings contemplated by the covenants and agreement contained in Section 8.1.14 [Compliance with Certain Contracts] that any Responsible Officer of the Borrower or any Restricted Subsidiary reasonably believes are (a) performable only by such operators or (b) beyond the control of the Borrower and the Restricted Subsidiaries; however, the Borrower agrees to promptly take, or cause to be taken, all reasonable actions available under any operating agreements or otherwise to bring about the performance of any such material undertakings required to be performed thereunder.

8.1.16 [Reserved].

8.1.17 Collateral.

(a) Pursuant to the Loan Documents, the Loan Parties shall grant, or cause to be granted, to the Collateral Agent, for the benefit of the Secured Parties, a first priority lien and security interest, subject only to Permitted Liens:

(i) on the date hereof and, with respect to any Equity Interests acquired after the Closing Date, not later than the applicable deadline specified in Section 8.1.9 [Additional Guarantors] (or such longer period as reasonably acceptable to the Administrative Agent), in all Equity Interests owned by the Loan Parties;

(ii) not later than 30 days (or such longer period as reasonably acceptable to the Administrative Agent) after the delivery of each Reserve Report, in Proved Gas Collateral; and

(iii) on the date hereof and with respect to any Person that becomes a Subsidiary (other than an Excluded Subsidiary) after the Closing Date or any Subsidiary that ceases to be an Excluded Subsidiary, not later than the applicable deadline specified in Section 8.1.9 [Additional Guarantors] (or such longer period as reasonably acceptable to the Administrative Agent), in all of the other assets of the Loan Parties (except as excluded or limited above or below or as excluded or limited in any other Loan Document) (including all minerals extracted from the ground, accounts receivable, inventory, chattel paper, intellectual property and other general intangibles, equipment, Applicable Accounts and other investment property whether owned on the Closing Date or subsequently acquired) and products and proceeds of the foregoing.

(b) Notwithstanding the foregoing, Liens will not be required on any of the following (collectively, the “Excluded Assets”):

(i) any Excluded Property;

(ii) any Proved Reserves other than Proved Gas Collateral;

(iii) Excluded Accounts described in clauses (i), (ii) and (iii) of the definition of “Excluded Accounts”;

(iv) any right, title and interests in and to any Manufactured (Mobile) Home (as defined in the applicable Flood Laws), and any Buildings;

(v) motor vehicles (and other assets covered by certificates of title or ownership) and Letter-of-Credit Rights (as defined in the UCC in the State of New York), in each case, except to the extent the security interest in such assets can be perfected by the filing of an “all assets” UCC financing statement;

(vi) Commercial Tort Claims (as defined in the UCC) that do not exceed $10,000,000 in the aggregate for all Pledgors;

(vii) assets owned by any Pledgor on the Closing Date or hereafter acquired and any proceeds thereof that are subject to a Lien permitted by clause (10) in the definition of “Permitted Liens” to the extent and for so long as the contract or other agreement in which such Lien is granted (or the documentation providing for the Capital Lease Obligations, equipment lease or purchase money obligation subject to such Lien) validly prohibits the creation of any other Lien on such assets and proceeds;

(viii) those assets over which the granting of security interests in such assets would be prohibited by (1) any contract in effect on the Closing Date and listed on Schedule 8.2.15 or Schedule 8.2.16 (or, as to any assets acquired after the Closing Date in an acquisition permitted hereunder, in effect at the time of acquisition thereof and not entered into in contemplation thereof) or (2) applicable law or regulation or to the extent that such security interests would require obtaining the consent of any governmental or regulatory authority, but only to the extent and for so long as a grant of a security interest therein in favor of the Collateral Agent would (x) violate or invalidate such contract, cause the acceleration or the termination thereof or create a right of termination in favor of any other party thereto (other than the Borrower or any of its Subsidiaries) or (y) violate such applicable law or regulation or require such consent;

(ix) any intent-to-use trademark application to the extent and for so long as creation by a Pledgor of a security interest therein would result in the loss by such Pledgor of any material rights therein;

(x) except for Equity Interests of Foreign Subsidiaries to the extent required pursuant to Section 8.1.17(a) [Collateral], any foreign collateral or credit support;

(xi) any Voting Stock of any CFC or CFC Holdco in excess of 65% of the total voting power of all outstanding Voting Stock of such Subsidiary, it being understood that any Equity Interests constituting “stock entitled to vote” within the meaning of Treasury Regulation Section 1.956-2(c)(2) shall be treated as Voting Stock for purposes of this clause (xi);

(xii) Equity Interests of (x) any Excluded Subsidiary (other than a Foreign Subsidiary or a CFC Holdco), (y) any Unrestricted Subsidiary or (z) any Person that is not a Subsidiary;

(xiii) assets owned by any Pledgor on the Closing Date or hereafter acquired and any proceeds thereof as to which the Borrower reasonably determines (and the Collateral Agent agrees in writing (which may be by e-mail)) that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby;

(xiv) any permit or license issued by an Official Body to any Pledgor or any agreement to which any Pledgor is a party, in each case, only to the extent and for so long as the terms of such permit, license or agreement or any requirement of Law applicable thereto, validly prohibit the creation by such Pledgor of a security interest in such permit, license or agreement in favor of the Collateral Agent;

(xv) any right, title and interests in and to all locomotives, rail cars and rolling stock now or hereafter owned or leased by the Loan Parties;

(xvi) any right, title and interests in and to any ship, boat or other vessel; and

(xvii) the Loan Parties’ timber to be cut other than to the extent encumbered by any Mortgage;

provided that clauses (vii), (viii) and (xiv) shall be after giving effect to applicable provisions of the Uniform Commercial Code of any applicable jurisdiction or other applicable law, and shall not include proceeds and receivables of assets described in such clauses, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction notwithstanding the prohibition described in such clause.

(c) If reasonably requested by the Administrative Agent, contemporaneously with any such grant of a security interest and lien on any Proved Gas Collateral after the date hereof, to the extent that any Mortgage and as-extracted UCC filing is being recorded in a jurisdiction in which local counsel opinions have not previously been delivered, or to the extent such opinion is otherwise reasonably requested by the Administrative Agent, the Loan Parties shall provide to the Administrative Agent a local counsel opinion in form and substance satisfactory to the Administrative Agent with respect to such Mortgage and as-extracted UCC filing.

(d) No actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required to be taken (x) to create any security interests in assets located or titled outside of the U.S. or (y) to perfect or make enforceable any security interests in any assets (other than delivery of Equity Interests of any Foreign Subsidiary pursuant to Section 8.1.17) (it being understood that no security agreements or pledge agreements governed under the laws of any non U.S. jurisdiction shall be required).

(e) No Loan Party shall effect any change (i) in any Loan Party’s legal name, (ii) in the location of any Loan Party’s chief executive office, (iii) in any Loan Party’s identity or organizational structure, (iv) in any Loan Party’s Federal Taxpayer Identification Number or organizational identification number, if any, or (v) in any Loan Party’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until (A) it shall have given the Collateral Agent and the Administrative Agent not less than 5 days’ prior written notice, or such lesser notice period agreed to by the Collateral Agent, of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Collateral Agent or the Administrative Agent may reasonably request and (B) it shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral, if applicable. Each Loan Party agrees to promptly provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the preceding sentence.

8.1.18 Title Information.

(a) Notwithstanding anything set forth herein or in the other Loan Documents to the contrary, on or prior to the Closing Date, the Borrower shall satisfy the Minimum Title Requirement with respect to the Borrowing Base Properties evaluated by the Reserve Report delivered to the Lenders prior to the Closing Date. Additionally, on or before the delivery to the Administrative Agent and the Lenders of each Reserve Report delivered after the Closing Date, the Borrower will deliver the Required Title Information covering enough of the Proved Reserves included in the Borrowing Base Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that, together with the Required Title Information previously delivered to the Administrative Agent, the Minimum Title Requirement is satisfied with respect to the Borrowing Base Properties evaluated by such Reserve Report.

(b) At any time that the Borrower has provided the Required Title Information for Proved Gas Collateral under Section 8.1.18(a) [Title Information] or under Section 5.11(a)(i) [Borrowing Base Deficiency], the Borrower shall, within the Title Cure Period with respect to any title defects or exceptions on any such Proved Gas Collateral or additional Oil and Gas Property, either (i) cure to the reasonable satisfaction of the Administrative Agent any such title defects or exceptions (including defects or exceptions as to priority) which are not Permitted Liens raised by such information, (ii) substitute acceptable Proved Reserves with no title defects or exceptions except for Permitted Liens, or (iii) deliver additional Required Title Information so that, together with the Required Title Information previously delivered to the Administrative Agent, the Minimum Title Requirement is satisfied with respect to the Borrowing Base Properties evaluated by the then current Reserve Report.

(c) If the Borrower does not cure any title defect requested by the Administrative Agent or the Lenders to be cured within the Title Cure Period or the Borrower does not satisfy the Minimum Title Requirement with respect to the Borrowing Base Properties evaluated by the then current Reserve Report, such failure shall not be an Event of Default, but instead the Syndication Agent and/or the Required Borrowing Base Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Syndication Agent or the Required Borrowing Base Lenders. To the extent that the Syndication Agent or the Required Borrowing Base Lenders are not satisfied with title to any Proved Gas Collateral after the Title Cure Period has elapsed, such unacceptable Proved Gas Collateral shall not count towards the Minimum Title Requirement, and the Administrative Agent may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by the Required Borrowing Base Lenders to cause the Borrower to be in compliance with the Minimum Title Requirement with respect to the Borrowing Base Properties included in such Borrowing Base as so reduced. This new Borrowing Base shall become effective immediately after receipt of such notice.

8.1.19 Maintenance of Permits.

The Borrower and the Restricted Subsidiaries shall maintain all Required Permits in full force and effect in accordance with their terms except where the failure to do so would not reasonably be expected to result in a Material Adverse Change.

8.1.20 Post-Closing Matters.

The Loan Parties will execute and deliver to the Administrative Agent the documents and complete the tasks set forth on Schedule 8.1.20, within the time frames set forth therein, unless otherwise waived or extended by the Administrative Agent in its sole discretion.

8.1.21 Accounts.

(a) No Loan Party shall establish or maintain an Applicable Account unless it is subject to a Control Agreement; provided that, in the case of any Applicable Account acquired pursuant to a Permitted Acquisition (and which Applicable Account was not established in contemplation of such acquisition), so long as such acquiring Loan Party provides the Administrative Agent with written notice of the existence of such Applicable Account within five (5) Business Days following the date of such acquisition (or such later date as the Administrative Agent may agree in its sole discretion), such Loan Party will have sixty (60) days following the date of such acquisition (or such later date as the Administrative Agent may agree in its discretion; provided that any extension of more than thirty (30) additional days shall require the consent of the Required Lenders) to cause such Applicable Account to be subject to a Control Agreement. Subject to Section 8.1.20 [Post-Closing Matters], as of the date hereof, all Applicable Accounts are subject to a valid and perfected first priority security interest in favor of the Collateral Agent and are subject to a Control Agreement.

(b) Each Loan Party shall maintain, and shall cause each of its Subsidiaries to maintain, at all times its Applicable Accounts with the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender (a “Permitted Account Counterparty”); provided that in the case of any Applicable Account acquired pursuant to a Permitted Acquisition (and which Applicable Account was not established in contemplation of such acquisition) and not maintained with a Permitted Account Counterparty, the foregoing prohibition shall not apply until the date which is sixty (60) days after such Permitted Acquisition (or such later date as the Administrative Agent may agree in its discretion; provided that any extension of more than thirty (30) additional days shall require the consent of the Required Lenders).

8.2 Negative Covenants.

The Loan Parties, jointly and severally, covenant and agree that until Payment in Full of the Loans and Reimbursement Obligations and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties’ other Obligations hereunder and termination of the Commitments, the Loan Parties shall comply with the following negative covenants:

8.2.1 Indebtedness.

The Borrower shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, incur, assume or otherwise become liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness, and the Borrower will not issue any Disqualified Stock and will not permit any Restricted Subsidiary to issue any Preferred Stock, except:

(a) Indebtedness under the Loan Documents;

(b) Indebtedness existing on the Closing Date and set forth on Schedule 8.2.1, and Refinancing Indebtedness of such Indebtedness;

(c) Indebtedness owed by (i) a Loan Party to another Loan Party, (ii) a Restricted Subsidiary that is not a Loan Party to another Restricted Subsidiary that is not a Loan Party, (iii) a Restricted Subsidiary to a Loan Party and (iv) any Loan Party to a Restricted Subsidiary that is not a Loan Party; provided that (x) any Indebtedness pursuant to clause (iii) is permitted by Section 8.2.4 [Loans and Investments] and (y) any Indebtedness pursuant to clause (iv) is subordinated to the extent required by, and in accordance with, Section 8.1.12 [Subordination of Intercompany Loans];

(d) Indebtedness represented by mortgage financings, purchase money obligations or other Indebtedness, in each case incurred for the purpose of financing all or any part of the price or cost of acquisition, design, construction, installation, development, repair or improvement of plant, property or equipment used in the business of the Borrower or any Restricted Subsidiary, and Capital Lease Obligations, and Refinancing Indebtedness of any of the foregoing, in an aggregate amount, when taken together with the outstanding amount of all other Indebtedness or Refinancing Indebtedness incurred pursuant to this clause (d), not to exceed at any time outstanding under this clause (d) $200,000,000;

(e) Indebtedness of any Person that becomes a Restricted Subsidiary after the Closing Date as permitted by this Agreement, which Indebtedness is existing at the time such Person becomes a Restricted Subsidiary (and was not incurred in connection with or in contemplation of such Person’s becoming a Subsidiary of the Borrower) in an aggregate amount not to exceed $25,000,000 at any time outstanding;

(f) Indebtedness under Swap Agreements permitted under Section 8.2.12 [Swaps];

(g) Indebtedness in respect of self-insurance obligations or bid, plugging and abandonment, appeal, reimbursement, performance, reclamation, employment, surety and similar obligations and completion guarantees provided by or for the account of the Borrower or any Restricted Subsidiary in the ordinary course of business, and any Guaranties and letters of credit functioning as or supporting any of the foregoing in the ordinary course of business;

(h) Permitted Marketing Obligations;

(i) in-kind obligations relating to oil or natural gas balancing positions arising in the ordinary course of business;

(j) [reserved];

(k) liability in respect of the Indebtedness of any Unrestricted Subsidiary or any Joint Venture in an aggregate amount not to exceed $25,000,000 at any time outstanding; provided that, in the case of Indebtedness of an Unrestricted Subsidiary, (i) such liability shall arise only as a result of the pledge of (or a Guaranty limited in recourse solely to) Equity Interests in such Unrestricted Subsidiary held by the Borrower or a Restricted Subsidiary to secure such Indebtedness and (ii) such Indebtedness shall be Non-Recourse Debt;

(l) Indebtedness of the Borrower or any Restricted Subsidiary or the issuance of any Disqualified Stock by the Borrower or Preferred Stock by any Restricted Subsidiary in an aggregate amount not exceeding, at any one time outstanding, $50,000,000;

(m) (x) Permitted Unsecured Notes; provided that (i) unless the requirement for such reduction is waived in writing by the Required Lenders, the Borrowing Base shall be reduced by an amount equal to 25% of the aggregate principal amount of such Indebtedness, effective immediately upon issuance of such Permitted Unsecured Notes, (ii) the Borrower shall comply with

Section 5.6.4(c) [Mandatory Prepayments] after giving effect to such reduction in the Borrowing Base and (iii) the Borrower shall be in compliance, on a Pro Forma Basis, with the Leverage Maintenance Covenant, and the Borrower shall deliver to the Administrative Agent prior to the incurrence of the Permitted Unsecured Notes an Officer’s Certificate certifying compliance with the requirements of this clause (iii) and setting forth calculations in reasonable detail showing such compliance; and (y) Refinancing Indebtedness in respect of the Indebtedness referred to in clause (x) or this clause (y); and

(n) Indebtedness of one or more Loan Parties secured by a Lien permitted by clause (5) of the definition of “Permitted Liens”; provided that the aggregate amount of Indebtedness under this clause (n) shall not exceed $50,000,000 at any time outstanding.

provided that in the case of clause (l), (m) or (n), at the time of and after giving effect to the incurrence of any such Indebtedness no Potential Default or Event of Default shall exist.

In the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in the clauses of the preceding paragraph, the Borrower shall, in its sole discretion, divide, classify or reclassify (or later divide, classify, redivide or reclassify) such item of Indebtedness in any manner that complies with this covenant (including splitting into multiple exceptions) and will only be required to include the amount and type of such Indebtedness in one of such clauses of the preceding paragraph.

The accrual of interest or Preferred Stock or Disqualified Stock dividends or distributions, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of Preferred Stock or Disqualified Stock as Indebtedness due to a change in accounting principles, and the payment of dividends or distributions on Preferred Stock or Disqualified Stock in the form of additional securities of the same class of Preferred Stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Preferred Stock or Disqualified Stock for purposes of this covenant.

Notwithstanding anything contained in any Loan Document, the only Indebtedness (or proceeds of Indebtedness) which may, in whole or in part, Refinance any Existing Notes shall be either Permitted Unsecured Notes, Loans or a combination of Permitted Unsecured Notes and Loans.

8.2.2 Liens.

The Borrower shall not, and shall not cause or permit any Restricted Subsidiary to, at any time, directly or indirectly, create, incur, assume or suffer to exist any Lien on any property or assets of the Borrower or any Restricted Subsidiary, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens, subject to the proviso in Section 6.8(a) [Title to Properties].

8.2.3 Designation of Unrestricted Subsidiaries.

(a) The Board of Directors of the Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary (including any newly acquired or newly formed Restricted Subsidiary at or prior to the time it is so acquired or formed but excluding any Restricted Subsidiary that was previously an Unrestricted Subsidiary), or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Potential Default or Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Borrower shall be in compliance, on a Pro Forma Basis, with the Financial Covenants and (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of any Existing Notes or any Publicly Traded Debt Securities (unless it is substantially concurrently being designated as an Unrestricted Subsidiary under such Indebtedness). Any (x) designation of a Subsidiary as an Unrestricted Subsidiary or (y) redesignation as a Restricted Subsidiary will be evidenced to the Administrative Agent by delivering to the Administrative Agent a copy of a Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the requirements of this Section 8.2.3. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower or the relevant Restricted Subsidiary (as applicable) therein at the date of designation in an amount equal to the Fair Market Value of Borrower’s or such relevant Restricted Subsidiary’s (as applicable) investment therein, as determined in good faith by the Borrower or such relevant Restricted Subsidiary, and the Investment resulting from such designation must otherwise be permitted under Section 8.2.4 [Loans and Investments]. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time.

(b) No Unrestricted Subsidiary shall:

(1) have any Indebtedness other than Non-Recourse Debt;

(2) except as permitted by Section 8.2.8 [Affiliate Transactions], be party to any agreement, contract, arrangement or understanding with the Borrower or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower;

(3) be a Person with respect to which either the Borrower or any Restricted Subsidiary has any direct or indirect obligation (x) to subscribe for additional Equity Interests (except pursuant to an Investment that would be permitted hereunder at the time such obligation is incurred and such Investment is made) or (y) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; or

(4) Guaranty or otherwise directly or indirectly provide credit support for any Indebtedness of the Borrower or any Restricted Subsidiary (other than pursuant to the Guaranty Agreement), except to the extent such Guaranty would be and is released upon such designation as an Unrestricted Subsidiary.

8.2.4 Loans and Investments.

The Borrower shall not, and shall not cause or permit any Restricted Subsidiary to, at any time, directly or indirectly, make or suffer to remain outstanding any Investment or become or remain liable for any Investments, except:

(a) (i) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business and (ii) loans or advances to officers, directors or employees made in the ordinary course of business; provided that such loans and advances to all such officers, directors and employees do not exceed an aggregate amount of $5,000,000 outstanding at any time;

(b) Temporary Cash Investments;

(c) any transaction permitted under Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions] (including any Permitted Acquisition);

(d) in connection with the management of employee benefit trust funds of the Borrower or any Restricted Subsidiary, investment of such employee benefit trust funds in Investments of a type generally and customarily used in the management of employee benefit trust funds;

(e) such Investments consisting of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Borrower or any Restricted Subsidiary;

(f) any Investment existing on, or made pursuant to binding commitments existing on, the Closing Date and described on Schedule 8.2.4, and any Investment consisting of an extension, modification or renewal of any such Investment existing on, or made pursuant to a binding commitment existing on, the Closing Date; provided that the amount of any such Investment may be increased (i) as required by the terms of such Investment as in existence on the Closing Date or (ii) as otherwise permitted under this Section 8.2.4 [Loans and Investments];

(g) Investments (i) in any Loan Party or (ii) by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is not a Loan Party;

(h) any Investments received in compromise or resolution of (i) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Borrower or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (ii) litigation, arbitration or other disputes;

(i) other Investments in an aggregate amount not to exceed $100,000,000 at any one time outstanding;

(j) Investments made in the form of cash or Temporary Cash Investments in any Joint Venture substantially all of whose assets consist of Midstream Assets in an aggregate amount not to exceed $50,000,000 at any time outstanding; provided that no Investment in any Midstream Entity shall be made in reliance on this Section 8.2.4(j);

(k) (i) cash Investments in the Equity Interests of CNX Midstream, (ii) Investments in the Equity Interests of CNX Midstream issued, assigned or otherwise transferred in connection with the cancellation of all outstanding incentive distribution rights of CNX Midstream, (iii) de minimis Investments to the extent necessary to effectuate the Midstream GP IPO and (iv) following the Midstream GP IPO, cash Investments in the Equity Interests of the Midstream GP Entity and the Equity Interests of the Midstream Public GP;

(l) Investments by a Loan Party in the form of cash in a Specified DevCo to fund a portion of any cash Capital Expenditures made by such Specified DevCo, so long as such portion does not exceed such Loan Party’s ratable percentage ownership in the outstanding Equity Interests in such Specified DevCo; provided that (i) the other holders of the Equity Interests in such Specified DevCo fund a ratable portion (based on their percentage ownership in the outstanding Equity Interests of such Specified DevCo) of such Capital Expenditures at substantially the same time as such Loan Party does, (ii) each such Investment is actually used within 60 days of the making thereof to fund such Capital Expenditures, (iii) on a Pro Forma Basis, (A) the Borrower would be in compliance with the Leverage Maintenance Covenant and (B) Availability would equal not less than 20% of Commitments and (iv) the Borrower shall deliver to the Administrative Agent prior to the making of such Investment an Officer’s Certificate certifying compliance with the requirements of clause (iii) and setting forth calculations in reasonable detail showing such compliance;

(m) Investments (i) in Foreign Subsidiaries or other Joint Ventures relating to Hydrocarbons not located within the geographical boundaries of the United States and Canada; provided Investments pursuant to this clause (i) shall not exceed $100,000,000 in the aggregate at any time and (ii) constituting the purchase or acquisition of all of the Equity Interests (not already owned by a Restricted Subsidiary) in another Person substantially all of whose assets consist of Hydrocarbon Interests; provided that Section 8.1.9 [Additional Guarantors] is complied with;

(n) Investments made with Excluded Properties;

(o) an Investment in receivables owing to the Borrower or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, including such concessionary trade terms as the Borrower or any such Restricted Subsidiary deems reasonable under the circumstances;

(p) Hedging Obligations permitted under Section 8.2.1(f) [Indebtedness];

(q) Permitted Business Investments;

(r) endorsements of negotiable instruments and documents in the ordinary course of business;

(s) any Investment (i) made as a result of the receipt of Designated Non-Cash Consideration in an aggregate amount not to exceed the Threshold Amount at any one time outstanding or (ii) consisting of limited partner units of CNX Midstream received as consideration for Dispositions pursuant to Section 8.2.7(l)(iv);

(t) (i) the contribution of all of the Equity Interests of Cardinal States Gathering Company to the other Cardinal States Companies, (ii) the designation, substantially concurrently with such contribution, of the Cardinal States Companies as Unrestricted Subsidiaries; provided that (x) substantially concurrently with such designation, one or more of the Cardinal States Companies shall incur Non-Recourse Debt and distribute, substantially concurrently with such incurrence, the net proceeds (net of (A) any amounts required to fund at the closing date of such Non-Recourse Debt the debt service reserve accounts pursuant to the documentation governing such Non-Recourse Debt, (B) amounts (not to exceed $10,000,000 in the aggregate for all Non-Recourse Debt of all the Cardinal States Companies) intended to be used for working capital purposes of the Cardinal States Companies and (C) transaction fees and expenses in connection with the incurrence of such Non-Recourse Debt) of all such Non-Recourse Debt to the Borrower or a Restricted Subsidiary and (y) the Borrower shall use such net proceeds (other than those referred to in clause (A) or (B) of immediately preceding clause (x)) as set forth on Schedule 8.2.4(t), (iii) the contribution to the Cardinal States Companies of surface leases and similar agreements related to the business of the Cardinal States Gathering Company as conducted prior to the Amendment No. 3 Effective Date and (iv) the payment, consistent with past practices, of certain expenses of the Cardinal States Companies incurred in the ordinary course of business consistent with past practices; provided that such payments shall be reimbursed by the Cardinal States Companies promptly; provided, further, that (I) no Proved Reserves shall be owned by any Cardinal States Company at the time of its designation as an Unrestricted Subsidiary, or contributed to a Cardinal States Company, pursuant to this Section 8.2.4(t) and (II) the aggregate net book value, as determined by the Borrower in good faith, of all assets owned by the Cardinal States Companies at the time of their designation as Unrestricted Subsidiaries, or contributed to a Cardinal States Company, pursuant to this Section 8.2.4(t) shall not exceed $200,000,000;

(u) Guarantees of performance or other obligations (other than for payment of Indebtedness or letter of credit reimbursement obligations) arising in the ordinary course in the Permitted Business, including obligations under oil and natural gas exploration, development, joint operating, and related agreements and licenses, concessions or operating leases related to the Permitted Business;

provided that, in the case of clause (j), (k), (l), (m), (n) or (t) after giving effect to any such Investment no Event of Default or Potential Default shall exist or shall result from any such Investment.

8.2.5 Restricted Payments.

The Borrower shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, make a Restricted Payment, except:

(a) dividends payable by the Borrower on common stock issued by the Borrower not to exceed an annual rate of $0.10 per share (such amount to be appropriately adjusted to reflect any stock split, reverse stock split, stock dividend or similar transaction occurring after the Closing Date so that the aggregate amount of dividends permitted after such transaction is the same as the amount permitted immediately prior to such transaction);

(b) [reserved];

(c) the repurchase, redemption or other acquisition or retirement for value of Equity Interests of the Borrower or any of the Restricted Subsidiaries held by any current or former officer, director or employee of the Borrower or any of the Restricted Subsidiaries (or their respective estates, heirs, family members, spouses, former spouses or beneficiaries under their estates or other permitted transferees), pursuant to the terms of any equity subscription agreement, stock option agreement, shareholders’ agreement, compensation agreement or arrangement or similar agreement; provided that the aggregate amount of such acquisitions or retirements (excluding amounts representing cancellation of Indebtedness) shall not exceed $7,000,000 in any calendar year (with any portion of such $7,000,000 amount that is unused in any calendar year to be carried forward to successive calendar years and added to such amount, provided that the amount carried forward shall not exceed $10,000,000 at any time); provided further that such amount in any calendar year may be increased by an amount not to exceed the cash proceeds of key man life insurance policies received by the Borrower after the Closing Date;

(d) the repurchase of Equity Interests deemed to occur upon the exercise of stock or other equity options to the extent such Equity Interests represent a portion of the exercise price of those stock or other equity options and any repurchase or other acquisition of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of stock options, warrants, incentives or other rights to acquire Equity Interests;

(e) payments of cash, dividends, distributions, advances or other Restricted Payments by the Borrower or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Equity Interests of any such Person;

(f) payments to dissenting stockholders of the Borrower not to exceed $5,000,000 in the aggregate made (i) pursuant to applicable law or (ii) in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets in connection with a transaction not prohibited by this Agreement;

(g) so long as no Potential Default or Event of Default shall exist or shall result therefrom, Restricted Payments; provided that (i) the Net Leverage Ratio at such time, calculated on a Pro Forma Basis, shall not be greater than 3.00:1.00 and (ii) after giving effect thereto and any incurrence of Indebtedness in connection therewith, Availability would equal not less than 15% of the Commitments;

(h) Restricted Payments (not constituting dividends by the Borrower on common stock issued by the Borrower or purchases or other acquisition or retirement for value of any Equity Interests of the Borrower) in an aggregate amount not to exceed $10,000,000 since the Closing Date;

(i) prepayment of any Subordinated Obligations with Refinancing Indebtedness thereof;

(j) repurchases of Subordinated Obligations of the Borrower or any Guarantor at a purchase price not greater than 100% of the principal amount of such Subordinated Obligations in the event of an asset disposition, in each case plus accrued and unpaid interest thereon, to the extent required by the terms of such Subordinated Obligations, but only if the Borrower has complied with and fully satisfied its obligations in accordance with Section 8.2.7 [Dispositions]; and

(k) de minimis Restricted Payments not made in cash or Temporary Cash Investments to the extent necessary to effectuate the Midstream GP IPO.

8.2.6 Liquidations, Mergers, Consolidations, Acquisitions.

The Borrower shall not, and shall not cause or permit any Restricted Subsidiary to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, effect a Division or make any acquisition described in subclause (y) of clause (b) below (including by acquisition of the Equity Interests of another Person); provided that

(a) (i) any Restricted Subsidiary may consolidate or merge into any other Restricted Subsidiary; provided that in the case of a consolidation or merger involving a Loan Party, a Loan Party is the surviving entity, (ii) any Restricted Subsidiary may consolidate or merge into the Borrower; provided that the Borrower is the surviving entity and (iii) any Restricted Subsidiary may effect a division; provided that in the event of any division of a Loan Party, all Persons resulting from such division shall be Loan Parties;

(b) the Borrower or any Restricted Subsidiary may acquire whether by purchase or by merger or consolidation, (x) Equity Interests of another Person or (y) substantially all of the assets of another Person or the assets constituting a business or division of another Person (each, a “Permitted Acquisition”); provided that each of the following requirements is met:

(i) no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition;

(ii) the Borrower shall have, after giving effect to such Permitted Acquisition, at least $200,000,000 of Liquidity; and

(iii) if the Consideration to be paid by the Restricted Subsidiaries for such Permitted Acquisition exceeds the Threshold Amount, the Restricted Subsidiaries shall deliver to the Administrative Agent before or contemporaneously with such Permitted Acquisition: (1) a certificate of the Borrower in substantially the form of Exhibit 8.2.6 evidencing (x) compliance, on a Pro Forma Basis, with the Financial Covenants and (y) compliance with the applicable requirements of clauses (b)(i) and (ii) of this Section 8.2.6 and (2) copies of any agreements entered into or proposed to be entered into by such Loan Parties in connection with such Permitted Acquisition and such other information about such Person or its assets as the Administrative Agent may reasonably require, and the Administrative Agent shall, to the extent it receives any such copies of agreements or information, provide such copies of agreements or information to the Lenders;

(c) the Borrower or any Restricted Subsidiary may make Permitted Business Investments;

(d) Dispositions permitted by Section 8.2.7 [Dispositions] and any liquidation, merger, consolidation or acquisition to effect such Disposition; provided that in the case of a consolidation or merger, the requirements of Section 8.2.6(a) [Liquidations, Mergers, Consolidations, Acquisitions] are complied with, to the extent applicable;

(e) any Restricted Subsidiary that holds only de minimis assets and is not conducting any material business may dissolve; and

(f) mergers, consolidations and acquisitions in connection with entity reorganizations to the extent necessary to effectuate the Midstream GP IPO shall be permitted, so long as after giving effect to any such merger, consolidation or acquisition, the Collateral Agent’s interest in the Collateral is not materially impaired or reduced.

8.2.7 Dispositions.

The Borrower shall not, and shall not cause or permit any Restricted Subsidiary to, make any Disposition, except:

(a) any Disposition between or among the Borrower and the Restricted Subsidiaries; provided that in the case of a consolidation or merger, the requirements of Section 8.2.6(a) [Liquidations, Mergers, Consolidations, Acquisitions] are complied with, to the extent applicable;

(b) any Disposition that constitutes a Restricted Payment permitted by Section 8.2.5 [Restricted Payments] or an Investment permitted by Section 8.2.4 [Loans and Investments];

(c) an issuance or sale of Equity Interests by a Restricted Subsidiary to the Borrower or to a Restricted Subsidiary;

(d) the sale of extracted Hydrocarbons, other mineral products or other inventory in the ordinary course of business;

(e) any Disposition of surplus, damaged, worn-out or obsolete assets in the ordinary course of business (including the abandonment or other disposition of intellectual property, including seismic data and interpretations thereof, that is, in the reasonable judgment of the Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Borrower and the Restricted Subsidiaries taken as whole);

(f) licenses and sublicenses by the Borrower or any Restricted Subsidiary of software or intellectual property, including seismic data and interpretations thereof, in the ordinary course of business;

(g) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(h) the granting of Permitted Liens and dispositions in connection with Permitted Liens;

(i) the sale or other disposition of cash or Temporary Cash Investments or other financial instruments;

(j) any Disposition of Equity Interests in an Unrestricted Subsidiary;

(k) the early termination or unwinding of any Swap Agreements;

(l) any Disposition; provided that:

(i) at the time that the definitive agreement for such Disposition is entered into, no Potential Default or Event of Default is then in existence or will result therefrom;

(ii) the Borrower is in compliance, on a Pro Forma Basis, with the Leverage Maintenance Covenant and the Borrower shall deliver to the Administrative Agent prior to the making of such Disposition an Officer’s Certificate certifying compliance with the requirements of this clause (ii) and setting forth calculations in reasonable detail showing such compliance;

(iii) the Borrower or the Restricted Subsidiary making such Disposition shall receive consideration from the Person or Persons acquiring such assets in such Disposition that is at least equal to the Fair Market Value of the assets Disposed of in such Disposition; and

(iv) at least 75% of the consideration received by the Borrower and the Restricted Subsidiary from such Disposition is in the form of cash and Temporary Cash Investments; provided that each of the following will be deemed to be cash: (1) any liabilities, as shown on the Borrower’s most recent consolidated balance sheet, of the Borrower or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Obligations or the Guaranty thereof) that are assumed by the transferee by written agreement that releases the Borrower or such Restricted Subsidiary from or indemnifies the Borrower or such Restricted Subsidiary against further liability; (2) any securities, notes or other obligations received by the Borrower or any Restricted Subsidiary from the transferee that are, within 180 days of the Disposition, converted by the Borrower or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion, (3) any Designated Non-Cash Consideration received by the Borrower or such

Restricted Subsidiary in such Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (3), not to exceed the Threshold Amount, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, (4) in the case of any such Disposition to CNX Midstream or any of its Subsidiaries, limited partner units of CNX Midstream (and, in calculating the 75% threshold set forth in this clause (iv), the value of such limited partner units shall be determined by reference to (A) if such units are then publicly traded on an exchange, the price per unit thereof on such exchange as of the most recently ended trading day on or prior to the date of receipt thereof by Borrower or the applicable Restricted Subsidiary and (B) if clause (A) does not apply, the Fair Market Value of such units of the date of such receipt, in each case without giving effect to subsequent changes in value) and (5) fixed assets and assets reasonably associated with such fixed assets (and, in calculating the 75% threshold set forth in this clause (5), the value of such assets shall be the Fair Market Value thereof as of the date of receipt of such assets by the Borrower or the applicable Restricted Subsidiary without giving effect to subsequent changes in value) received in exchange for such Disposition; provided that (A) to the extent any Disposition involving consideration as contemplated by this clause (5) is made by a Loan Party, a Loan Party shall receive such assets given as consideration for such Disposition and to the extent such Disposition Disposes of Collateral, the assets received as consideration therefor shall not be considered cash or Temporary Cash Investments for purposes of the foregoing to the extent the amount of Collateral granted as Collateral pursuant to the Security Documents has been reduced by such transaction and (B) the aggregate Fair Market Value of assets received as consideration for all such Dispositions pursuant to this Section 8.2.7(l) in any year that is counted toward the 75% requirement pursuant to this clause (5) shall not exceed the lesser of $250,000,000 and 10% of the Borrowing Base then in effect measured at the time of such Disposition;

(m) any Disposition of Proved Reserves or Equity Interests of a Person that owns Proved Reserves, in accordance with Section 8.2.13 [Sale of Proved Reserves; Pooling]; provided that in the case of the Disposition of Equity Interests in such a Person that owns assets other than Proved Reserves, such other assets (valued at their Fair Market Value) must be permitted to be Disposed of pursuant to another provision of this Section 8.2.7 [Dispositions] to comply herewith;

(n) Dispositions of Hydrocarbon Interests to which no Proved Reserves are attributable and routine farm-outs of undeveloped acreage to which no Proved Reserves are attributable and assignments in connection with such farm-outs;

(o) any Disposition of Excluded Properties;

(p) any Disposition of Midstream Assets to CNX Midstream or any of its Subsidiaries;

(q) any Disposition that is not permitted by the other clauses of this Section 8.2.7 [Dispositions], which is approved by the Required Lenders; and

(r) any Disposition in connection with entity reorganizations to the extent necessary to effectuate the Midstream GP IPO, so long as after giving effect to any such Disposition, the Collateral Agent’s interest in the Collateral is not materially impaired or reduced;

provided that, (i) in the case of clauses (o) and (p), no Potential Default or Event of Default is then in existence or will result therefrom and (ii) any Disposition of Proved Reserves or interests therein shall comply with Section 8.2.13 [Sale of Proved Reserves; Pooling].

Notwithstanding anything to the contrary contained in any Loan Document, at all times, one or more Loan Parties shall (A) own all of the Equity Interests of the Midstream GP Entity and (B) solely control the Midstream GP Entity.

8.2.8 Affiliate Transactions.

The Borrower shall not, and shall not cause or permit any Restricted Subsidiary to, enter into or permit to exist any transaction or series of transactions (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Borrower (an “Affiliate Transaction”) unless the terms thereof, taken as a whole, are not materially less favorable to the Borrower or such Restricted Subsidiary than those that could reasonably be obtained at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate or, if in the good faith judgment of the Board of Directors of the Borrower, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Borrower or the relevant Restricted Subsidiary from a financial point of view.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of foregoing paragraph:

(a) any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business and payments pursuant thereto;

(b) any sale of Hydrocarbons or other mineral products to an Affiliate of the Borrower or the entering into or performance of Hydrocarbon Swap Agreements, contracts for exploring for, producing, gathering, marketing, processing, storing or otherwise handling Hydrocarbons, or activities or services reasonably related or ancillary thereto, or other operational contracts entered into in the ordinary course of business which are fair to the Borrower and the Restricted Subsidiaries taken as a whole, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, as determined in good faith by the Borrower;

(c) the sale or issuance to an Affiliate of the Borrower of Capital Stock of the Borrower that does not constitute Disqualified Stock, and the sale to an Affiliate of the Borrower of Indebtedness (including Disqualified Stock) of the Borrower in connection with an offering of such Indebtedness in a market transaction and on terms substantially identical to those of other purchasers in such market transaction;

(d) transactions between the Borrower or any Restricted Subsidiary with a Person that is an Affiliate of the Borrower (other than an Unrestricted Subsidiary of the Borrower) solely because of the ownership by the Borrower or any Restricted Subsidiary of Equity Interests in such Person (including the transaction pursuant to which the Borrower or any Restricted Subsidiary acquired such Equity Interests);

(e) transactions between the Borrower or any Restricted Subsidiary and any Person, a director of which is also a director of the Borrower and such director is the sole cause for such Person to be deemed an Affiliate of the Borrower or such Restricted Subsidiary; provided that such director shall abstain from voting as a director of the Borrower on any matter involving such other Person;

(f) the payment of reasonable fees to and reimbursements of expenses (including travel and entertainment expenses and similar expenditures in the ordinary course of business) of employees, officers, directors or consultants of the Borrower or any of its Subsidiaries;

(g) transactions between or among the Borrower and the Restricted Subsidiaries;

(h) payments that are permitted under Section 8.2.5 [Restricted Payments];

(i) transactions effected, and payments made, in accordance with the terms of any agreement to which the Borrower or any Restricted Subsidiary is a party as of the Closing Date as set forth on Schedule 8.2.8, and any amendments, modifications, supplements, extensions, renewals or replacements thereof so long as such amendments, modifications, supplements, extensions, renewals or replacements do not materially and adversely affect the rights, taken as a whole, of the Lenders as compared to the terms of such agreement in effect on the Closing Date, as determined in good faith by the Borrower;

(j) any transaction in which the Borrower or any Restricted Subsidiary, as the case may be, delivers to the Administrative Agent a letter from an accounting, appraisal or investment banking firm of national standing (or otherwise reasonably acceptable to the Administrative Agent) stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of the preceding paragraph;

(k) loans or advances to employees, officers or directors in the ordinary course of business and approved by the Borrower’s Board of Directors in an aggregate principal amount not to exceed $5,000,000 outstanding at any one time;

(l) pledges by the Borrower or any Restricted Subsidiary of (or any Guaranty by the Borrower or any Restricted Subsidiary limited in recourse solely to) Equity Interests in Unrestricted Subsidiaries for the benefit of lenders or other creditors of the Borrower’s Unrestricted Subsidiaries;

(m) agreements and transactions entered into to the extent necessary to effectuate the Midstream GP IPO that (i) are, taken as a whole, no less favorable to the Borrower and the Restricted Subsidiaries than those entered into in connection with the initial public offering of CNX Midstream or (ii) are otherwise reasonably acceptable to the Administrative Agent; and

(n) (i) agreements and transactions entered into to the extent necessary to effectuate the Investments permitted pursuant to clauses (i), (ii) and (iii) of Section 8.2.4(t) [Loans and Investments] and (ii) the transactions permitted pursuant to clause (iv) of Section 8.2.4(t) [Loans and Investments].

8.2.9 Change in Business.

The Borrower shall not, and shall not cause or permit any Restricted Subsidiary to, engage in any business other than a Permitted Business.

8.2.10 Fiscal Year.

The Borrower shall not, and shall not cause or permit any Restricted Subsidiary to, change its fiscal year from the twelve-month period beginning January 1 and ending December 31.

8.2.11 Amendments to Organizational Documents or Certain Other Indebtedness.

(a) The Borrower shall not, and shall not cause or permit any Restricted Subsidiary to, amend its certificate of incorporation (including any provisions or resolutions relating to Capital Stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents in a manner that would be adverse in any material respect to the Lenders; provided that the certificate of incorporation (including any provisions or resolutions relating to Capital Stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Restricted Subsidiary may be amended with the consent of the Administrative Agent to the extent necessary to effect the Midstream GP IPO.

(b) The Borrower shall not, and shall not cause or permit any of its Subsidiaries to, amend any Permitted Unsecured Notes Indenture in a manner that would be adverse to the Lenders in any material respect.

(c) The Borrower shall not, and shall not cause or permit any Restricted Subsidiary to (in whole or in part), defease or make any prepayments, purchases, repurchases, or redemptions of or in respect of any Existing Notes or any Permitted Unsecured Notes or any Refinancing Indebtedness in respect thereof, except any such prepayment, purchase, repurchase or redemption (i) to the extent effectuated through a Refinancing thereof with Refinancing Indebtedness in respect thereof, (ii) with the Net Cash Proceeds of a substantially concurrent issuance and sale by the Borrower of its Equity Interests (other than Disqualified Stock) that are not used for any other purpose or (iii) if at the time of any such prepayment, purchase, repurchase or redemption (or irrevocable notice thereof), (x) no Event of Default, Potential Default or Borrowing Base Deficiency shall exist or shall result from such prepayment, purchase, repurchase or redemption after giving effect thereto and (y) after giving pro forma effect to any such prepayment, purchase, repurchase, or redemption, Availability would equal not less than 20% of the Commitments.

8.2.12 Swaps.

(a) The Borrower shall not, and shall not cause or permit any Restricted Subsidiary to, enter into any Swap Agreement, other than (i) Permitted Commodity Swap Agreements and (ii) Swap Agreements not relating to commodities entered into to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities or equity dilution related to Indebtedness permitted under this Agreement.

(b) Notwithstanding the foregoing, any Loan Party may enter into Swap Agreements with an Approved Counterparty (such Swap Agreements being “Acquisition Swap Agreements”) in anticipation of the acquisition of Oil and Gas Properties in a transaction not prohibited by this Agreement (any such Oil and Gas Properties being referred to herein as the “Target Oil and Gas Properties”) if (x) the Borrower or a Restricted Subsidiary has entered into a definitive purchase and sale agreement for such Target Oil and Gas Properties, (y) the tenor of any such Acquisition Swap Agreement does not exceed a period of, beginning on the expected closing date of such acquisition equal to the remainder of the calendar year in which such Acquisition Swap Agreements are entered into, plus the next 5 calendar years and (z) the notional volumes hedged pursuant to any such Acquisition Swap Agreement (when aggregated with notional volumes hedged pursuant to all other Acquisition Swap Agreements then in effect other than swaps covering basis differential, puts or floors, in each case on volumes already hedged pursuant to other Acquisition Swap Agreements) do not exceed, as of the date such Acquisition Swap Agreement is executed, 100% of the reasonable anticipated projected production from all Oil and Gas Properties constituting Target Oil and Gas Properties as of such date that are identified by the Borrower’s internal engineers as Proved Reserves for each month during the period during which such Acquisition Swap Agreement is in effect for each of crude oil and natural gas, calculated separately; provided that should the acquisition fail to close, all derivative transactions associated with the new acquisition will be unwound or otherwise terminated so that the Borrower is in compliance with the hedging restrictions set forth above (such unwinding/termination to be completed within 60 days of the date of the termination of the purchase and sale agreement or such later date as determined by the Administrative Agent in its sole discretion).

(c) If, as of any Test Date that occurs while one or more Acquisition Swap Agreements are in effect, the Borrower determines that all Acquisition Swap Agreements then in effect (when aggregated with other commodity Swap Agreements then in effect other than swaps covering basis differential, puts or floors, in each case on volumes already hedged pursuant to other Swap Agreements) have notional volumes in excess of the Swap Cap, then the Borrower shall (i) have Liquidity of at least $200,000,000 until such time as the Borrower is in compliance with the Swap Cap and (ii) furnish to the Administrative Agent, no later than the close of business on such Test Date, a statement of the Swap Aggregate Exposure as of the last preceding Business Day as of which such amount could be calculated (and in any event, not prior to the Business Day on which written confirmations in respect of any applicable Swap Agreements used in any such calculation are available).

(d) For all purposes of determining the aggregate volumes of Swap Agreements under this Section 8.2.12 [Swaps] there shall be no double counting for transactions and agreements in respect of the same volumes that hedge different risks, including without limitation:

(i) for price swaps and basis swaps in respect of the same volumes;

(ii) for financial price swaps that functionally operate as basis swaps in respect of the same volumes; and

(iii) for basis swaps that hedge different components of basis risk.

8.2.13 Sale of Proved Reserves; Pooling.

The Borrower shall not, and shall not cause or permit any Restricted Subsidiary to, Dispose of any interest in any Gas Properties consisting of Proved Reserves (including by way of (x) Production Payments and Reserve Sales or (y) a Disposition of any Equity Interests of any Person that holds interests in Proved Reserves that results in such Person ceasing to be a Loan Party), or voluntarily pool or unitize all or any part of their Gas Properties consisting of Proved Reserves, except, in each case, as follows:

(a) extracted Hydrocarbons sold in the ordinary course of business;

(b) forced pooling or other action whether initiated by or at the request of the Borrower, a Restricted Subsidiary or another Person;

(c) sales, assignments, transfers or conveyances and pooling and unitizing among Loan Parties;

(d) sales, assignments, transfers, conveyances or leases in connection with Joint Operating Agreement or other operating agreements, unitization agreements and pooling arrangements with, or grants of non-exclusive easements, permits, licenses, rights of way, surface leases or other surface rights or interest to, other Persons in each case which are usual and customary in the oil and gas business, excluding, however, any Investments, Indebtedness or Liens unless otherwise allowed by this Agreement;

(e) exchange of any Proved Reserves for other Proved Reserves with Persons that are not Affiliates of the Borrower or any Subsidiary, so long as such exchange of acreage is (i) for Proved Reserves located in the United States, (ii) the consideration received by the Borrower and/or such Restricted Subsidiary in connection with such exchange shall be equal to or greater than the fair market value of the Proved Reserves exchanged by the Borrower and/or such Restricted Subsidiary subject of such exchange (as determined in good faith by an Authorized Officer) and (iii) the Proved Reserves received by the Borrower and/or such Restricted Subsidiary would have a value attributed thereto if included in the Borrowing Base that is reasonably equivalent to the Proved Reserves conveyed by such Person, as determined by the Administrative Agent; provided that (A) the Borrower shall have provided to the Administrative Agent written notice of such exchange no later than 15 days prior to the consummation thereof (or such shorter period as may be agreed by the Administrative Agent) (which notice shall certify compliance with the requirements of this clause (e), describe in good faith and in reasonable detail the Proved Reserves being exchanged by the Borrower and its Restricted Subsidiaries and those being received by the Borrower and its Restricted Subsidiaries in exchange therefor, and the Borrower shall also provide the Administrative Agent such information as the Administrative Agent may request related to the value of the Proved Reserves to be so received; provided that the information in such notice and such other information provided to the Administrative Agent are subject to change and the Borrower shall use reasonable efforts to provide updates in good faith prior to consummation of such exchange) and (B) within the timeframes specified therein, the requirements of Section 8.1.17(a)(ii) and (c) [Collateral] and the Minimum Title Requirement shall be satisfied (subject to the Title Cure Period); or

(f) any Disposition of Proved Reserves (whether directly or indirectly by means of the Disposition of Equity Interests of a Restricted Subsidiary or otherwise) other than those permitted in clauses (a) through (e) above; provided that, if the aggregate Borrowing Base Value of all Borrowing Base Properties Disposed of under this clause (f) since the last redetermination of the Borrowing Base exceeds 5% of the Borrowing Base then in effect, the Borrowing Base shall be reduced, effective immediately upon such Disposition, by an amount equal to the Borrowing Base Value of the Borrowing Base Properties so Disposed of (it being understood that any Person that holds interests in Borrowing Base Properties ceasing to be a Loan Party shall be deemed a Disposition of such Borrowing Base Properties); provided, after giving effect to any of the foregoing, the Collateral Agent shall have the Lien required by Section 8.1.17 [Collateral] in the Proved Gas Collateral.

8.2.14 Financial Covenants.

(a) Maximum Net Leverage Ratio. The Borrower shall not permit the Net Leverage Ratio, calculated as of the end of each fiscal quarter, to be greater than 4.00:1.00.

(b) Minimum Current Ratio. The Borrower shall not permit the ratio of the current assets of the Borrower and the Restricted Subsidiaries (including (A) the lesser of (x) the Commitments and (y) the Borrowing Base, minus (B) the Revolving Exposures, but excluding non-cash assets under FAS 133) to current liabilities of the Borrower and the Restricted Subsidiaries (excluding (x) non-cash obligations under FAS 133, (y) current maturities of obligations under this Agreement and (z) current maturities of Existing Notes or Permitted Unsecured Notes which have been tendered for or with respect to which the Borrower has exercised a redemption right and which are required by GAAP to be current), determined on a consolidated basis, calculated as of the end of each fiscal quarter, to be less than 1.00:1.00.

8.2.15 Restrictions on Distributions from Restricted Subsidiaries.

The Borrower shall not, and shall not cause or permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)

pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to the Borrower or any Restricted Subsidiary (provided that (x) the priority that any series of Preferred Stock of a Restricted Subsidiary has in receiving dividends or liquidating distributions shall not be deemed to be a restriction on the ability to pay dividends or make other distributions on its Capital Stock for purposes of this covenant and (y) the subordination of Indebtedness owed to the Borrower or any Restricted Subsidiary to other Indebtedness incurred by any Restricted Subsidiary shall not be deemed a restriction on the ability to pay Indebtedness);

(2)

make any loans or advances to the Borrower or a Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Borrower or any Restricted Subsidiary to other Indebtedness incurred by the Borrower or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3)	sell, lease or transfer any of its property or assets to the Borrower or a Restricted Subsidiary.

The foregoing restrictions of this Section 8.2.15 [Restrictions on Distributions from Restricted Subsidiaries] will not apply to encumbrances or restrictions existing under or by reason of:

(a) any encumbrance or restriction in any agreement in effect on the Closing Date and set forth on Schedule 8.2.15;

(b) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Borrower or became a Restricted Subsidiary (other than Indebtedness incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Borrower) and outstanding on such date;

(c) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness incurred pursuant to an agreement referred to in clause (a) or (b) of this paragraph or this clause (c) or contained in any amendment to an agreement referred to in clause (a) or (b) of this paragraph or this clause (c); provided that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Lenders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements, as determined in good faith by the Borrower;

(d) (i) customary non-assignment provisions in any contract, license, lease or sale or exchange agreement and (ii) cash, other deposits, or net worth or similar requirements, in each case, imposed by suppliers, customers or lessors under contracts or leases, in the case of each of clauses (i) and (ii), entered into in the ordinary course of business;

(e) in the case of clause (3) of the preceding paragraph, restrictions contained in Capital Lease Obligations, purchase money obligations, security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such Capital Lease Obligations, purchase money obligations, security agreements or mortgages;

(f) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(g) [reserved];

(h) Liens otherwise permitted to be incurred under the provisions of Section 8.2.2 [Liens] that limit the right of the debtor to Dispose of the assets subject to such Liens;

(i) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including, without limitation, agreements entered into in connection with an Investment) entered into with the approval of the Borrower’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(j) encumbrances or restrictions applicable only to a Foreign Subsidiary;

(k) customary encumbrances and restrictions contained in agreements of the types described in the definition of “Permitted Business Investments”;

(l) Swap Agreements permitted under Section 8.2.12 [Swaps];

(m) any encumbrance or restriction with respect to an Unrestricted Subsidiary pursuant to or by reason of an agreement that the Unrestricted Subsidiary is a party to or entered into before the date on which such Unrestricted Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of the Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of the Borrower or any other Restricted Subsidiary other than the assets and property of such Unrestricted Subsidiary; and

(n) any encumbrances or restrictions imposed by any amendments of the contracts, instruments or obligations referred to in clauses (a) through (m) of this paragraph; provided that such amendments are not materially more restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing, as determined in good faith by the Borrower.

8.2.16 Negative Pledge Agreements.

The Borrower shall not, and shall not cause or permit any Restricted Subsidiary to, enter into or permit to exist any Contractual Requirement (other than this Agreement or any other Loan Document) that limits the ability of the Borrower or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person (other than property specifically excluded from the Collateral requirements pursuant to Section 8.1.17(b) [Collateral]) for the benefit of the Secured Parties with respect to the Obligations or under the Loan Documents; provided that the foregoing shall not apply to each of the following Contractual Requirements that:

(a) (i) exist on the Closing Date and (to the extent not otherwise permitted by this Section 8.2.16) are listed on Schedule 8.2.16 and (ii) to the extent Contractual Requirements permitted by subclause (i) are set forth in an agreement evidencing Indebtedness or other obligations, are set forth in any agreement evidencing any Refinancing Indebtedness of such Indebtedness or obligation so long as such Refinancing Indebtedness does not expand the scope of such Contractual Requirement;

(b) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such Contractual Requirements were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary;

(c) arise pursuant to agreements entered into with respect to any Disposition permitted by Section 8.2.7 [Dispositions] and applicable solely to assets under such Disposition;

(d) are customary provisions in joint venture agreements and other similar agreements permitted by Section 8.2.4 [Loans and Investments] and applicable to joint ventures or otherwise arise in agreements which restrict the Disposition or distribution of assets or property in oil and gas leases, joint operating agreements, joint exploration and/or development agreements, participation agreements and other similar agreements entered into in the ordinary course of the oil and gas exploration and development business;

(e) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 8.2.1 [Indebtedness], but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness;

(f) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto;

(g) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 8.2.1 [Indebtedness] to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(h) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Restricted Subsidiary;

(i) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(j) restrict the use of cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(k) are imposed by requirements of Law;

(l) are customary net worth provisions contained in real property leases entered into by any Restricted Subsidiary, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower and the Restricted Subsidiaries to meet their ongoing obligation;

(m) are customary restrictions and conditions contained in the document relating to any Lien, so long as (i) such Lien is a Permitted Lien that does not secure Indebtedness for borrowed money and such restrictions or conditions relate only to the specific asset subject to such Lien and (ii) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 8.2.16;

(n) are restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Section 8.2.1 [Indebtedness] or Refinancing Indebtedness in respect thereof, to the extent such restrictions are not materially more restrictive, taken as a whole, than the restrictions contained in the Loan Documents as determined by the Borrower in good faith and do not restrict Liens on the Collateral to secure the Obligations;

(o) are restrictions regarding licenses or sublicenses by the Borrower and the Restricted Subsidiaries of intellectual property in the ordinary course of business (in which case such restriction shall relate only to such intellectual property);

(p) are encumbrances or restrictions contained in an agreement or other instrument of a Person acquired by or merged or consolidated with or into the Borrower or any Restricted Subsidiary, or of an Unrestricted Subsidiary that is designated a Restricted Subsidiary, or that is assumed in connection with the acquisition of assets from such Person, in each case that is in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or designated; and

(q) are encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (p) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower’s Board of Directors, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

8.2.17 Anti-Hoarding.

(a) If any Loans are outstanding and the aggregate amount of Excess Balance Sheet Cash exceeds $150,000,000 for a period of three (3) consecutive Business Days, then not later than the following Business Day, the Borrower shall prepay the Loans in an amount equal to the lesser of (i) the outstanding amount of the Loans at such time and (ii) the aggregate amount of Excess Balance Sheet Cash in excess of $150,000,000 on such third Business Day. Such prepayment may be waived, extended or amended with the consent of the Required Lenders and the Borrower.

(b) The Borrower agrees to use all Designated Cash for the exclusive purposes set forth in the definition of “Designated Cash.” The Borrower shall cause to be cancelled all Existing Notes that are purchased or repurchased by it or any of its Subsidiaries.

8.3 Reporting Requirements.

The Loan Parties, jointly and severally, covenant and agree that until Payment in Full of the Loans and Reimbursement Obligations and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties’ other Obligations hereunder and under the other Loan Documents and termination of the Commitments, the Loan Parties will furnish or cause to be furnished to the Administrative Agent and each of the Lenders:

8.3.1 Quarterly Financial Statements.

As soon as available and in any event within 45 calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of the Borrower, consisting of a consolidated balance sheet as of the end of such fiscal quarter and related consolidated statements of income, stockholders’ equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Financial Officer or Treasurer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

8.3.2 Annual Financial Statements.

As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, financial statements of the Borrower consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, stockholders’ equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing reasonably satisfactory to the Administrative Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) or explanation statement as to “going concern” or similar matter or the scope of such audit.

8.3.3 SEC Website.

Reports or other information required to be delivered pursuant to Section 8.3.1 [Quarterly Financial Statements], Section 8.3.2 [Annual Financial Statements] and Sections 8.3.7(a) and (b) [Budgets, Forecasts, Other Reports and Information] shall be deemed to have been delivered on the date on which such report or other information is posted on the SEC’s website at www.sec.gov, and such posting shall be deemed to satisfy the reporting and delivery requirements of Sections 8.3.1 [Quarterly Financial Statements], 8.3.2 [Annual Financial Statements] and 8.3.7(a) and (b) [Budgets, Forecasts, Other Reports and Information].

8.3.4 Certificate of the Borrower.

On the date that the financial statements of the Borrower furnished to the Administrative Agent and to the Lenders pursuant to Section 8.3.1 [Quarterly Financial Statements] and Section 8.3.2 [Annual Financial Statements] are required to be furnished, a certificate (each a “Compliance Certificate”) of the Borrower signed by the Chief Financial Officer or Treasurer of the Borrower, in the form of Exhibit 8.3.4, to the effect that, except as described pursuant to Section 8.3.5 [Notice of Default], (i) no Event of Default or Potential Default exists and is continuing on the date of such certificate and, if an Event of Default or Potential Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with the Financial Covenants and (iii) describing the commodity Swap Agreements in place to which any Loan Party is a party and confirming that all such Swap Agreements are Swap Agreements that the Loan Parties are permitted to enter under Section 8.2.12 [Swaps].

8.3.5 Notice of Default.

Promptly after any Responsible Officer of the Borrower has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by a Responsible Officer of the Borrower setting forth the details of such Event of Default or Potential Default and the action that the Borrower proposes to take with respect thereto.

8.3.6 Certain Events.

Written notice to the Administrative Agent, for provision to the Lenders:

(a) promptly after any Responsible Officer of the Borrower has learned of the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against the Borrower or any of its Subsidiaries (that would reasonably be expected to result in a liability against such Person) (i) relating to the Collateral involving a claim or series of claims in excess of the Threshold Amount or (ii) which if adversely determined would constitute a Material Adverse Change;

(b) promptly after any Responsible Officer of the Borrower has knowledge thereof, any event which could reasonably be expected to have a Material Adverse Change;

(c) promptly after any Loan Party incurs obligations or liabilities that are due and payable arising in connection with or as a result of the early or premature termination of Swap Agreements (whether or not occurring as a result of a default thereunder), which would exceed the Threshold Amount in the aggregate;

(d) within five (5) Business Days after any Responsible Officer of the Borrower has knowledge thereof, of the occurrence of any ERISA Event that would reasonably be expected to constitute a Material Adverse Change; and

(e) any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

8.3.7 Budgets, Forecasts, Other Reports and Information.

Deliver to the Administrative Agent, for provision to the Lenders:

(a) Any reports, notices or proxy statements generally distributed by the Borrower to its stockholders on a date no later than the date supplied to such stockholders;

(b) Regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Borrower or any of its Subsidiaries (other than a Midstream Entity) with the SEC;

(c) Within seven (7) days after each delivery of financial statements referred to in Sections 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements], the related consolidating financial statements reflecting the adjustments necessary to eliminate from such consolidated financial statements the accounts of Unrestricted Subsidiaries on a combined basis;

(d) Simultaneously with each delivery of financial statements referred to in Section 8.3.2 [Annual Financial Statements], a certificate of an Authorized Officer of the Borrower setting forth the information required pursuant to the Perfection Certificate Supplement or confirming that there has been no change in such information since the date of the Perfection Certificate or latest Perfection Certificate Supplement;

(e) Promptly upon their becoming available to the Borrower, a copy of any order in any proceeding to which the Borrower or any of its Subsidiaries is a party issued by any Official Body to the extent it could reasonably be expected to have a Material Adverse Change; and

(f) Promptly upon request, such other reports and information as any of the Lenders may from time to time reasonably request, including, without limitation, (i) annual budgets and five year projections of the Borrower or (ii) information and documentation for purposes of compliance with applicable “know your customer” requirements under the USA PATRIOT Act or other applicable anti-money laundering laws.

8.3.8 Reserve Reports.

(a) Independent Engineer. As soon as available and in any event within 90 days after December 31 of each year (commencing with the year ending December 31, 2018), a reserve report in form and substance meeting the requirements of the SEC for financial reporting purposes, certified by the Independent Engineer (each, a “December 31 Reserve Report”), setting forth such Independent Engineers’ estimates of the Proved Reserves on the Borrowing Base Properties and the future gross revenue and future net income to be derived from such Proved Reserves as of such December 31. Each December 31 Reserve Report shall estimate the Proved Reserves and income data for the Proved Developed Producing Reserves, the Proved Developed Non-Producing Reserves and the Proved Undeveloped Reserves, and shall, in each case, report only the Proved Reserves and income data attributable to each Loan Party’s working interest percentage in or each Loan Party’s pro rata share of, as the case may be, any Proved Reserves located on the Borrowing Base Properties, less each Loan Party’s obligations or pro rata share of such obligations, as the case may be, for advance payments for each such property. All calculations in each December 31 Reserve Report shall be made on a property-by-property and an interest-by-interest basis in order to reflect the varying royalties, costs and expenses, working interests and advance payments applicable to the various Borrowing Base Properties covered by the December 31 Reserve Report. Except as otherwise specifically required herein, each December 31 Reserve Report shall be prepared and presented in accordance with the requirements of the SEC from time to time in effect.

(b) Internal Engineer. As soon as available and in any event within 90 days after June 30 of each year (commencing with June 30, 2018), an engineering report in form and substance meeting the requirements of the SEC for financial reporting purposes, certified by a petroleum engineer who is an employee or agent of any Loan Party (each, a “June 30 Reserve Report”), setting forth such engineer’s estimates of the Proved Reserves on the Borrowing Base Properties and the future gross revenue and future net income to be derived from such Proved Reserves as of such June 30. Each June 30 Reserve Report shall estimate the Proved Reserves and income data for the Proved Developed Producing Reserves, the Proved Developed Non-Producing Reserves and the Proved Undeveloped Reserves, and shall, in each case, report only the Proved Reserves and income data attributable to each Loan Party’s working interest percentage in or each Loan Party’s pro rata share of, as the case may be, any Proved Reserves located on the Borrowing Base Properties, less each Loan Party’s obligations or pro rata share of such obligations, as the case may be, for advance payments for each such property. All calculations in each June 30 Reserve Report shall be made on a property-by-property and an interest-by-interest basis in order to reflect the varying royalties, costs and expenses, working interests and advance payments applicable to the various Borrowing Base Properties covered by such June 30 Reserve Report. Except as otherwise specifically required herein, such June 30 Reserve Report shall be prepared and presented in accordance with the requirements of the SEC from time to time in effect.

(c) Borrower’s Certificate as to Proved Reserves and Proved Gas Collateral. With the delivery of each Reserve Report, a certificate of a Responsible Officer certifying that a Loan Party owns good and defensible title (i) to the Proved Reserves evaluated by such Reserve Report free and clear of all Liens except Permitted Liens and subject to the proviso in Section 6.8(a) [Title to Properties], and (ii) to the Proved Gas Collateral evaluated by such Reserve Report free and clear of all Liens except Permitted Liens and subject to the proviso in Section 6.8(a) [Title to Properties] and attaching thereto a schedule of the Proved Reserves (and identifying all wells thereon) evaluated by such Reserve Report that are part of the Proved Gas Collateral, and demonstrating the percentage of the Borrowing Base Properties that the value of such Proved Gas Collateral represents, identifying the title reports and information then or previously delivered to the Administrative Agent with respect to the Proved Gas Collateral and verifying that title reports and information have been then or previously provided for (x) 85% of the total present value of the Proved Reserves and (y) 85% of the PV10 value of the Proved Developed Producing Reserves included in the Borrowing Base Properties. Such certificate of Responsible Officer shall also certify that the Borrower has reviewed the Reserve Report and the then-current Borrowing Base Properties that are subject to a Mortgage and has ascertained that such Borrowing Base Properties subject to a Mortgage represent at least (x) 85% of the total present value of the Proved Reserves and (y) 85% of the PV10 value of the Proved Developed Producing Reserves included in the Borrowing Base Properties; provided that if the Borrower has ascertained that the then-current Borrowing Base Properties subject to a Mortgage do not meet these thresholds, it shall set forth the percentages that they meet and shall grant, or cause to be granted, Mortgages on additional Borrowing Base Properties within the time set forth in Section 8.1.17(a)(ii) [Collateral], such that, after giving effect thereto, the Administrative Agent shall have a Mortgage lien on at least (x) 85% of the total present value of the Proved Reserves and (y) 85% of the PV10 value of the Proved Developed Producing Reserves included in the Borrowing Base Properties.

9. DEFAULT

9.1 Events of Default.

An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

9.1.1 Payments Under Loan Documents.

(a) The Borrower shall fail to make (i) any payment of principal on any Loan when due or (ii) payment of any Reimbursement Obligation within one (1) Business Day after such amount becomes due;

(b) The Borrower shall fail to pay any interest on any Loan or any Reimbursement Obligation within three (3) Business Days after such interest becomes due in accordance with the terms hereof; or

(c) The Borrower shall fail to pay any other amount owing hereunder (specifically excluding amounts that are addressed in subparagraphs (a) and (b) above) or under the other Loan Documents within three (3) Business Days after the time period specified herein or therein and, if no time period is specified, then within ten (10) Business Days after a demand or notice has been provided to the Borrower requesting payment of such amount;

9.1.2 Breach of Warranty.

Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or incorrect in any material respect as of the time it was made or furnished;

9.1.3 Breach of Certain Covenants.

Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 8.1.1 [Preservation of Existence, Etc.] (with respect to the legal existence of the Borrower only), Section 8.1.6 [Visitation Rights], Section 8.1.11 [Use of Proceeds], Section 8.1.13 [Anti-Terrorism Laws; Anti-Corruption Laws], Section 8.2 [Negative Covenants] or Section 8.3.5 [Notice of Default];

9.1.4 Breach of Other Covenants.

Any of the Loan Parties shall default in the observance or performance of any covenant, condition or provision hereof or of any other Loan Document that is not covered by any other subsection of this Section 9.1 and such default shall continue unremedied for a period of 30 days after any Responsible Officer of any Loan Party becomes aware of the occurrence thereof;

9.1.5 Defaults in Other Agreements or Indebtedness.

A breach, default or event of default shall occur at any time under the terms of (i) any of the Permitted Unsecured Notes Indentures or (ii) any other agreement (other than any Loan Document) involving borrowed money or the extension of credit or any other Indebtedness under which the Borrower or any Restricted Subsidiary for all such Indebtedness may be obligated as a borrower or guarantor in excess of the Threshold Amount in the aggregate for such Indebtedness and, in the case of clauses (i) and (ii), such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto) any Indebtedness when due (whether at stated maturity, by acceleration or otherwise) or such breach or default permits or causes the acceleration of any Indebtedness or the termination of any commitment to lend, in excess of the Threshold Amount in the aggregate for all such Indebtedness and commitments;

9.1.6 Final Judgments or Orders.

Any final judgments, awards or orders not covered by insurance for the payment of money in excess of the Threshold Amount in the aggregate shall be entered against the Borrower or any Restricted Subsidiary by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of sixty (60) days from the date of entry;

9.1.7 Loan Document Unenforceable.

(a) Any of the Loan Documents to which any Loan Party is a party (i) shall cease to be a legal, valid and binding agreement enforceable against such Person executing the same or such Person’s successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall cease to be in full force and effect (in either case except by operation of its terms), or (ii) shall be contested or challenged by any Loan Party or any agent thereof or (iii) cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby on assets with an aggregate value (for all assets as to which an event described in this clause (iii) or clause (b) below has occurred and is continuing) in excess of the Threshold Amount (except by operation of its terms) or (b) any security interest and Lien purported to be created by any Security Document on assets with an aggregate value (for all assets as to which an event described in this clause (b) or clause (a)(iii) above has occurred and is continuing) in excess of the Threshold Amount shall cease to be in full force and effect, or shall cease to give the Collateral Agent, for the benefit of the Secured Parties, the Liens, rights, powers and privileges purported to be created and granted under such Security Document (except as otherwise expressly provided in such Security Document);

9.1.8 Inability to Pay Debts.

(i) The Borrower or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any substantial part of the property of any such Person with an aggregate value (for all property described in this clause (ii)) in excess of the Threshold Amount and is not released, vacated, stayed, dismissed or fully bonded within 60 days after its issue or levy;

9.1.9 ERISA.

The occurrence of any of the following events that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change: (i) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan;

9.1.10 Change of Control.

A Change of Control shall occur;

9.1.11 [Reserved].

9.1.12 Involuntary Proceedings.

A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

9.1.13 Voluntary Proceedings.

Any Loan Party shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

9.2 Consequences of Event of Default.

9.2.1 Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.

If an Event of Default (other than under Section 9.1.12 [Involuntary Proceedings] or 9.1.13 [Voluntary Proceedings]) shall occur and be continuing, the Administrative Agent may, and upon the request of the Required Lenders, shall, (i) terminate all obligations on the part of the Lenders to make Loans or any Issuing Lender to issue Letters of Credit, as the case may be, (ii) by written notice to the Borrower, declare the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Obligations (other than Obligations under Specified Swap Agreements and Other Lender Provided Financial Service Products) to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of the Persons entitled thereto without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (iii) require the Borrower to, and the Borrower shall thereupon, Cash Collateralize all Letter of Credit Obligations comprised of the aggregate undrawn amount of Letters of Credit (to the extent not otherwise Cash Collateralized by the Borrower pursuant to this Agreement). Moneys in such account shall be applied by the Administrative Agent (x) first, to reimburse each of the Issuing Lenders for LC Disbursements for which it has not been reimbursed and (y) second, after the Letter of Credit Obligations have been paid in full and otherwise terminated or expired, to satisfy other outstanding Obligations. Upon the curing of all existing Events of Default to the satisfaction of the Required Lenders, the Administrative Agent shall return the cash collateral to the Borrower.

9.2.2 Bankruptcy, Insolvency or Reorganization Proceedings.

If an Event of Default specified under Section 9.1.12 [Involuntary Proceedings] or Section 9.1.13 [Voluntary Proceedings] shall occur, no further obligation shall exist on the Lenders to make any Loans or any Issuing Lender to issue any Letters of Credit hereunder, and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Obligations (other than Obligations under Specified Swap Agreements and Other Lender Provided Financial Service Products) shall be immediately due and payable, and the Borrower shall immediately Cash Collateralize all Letter of Credit Obligations comprised of the aggregate undrawn amount of Letters of Credit (to the extent not otherwise Cash Collateralized by the Borrower pursuant to this Agreement), in each case, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

9.2.3 Set-off.

If an Event of Default shall occur and be continuing, any Secured Party to whom any Obligation is owed by any Loan Party hereunder or under any other Loan Document or any participant of any Lender which has agreed in writing to be bound by the provisions of Section 5.3 [Sharing of Payments by Lenders] and any branch, Subsidiary or Affiliate of such Secured Party anywhere in the world shall have the right (to the extent permitted by applicable Law), in addition to all other rights and remedies available to it, without notice to such Loan Party, to set-off against and apply to the then unpaid balance of all the Loans and all other Obligations of the Borrower and the other Loan Parties hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrower or such other Loan Party by such Secured Party or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower or such other Loan Party for its own account (but not including funds held in custodian or trust accounts or funds not otherwise beneficially owned by the Borrower or such other Loan Party) with such Secured Party or participant or such branch, Subsidiary or Affiliate; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.13 [Defaulting Lenders] and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) such Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Such right shall exist whether or not any Secured Party shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrower or such other Loan Party is or are matured or unmatured and regardless of the existence or adequacy of any Collateral, Guaranty or any other security, right or remedy available to any Secured Party.

9.2.4 [Reserved].

9.2.5 Application of Proceeds.

From and after the date on which the Administrative Agent has taken any action pursuant to this Section 9.2 [Consequences of Event of Default] and until all Obligations of the Loan Parties have been Paid in Full, any and all proceeds received by the Administrative Agent from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by the Collateral Agent or the Administrative Agent, shall be applied as follows:

(a) First, to payment of that portion of the Obligations constituting fees, indemnities, out-of-pocket expenses and other amounts (including reasonable fees, charges and disbursements of counsel to the Administrative Agent, the Syndication Agent and the Collateral Agent) payable to the Administrative Agent, the Syndication Agent or the Collateral Agent in their respective capacities as such;

(b) Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the Issuing Lenders (including fees, charges and disbursements of counsel to the respective Lenders and the Issuing Lenders) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (b) payable to them;

(c) Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, Reimbursement Obligations and other Obligations arising under the Loan Documents, ratably among the Lenders and the Issuing Lenders in proportion to the respective amounts described in this clause (c) payable to them;

(d) Fourth, to the Administrative Agent for the account of the Issuing Lenders, to Cash Collateralize that portion of Letter of Credit Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to this Agreement;

(e) Fifth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, Reimbursement Obligations and Obligations then owing under Specified Swap Agreements and Other Lender Provided Financial Service Products, ratably among the Lenders, the Issuing Lenders and the providers of Specified Swap Agreements and Other Lender Provided Financial Service Products in proportion to the respective amounts described in this clause (e) held by them; and

(f) Last, the balance, if any, after all of the Obligations have been indefeasibly Paid in Full, to the Borrower or as otherwise required by Law.

Notwithstanding the foregoing, (a) amounts received from the Borrower or any Guarantor that is not a Qualified ECP Loan Party shall not be applied to the Obligations that are Excluded Swap Obligations (it being understood, that in the event that any amount is applied to Obligations other than Excluded Swap Obligations as a result of this clause (a), the Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to clause Fifth above from amounts received from Qualified ECP Loan Party to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to Obligations described in clause Fifth above by the holders of any Excluded Swap Obligations are the same as the proportional aggregate recoveries with respect to other Obligations pursuant to clause Fifth above) and (b) Obligations arising under Specified Swap Agreements and Other Lender Provided Financial Service Products shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the counterparty to such Specified Swap Agreement or Other Lender Provided Financial Service Product, as the case may be. Each counterparty to a Specified Swap Agreements and Other Lender Provided Financial Service Products not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Section 10 [The Agents] hereof for itself and its Affiliates as if a “Lender” party hereto.

9.2.6 Collateral Agent.

All Liens granted as security for the Obligations under the Security Documents and any other Loan Document shall secure the Obligations on a pari passu basis in favor of the Collateral Agent for the benefit of the Secured Parties. No Indemnitee or provider of a Specified Swap Agreement or Other Lender Provided Financial Service Product (except in its capacity as a Lender hereunder (to the extent that this Agreement or any other Loan Document empowers the Lenders to direct the Administrative Agent)) shall be entitled or have the power to direct or instruct the Collateral Agent on any such matters or to control or direct in any manner the maintenance or disposition of the Collateral.

9.2.7 Other Rights and Remedies.

In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents (including each Mortgage), the Administrative Agent and the Collateral Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable Law, all of which rights and remedies shall be cumulative and non-exclusive to the extent permitted by Law. The Administrative Agent and the Collateral Agent may, and upon the request of the Required Lenders shall, exercise all post-default rights granted to the Administrative Agent and the Lenders under the Loan Documents or applicable Law.

9.3 Notice of Sale.

Any notice required to be given by the Collateral Agent of a sale, lease, or other disposition of the Collateral or any other intended action by the Collateral Agent, if given to the Borrower at least ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Borrower.

10. THE AGENTS

10.1 Appointment and Authority.

Each Lender (including each in its capacity as a counterparty to a Specified Swap Agreement or Other Lender Provided Financial Service Product or an Affiliate of such counterparty on behalf of such Affiliate) and Issuing Lender hereby irrevocably designates, appoints and authorizes: (i) PNC to act as Administrative Agent and Collateral Agent for such Lender under the Loan Documents and to execute and deliver or accept on behalf of each of the Lenders the other Loan Documents and (ii) JPMorgan Chase Bank, N.A. to act as Syndication Agent for each Lender under this Agreement. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agents to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agents or any of them by the terms hereof, together with such powers as are reasonably incidental thereto. PNC agrees to act as the Administrative Agent and the Collateral Agent on behalf of the Lenders to the extent provided in the Loan Documents, and JPMorgan Chase Bank, N.A. agrees to act as Syndication Agent on behalf of the Lenders to the extent provided in this Agreement. The provisions of this Section 10 are solely for the benefit of the Agents, the Lenders and the Issuing Lender, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any such provisions, except as set forth in Section 10.10 [Authorization to Release Collateral and Guarantors].

10.2 Rights as a Lender.

Each Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Persons serving as an Agent hereunder in its individual capacity. Such Persons and their Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Persons were not an Agent hereunder and without any duty to account therefor to the Lenders.

10.3 Exculpatory Provisions.

The Agents shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agents:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Law;

(c) shall be entitled to seek the direction or confirmation from the Required Lenders (or other applicable group of Lenders) before taking any action under the Loan Documents; and

(d) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as an Agent or any of its Affiliates in any capacity.

No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.1 [Modifications, Amendments or Waivers] and 9.2 [Consequences of Event of Default]) or (ii) in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to such Agent by the Borrower, a Lender or the Issuing Lender.

No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Security Documents or that the Liens granted to the Collateral Agent pursuant to any Security Document have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, (v) the value or the sufficiency of the Collateral or (vi) the satisfaction of any condition set forth in Section 7 [Conditions of Lending and Issuance of Letters of Credit] or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

10.4 Reliance by Agents.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.5 Delegation of Duties.

Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 10 shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

10.6 Resignation of Agents.

Each Agent may at any time give notice of its resignation to the Lenders, the Issuing Lenders, the other Agents and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with approval from the Borrower (so long as no Event of Default has occurred and is continuing), to appoint a successor, such approval not to be unreasonably withheld or delayed. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then such retiring Agent may on behalf of the Lenders and the Issuing Lenders, appoint a successor Agent meeting the qualifications set forth above; provided that if such retiring Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that, in the case of resignation by the Collateral Agent, in the case of any collateral security held by the Collateral Agent on behalf of the Lenders or the Issuing Lenders under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through a retiring Administrative Agent shall instead be made by or to each Lender and the Issuing Lenders directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 10.6. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 10.6). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 10.6 and Section 11.3 [Expenses; Indemnity; Damage Waiver] shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

If PNC resigns as Administrative Agent under this Section 10.6, PNC shall also resign as Swingline Lender and as an Issuing Lender. If PNC resigns as an Issuing Lender, it shall retain all the rights, powers, privileges and duties of an Issuing Lender with respect to all Letters of Credit issued by it that remain outstanding as of the effective date of its resignation as Issuing Lender and all Letter of Credit Obligations with respect thereto, including the right to require the Lenders to make Participation Advances pursuant to Section 2.10.3 [Participations, Disbursements, Reimbursement]. If PNC resigns as Swingline

Lender, the Borrower shall repay any outstanding Swing Loans on or prior to the effective date of such resignation and, to the extent any Swing Loans remain outstanding as of the effective date of its resignation as Swingline Lender, PNC shall retain all the rights, powers, privileges and duties of a Swingline Lender with respect to such Swing Loans, including the right to require the Lenders to make Base Rate Loans pursuant to Section 2.11 [Borrowings to Repay Swing Loans]. Upon the appointment of a successor Administrative Agent hereunder, such successor shall (i) succeed to all of the rights, powers, privileges and duties of PNC as a retiring Swingline Lender and Issuing Lender, Administrative Agent and Collateral Agent and PNC shall be discharged from all of its respective duties and obligations as Swingline Lender and Issuing Lender, Administrative Agent and Collateral Agent under the Loan Documents, and (ii) issue letters of credit in substitution for the Letters of Credit issued by PNC, if any, outstanding at the time of such succession or make other arrangements satisfactory to PNC to effectively assume the obligations of PNC with respect to such Letters of Credit.

If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

10.7 Non-Reliance on Agents and Other Lenders.

Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.8 No Other Duties, Etc.

Anything herein to the contrary notwithstanding, none of the “Joint Lead Arrangers,” “Joint Bookrunners,” “Syndication Agent,” “Co-Documentation Agents” or Lenders listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Syndication Agent, the Collateral Agent, the Swingline Lender, a Lender or an Issuing Lender hereunder.

10.9 Administrative Agent’s Fee.

The Borrower shall pay to the Administrative Agent a nonrefundable fee (the “Administrative Agent’s Fee”) under the terms of a letter (the “Administrative Agent’s Letter”) between the Borrower and the Administrative Agent, as amended from time to time.

10.10 Authorization to Release Collateral and Guarantors.

Each Secured Party expressly authorizes the Agents:

(a) in the case of the Agents, to execute such documents as are reasonably requested to evidence the termination of this Agreement, release the Guaranty and the Liens created by the Security Documents upon Payment in Full as contemplated by Section 11.7 [Duration; Survival];

(b) in the case of the Administrative Agent, to execute a release in a form reasonably satisfactory to it of any Person from the Guaranty Agreement (x) if such Person ceases to be a Subsidiary of the Borrower or (y) if such Person is or becomes an Excluded Subsidiary, in either case, pursuant to a transaction permitted by the Loan Documents; provided that no Person shall be released from the Guaranty Agreement unless such Person is not, or substantially concurrently with such release, shall cease to be, an obligor under any Permitted Unsecured Notes Indenture; and

(c) in the case of the Collateral Agent, to (i) execute any document in a form reasonably satisfactory to it, evidencing the release of any asset from the Lien of any Security Document upon (x) the Disposition (other than any lease) of such asset permitted by the Loan Documents (other than a Disposition to a Loan Party), (y) a Person being released from the Guaranty Agreement (A) if pursuant to clause (b)(x) above, with respect to any Lien on the assets of such Person and the Equity Interests of such Person and (B) if pursuant to clause (b)(y) above, with respect to any Lien on the assets of such Person, and to the extent constituting Excluded Assets, the Equity Interests of such Person or (z) such assets becoming Excluded Assets, (ii) enter into any subordination agreement, non-disturbance agreement or grant of an option with respect to assets, in each case, in a form reasonably satisfactory to it, in connection with (x) any easements, permits, licenses, rights of way, options, surface leases or other surface rights or interests permitted by the Loan Documents to be granted or a Disposition permitted by the Loan Documents or (y) Liens permitted under clause (10) of the definition of Permitted Liens and (iii) in connection with an incurrence of Indebtedness referred to in Section 8.2.1(n) [Indebtedness], enter into an intercreditor agreement reasonably satisfactory to the Administrative Agent.

Each Secured Party agrees to be bound by each intercreditor agreement entered into in accordance with this Section 10.10.

The Borrower shall deliver to the Administrative Agent or the Collateral Agent such certificates and other documentation as such Agent(s) may reasonably request to evidence compliance with the applicable provisions of the Loan Documents (including with respect to their authority hereunder), and the Administrative Agent and Collateral Agent may rely, without independent investigation, on such certificates and other documents.

10.11 No Reliance on Administrative Agent’s Customer Identification Program.

Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws.

10.12 Withholding Tax.

To the extent required by any applicable Law (as determined in good faith by the Administrative Agent), the Administrative Agent may withhold from any payment to any Lender under any Loan Document an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 5.8 [Taxes], each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within 10 days after demand therefor, all Taxes and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Official Body as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 10.12 [Withholding Tax]. The agreements in this Section 10.12 [Withholding Tax] shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other obligations. For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 10.12 [Withholding Tax], include any Issuing Lender and any Swingline Lender.

10.13 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, each Agent and each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, (I) unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (II) if such sub-clause (i) is not true with respect to a Lender and such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, each Agent and each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i) none of any Agent or any Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by any Agent or any Lead Arranger under this Agreement, any Loan Document or any documents related hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other Person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to any Agent or any Lead Arranger or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c) Each Agent and each Lead Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

11. MISCELLANEOUS

11.1 Modifications, Amendments or Waivers.

11.1.1 Required Consents.

Subject to Section 4.6 [Successor LIBOR Rate Index], Section 10.10 [Authorization to Release Collateral and Guarantors], Section 11.1.2 [Certain Amendments] and Section 11.1.3 [Amendments Affecting the Administrative Agent, Etc.]), the Administrative Agent, with the written consent of the Required Lenders, and the Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided that no such agreement, waiver or consent may be made which will:

(a) increase (i) the amount of the Revolving Credit Commitment of any Lender hereunder without the consent of such Lender or (ii) increase the amount of the Revolving Credit Commitments under this Agreement to an amount greater than the Maximum Facility Amount as in effect on the Closing Date (or as reduced after the Closing Date) without the consent of all Lenders;

(b) whether or not any Loans are outstanding, extend the Expiration Date or the time for payment of principal or interest of any Loan, the Commitment Fee or any other fee payable to any Lender, or reduce the principal amount of, or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Lender, without the consent of each Lender directly affected thereby (it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Loans, changes to Section 8.2.14 [Financial Covenants] or definitions used therein or the application (or waiver of application) of any rate increase described in Section 4.3 [Interest After Default] shall not constitute a postponement of any date scheduled for the payment of principal or interest or a reduction of principal, interest or fees);

(c) except as otherwise provided in this Agreement, without the written consent of all the Lenders (other than Defaulting Lenders), release all or substantially all of the Guarantors (as measured by fair market value of their assets) from their Obligations under the Guaranty Agreement;

(d) except as otherwise provided in this Agreement, without the written consent of all the Lenders (other than Defaulting Lenders), release all or substantially all of the Collateral; provided that in the event that the Borrower provides any applicable Issuing Lender with Cash Collateral to secure any Letters of Credit with an expiry date beyond the Expiration Date pursuant to Section 2.10.10 [Cash Collateral Prior to the Expiration Date] such Issuing Lender is permitted to release such Cash Collateral without the consent of any Lender once such Letter of Credit has terminated, expired or has otherwise been returned to such Issuing Lender undrawn; or

(e) increase the Borrowing Base, or amend Section 2.9 [Borrowing Base] in a manner that has the effect of allowing an increase of the Borrowing Base, in each case, without the consent of the Required Increasing Borrowing Base Lenders; it being understood that any postponement of a redetermination of the Borrowing Base pursuant to Section 2.9(b) beyond the timeframe contemplated therein or the delivery of a Reserve Report shall be governed by the first sentence of this Section 11.1.1 and therefore require the consent of only the Required Lenders;

(f) reaffirm or decrease the Borrowing Base, or amend Section 2.9 [Borrowing Base] in a manner that has the effect of allowing a reaffirmation or decrease of the Borrowing Base, in each case, without the consent of the Required Borrowing Base Lenders; it being understood that (x) any postponement of a redetermination of the Borrowing Base pursuant to Section 2.9(b) beyond the timeframe contemplated therein or the delivery of a Reserve Report shall be governed by the first sentence of this Section 11.1.1 and therefore require the consent of only the Required Lenders and (y) any waiver (or amendment or modification that would have the effect of a waiver) of the right of the Required Lenders to adjust (through a reduction of) the Borrowing Base or the amount of such adjustment in the form of a reduction to the Borrowing Base pursuant to Section 2.9(e) shall require the consent of only the Required Lenders as set forth in such Section 2.9(e);

(g) amend Section 5.2 [Pro Rata Treatment of Lenders], Section 5.3 [Sharing of Payments by Lenders] or alter any provision regarding pro rata treatment of the Lenders or requiring all Lenders to authorize the taking of any action or reduce any percentage specified in the definitions of “Required Lenders,” “Required Borrowing Base Lenders” or “Required Increasing Borrowing Base Lenders,” in each case without the consent of all affected Lenders; or

(h) amend this Section 11.1 [Modifications, Amendments or Waivers] in a manner that would reduce the voting rights of any Lender without consent of such affected Lender.

11.1.2 Certain Amendments.

Notwithstanding Section 11.1.1(a) [Required Consents] or any other provision in any Loan Document to the contrary, the Borrower and the Administrative Agent (or to the extent relating to Collateral, the Collateral Agent), on behalf of the Lenders and without any consent or action by any Lender, may amend, modify, supplement or restate in whole or in part any of the Loan Documents from time to time or consent to such action by the Collateral Agent to (i) cure any defect or error, (ii) comply with any provision hereunder or under any other Loan Document, (iii) add Guarantors of the Obligations, (iv) add property or other assets as Collateral, (v) add covenants of the Borrower or the other Loan Parties for the benefit of the Lenders or to surrender any right or power herein conferred upon the Borrower or any of the other Loan Parties, (vi) approve of any correction or update to any Schedule hereto or to any other Loan Document to the extent such Schedule is being corrected in any manner that is not material or is being updated to reflect the consummation of any transaction or exercise of any rights of the Loan Parties permitted hereunder for which no consent is required or for which the required consent has been received or (vii) take any action authorized by Section 10.10 [Authorization to Release Collateral and Guarantors]. Notwithstanding Section 11.1.1(a) [Required Consents], (x) only the consent of the respective parties thereto shall be required for any amendments or waivers of the Administrative Agent’s Letter and (y) only the consent of the applicable Lender, the Borrower and the Administrative Agent shall be required for any amendments or waivers of the notice referenced in the definition of “Issuing Lenders.”

11.1.3 Amendments Affecting the Administrative Agent, Etc.

No agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent, the Syndication Agent, the Swingline Lender or any Issuing Lender may be made without the written consent of the Administrative Agent, the Syndication Agent, the Swingline Lender or such Issuing Lender, as applicable.

11.1.4 Non-Consenting Lenders.

If in connection with any proposed waiver, amendment or modification referred to in any of the clauses (a) through (f) of Section 11.1.1 [Required Consents], the consent of the Required Lenders is obtained but the consent of one or more other Lenders whose consent is required is not obtained (each a “Non-Consenting Lender”), then the Borrower shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 5.6.2 [Replacement of a Lender].

11.1.5 Defaulting Lenders.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (i) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (ii) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

11.2 No Implied Waivers; Cumulative Remedies.

No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have.

11.3 Expenses; Indemnity; Damage Waiver.

11.3.1 Costs and Expenses.

The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Lead Arrangers, the Administrative Agent, the Syndication Agent, the Collateral Agent and their respective Affiliates (including the reasonable fees, charges and disbursements of outside counsel for the Administrative Agent and the Syndication Agent), and shall pay all reasonable fees in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Syndication Agent, the Collateral Agent, any Lender or any Issuing Lender (including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, the Syndication Agent, the Collateral Agent, any Lender or any Issuing Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.3 [Expenses; Indemnity; Damage Waiver], or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable out-of-pocket expenses of the Administrative Agent’s and the Syndication Agent’s regular employees and agents engaged periodically to perform audits of the Loan Parties’ books, records and business properties.

11.3.2 Indemnification by the Borrower.

The Borrower shall indemnify the Lead Arrangers, the Administrative Agent (and any sub-agent thereof), the Syndication Agent, each Lender and each Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable out-of-pocket related expenses (including the fees, charges and disbursements of any outside counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party or any Subsidiary of Borrower arising out of, in connection with, or as a result of (i) the execution, enforcement or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or nonperformance by the Loan Parties of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) breach of representations, warranties or covenants of any Loan Party under the Loan Documents or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, including any such items or losses relating to or arising under Environmental Laws or pertaining to environmental matters, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any of its Subsidiaries, and regardless of whether any Indemnitee is a party thereto; provided that the Borrower shall not be liable for any portion of any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements with respect to an Indemnitee (A) if the same is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s gross negligence or willful misconduct, (B) if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a material loss to the Borrower), (C) if the same results from a compromise or settlement agreement entered into without notice to or the consent of the Borrower, which consent shall not be unreasonably withheld, conditioned or delayed or (D) results from a dispute solely among Indemnitees (other than any claims against an Indemnitee in its capacity or in fulfilling its role as the Administrative Agent, Syndication Agent or arranger, bookrunner or any similar role under this Agreement and other than any claims arising out of any act or omission of the Borrower or any of its Affiliates). The Indemnitees will attempt to minimize the fees and expenses of legal counsel for the Indemnitees which are subject to reimbursement by the Borrower hereunder by considering the usage of one law firm to represent the Indemnitees if appropriate under the circumstances. This Section 11.3.2 [Indemnification by the Borrower] shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

11.3.3 Reimbursement by Lenders.

To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 2.10.8 [Indemnity], Section 11.3.1 [Costs and Expenses] or Section 11.3.2 [Indemnification by the Borrower] to be paid by it to the Administrative Agent (or any sub-agent thereof), the Syndication Agent, the Issuing Lenders or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Syndication Agent, the Issuing Lenders or such Related Party, as the case may be, such Lender’s Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Syndication Agent or an Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Syndication Agent or such Issuing Lender in connection with such capacity.

11.3.4 Waiver of Consequential Damages, Etc.

No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent such damages are found in a final, non-appealable judgment of a court of competent jurisdiction to arise from the gross negligence or willful misconduct of such Indemnitee, nor shall any Indemnitee, Loan Party or any Subsidiary have any liability for any special, punitive, indirect or consequential damages (as opposed to direct or actual damages) relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); it being agreed that this sentence shall not limit the indemnification obligations of the Loan Parties pursuant to Section 11.3.2 [Indemnification by the Borrower].

11.3.5 Payments.

All amounts due under this Section 11.3 [Expenses; Indemnity; Damage Waiver] shall be payable not later than ten (10) days after demand therefor.

11.4 Holidays.

Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 4.2 [Interest Periods]) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Unless otherwise specified, whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

11.5 Notices; Effectiveness; Electronic Communication.

11.5.1 Notices Generally.

Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.5.2 [Electronic Communications]), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier (i) if to a Lender, to it at its address set forth in its administrative questionnaire, or (ii) if to the Administrative Agent or any Loan Party, to it at its address set forth on Schedule 11.5.1.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 11.5.2 [Electronic Communications] shall be effective as provided in such Section.

11.5.2 Electronic Communications.

Notices and other communications to the Syndication Agent, the Lenders and the Issuing Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to the Syndication Agent, any Lender or any Issuing Lender if such Syndication Agent, Lender or Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication and the Administrative Agent shall have notified the Borrower of the same. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

11.5.3 Change of Address, Etc.

Any party hereto may change its address, e-mail address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

11.6 Severability.

The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

11.7 Duration; Survival.

All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the execution and delivery of this Agreement, the completion of the transactions hereunder and Payment In Full. All covenants and agreements of the Loan Parties contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 2.10.8 [Indemnity], Section 2.10.10 [Cash Collateral Prior to the Expiration Date], Section 5 [Payments] and Section 11.3 [Expenses; Indemnity; Damage Waiver], shall survive payment in full of all principal and interest under the Notes, the termination of the Commitments and the expiration or termination or cash collateralization of all Letters of Credit. All other covenants and agreements of the Loan Parties shall continue in full force and effect from and after the date hereof and until Payment In Full.

11.8 Successors and Assigns.

11.8.1 Successors and Assigns Generally.

The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.8.2 [Assignments by Lenders], (ii) by way of participation in accordance with the provisions of Section 11.8.4 [Participations], or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.8.5 [Certain Pledges; Successors and Assigns Generally] (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.8.4 [Participations], the Lead Arrangers, and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Syndication Agent, the Issuing Lenders and the Lenders, and as set forth in Section 11.12 [Certain Collateral Matters]) any legal or equitable right, remedy or claim under or by reason of this Agreement or any other Loan Document.

11.8.2 Assignments by Lenders.

Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(a) Minimum Amounts.

(i) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(ii) in any case not described in clause (a)(i) of this Section 11.8.2, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Commitment or Revolving Credit Loans of the assigning Lender, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(b) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(c) Required Consents. Each assignment shall be subject to the consent of the following Persons (which shall not be unreasonably withheld or delayed):

(i) the Borrower, unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(ii) the Administrative Agent and the Swingline Lender; and

(iii) each Issuing Lender with a Letter of Credit Issuing Lender Sublimit that is, at the time of such assignment, among the five highest Letter of Credit Issuing Lender Sublimits at such time, unless the assignment is to a Lender; provided that no consent of any Issuing Lender shall be required for any assignment between Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC.

(d) Assignment and Assumption Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500 from the assignor or the assignee, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire provided by the Administrative Agent.

(e) Prohibited Assignments. No such assignment or participation shall be made to (i) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (ii) any natural person, or (iii) any Defaulting Lender.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.8.3 [Register], from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 4.4 [LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available], Section 5.7 [Increased Costs], and Section 11.3 [Expenses; Indemnity; Damage Waiver] with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.8.2 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.8.4 [Participations].

11.8.3 Register.

The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a record of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The Register shall be conclusive (absent manifest error), and the Borrower, the Administrative Agent, the Syndication Agent, the Issuing Lenders and the Lenders shall treat each Person whose name is in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

11.8.4 Participations.

Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than any Person specified in Section 11.8.2(e)) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the Issuing Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to any of clause (a)(i) or (b) of Section 11.1.1 [Required Consents]. The Borrower agrees that each Participant shall be entitled to the benefits of Section 4.4 [LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available], Section 5.7 [Increased Costs] and Section 5.8 [Taxes] (subject to the requirements and limitations of such Sections and Sections 5.6.3 [Designation of a Different Lending Office] and 5.6.2 [Replacement of a Lender], and it being understood that the documentation required under Section 5.8.5 [Status of Lenders] shall be delivered solely to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.8.2 [Assignments by Lenders]; provided that such Participant (A) shall be subject to the provisions of Section 5.6.2 [Replacement of a Lender] and Section 5.6.3 [Designation of a Different Lending Office] as if it were an assignee under Section 11.8.2 [Assignments by Lenders]; and (B) shall not be entitled to receive any greater payment under Section 5.7 [Increased Costs], 5.8 [Taxes] or Section 11.3 [Expenses; Indemnity; Damage Waiver], with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.6.2 [Replacement of a Lender] and Section 5.6.3 [Designation of a Different Lending Office] with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 9.2.3 [Set-off] as though it were a Lender; provided such Participant agrees to be subject to Section 5.3 [Sharing of Payments by Lenders] as though it were a Lender.

Each Lender that sells participations to a Participant, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register of all such Participants on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive (absent manifest error), and the Borrower and the Lenders shall treat each Person whose name is recorded in the Participant Register pursuant to the terms hereof as a Participant for all purposes of this Agreement, notwithstanding notice to the contrary; provided that no Lender shall have the obligation to disclose all or a portion of the Participant Register (including the identity of the Participant or any information relating to a Participant’s interest in any Loans or other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary in connection with a Tax audit or other proceeding to establish that any loans are in registered form for U.S. federal income tax purposes. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

11.8.5 Certain Pledges; Successors and Assigns Generally.

Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

11.9 Confidentiality.

11.9.1 General.

Each of the Agents, the Lenders and the Issuing Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 11.9, to (a) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (b) any actual or prospective counterparty (or its advisors) to any Swap Agreement or derivative transaction or similar transaction relating to the Borrower and its obligations, (vii) with the consent of the Borrower, (viii) to the extent such Information (a) becomes publicly available other than as a result of a breach of this Section 11.9 or (b) becomes available to the Administrative Agent, the Syndication Agent, any Lender, any Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower, the other Loan Parties or any other Person that has obtained such confidential information pursuant to this Section 11.9 or (ix) on a confidential basis to (a) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder, (b) information regarding the credit facilities provided hereunder to (x) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder or (y) market data collectors and service providers to the Administrative Agent and the Lenders in connection with the administration, settlement and management of this Agreement and the credit facilities provided hereunder. Any Person required to maintain the confidentiality of Information as provided in this Section 11.9 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

11.9.2 Sharing Information With Affiliates of the Lenders.

Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender, and each of the Loan Parties hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement to any such Subsidiary or Affiliate subject to the provisions of Section 11.9.1 [General].

11.10 Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to a Lender or any Affiliate of a Lender, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments. Except as provided in Section 7 [Conditions of Lending and Issuance of Letters of Credit], this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement, any Assignment and Assumption Agreement or any other Loan Document and the transactions contemplated hereby or thereby shall be deemed to include an electronic symbol or process attached to a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record (each an “Electronic Signature”), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing in any Loan Document shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, each Loan Party (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Loan Parties, electronic images of this Agreement or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.

11.11 Governing Law, Etc.

11.11.1 Governing Law.

This Agreement shall be deemed to be a contract under the Laws of the State of New York without regard to its conflict of laws principles. Each Standby Letter of Credit issued under this Agreement shall be subject either to the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance (“UCP”) or the rules of the International Standby Practices (ICC Publication Number 590), as determined by the Issuing Lender, and each Commercial Letter of Credit shall be subject to UCP, and in each case to the extent not inconsistent therewith, the Laws of the State of New York without regard to its conflict of laws principles.

11.11.2 SUBMISSION TO JURISDICTION.

THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY AGENT, ANY LENDER OR ANY ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

11.11.3 WAIVER OF VENUE.

THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 11.11.2 [SUBMISSION TO JURISDICTION]. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT TO ASSERT ANY SUCH DEFENSE.

11.11.4 SERVICE OF PROCESS.

EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.5 [NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION]. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.11.5 WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.11.5.

11.12 Certain Collateral Matters.

The benefit of the Loan Documents and of the provisions of this Agreement relating to any Collateral securing the Obligations shall extend to and be available to the Secured Parties. No Lender or any Affiliate of a Lender shall have any voting rights under any Loan Document as a result of the existence of obligations owed to it under any Specified Swap Agreement or any Other Lender Provided Financial Service Product, and no Person shall have any voting rights under any Loan Document solely because of such Person’s status as an Indemnitee.

11.13 USA PATRIOT Act Notice.

Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in accordance with the USA PATRIOT Act.

11.14 No Fiduciary Duty.

Each Loan Party agrees and acknowledges that: (i) each Secured Party is acting solely as a principal and is not a financial advisor, agent or fiduciary, for the Loan Parties or any of their respective Affiliates, stockholders, creditors or employees or any other party; (ii) no Secured Party has assumed or will assume an advisory, agency or fiduciary responsibility in any Loan Party’s or their respective Affiliates’ favor with respect to any of the transactions contemplated hereby (irrespective of whether any Secured Party has advised or is currently advising any Loan Party or its Affiliates on other matters) and no Secured Party has any obligation to the Loan Parties or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein; (iii) the Secured Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from the Loan Parties or their respective Affiliates and the Secured Parties have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (iv) the Lenders have not provided any legal, accounting, regulatory or tax advice in any jurisdiction with respect to any of the transactions contemplated hereby and the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate. Each Loan Party acknowledges and agrees that it will consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither any Secured Party nor its Affiliates shall have any responsibility or liability to any Loan Party with respect thereto. Each Loan Party hereby waives and releases, to the fullest extent permitted by law, any claims that such Loan Party may have against the Secured Parties or their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty.

11.15 Amendment and Restatement.

Effective as of the Closing Date, the Existing Credit Agreement shall be amended and restated in its entirety by this Agreement and the Existing Credit Agreement shall thereafter be of no further force and effect except to evidence the incurrence by the Borrower of the “Obligations” under and as defined in the Existing Credit Agreement (whether or not such “Obligations” are contingent as of the Closing Date).The terms and conditions of this Agreement and the rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Loan Documents shall apply to all of the Obligations incurred under the Existing Credit Agreement. On and after the Closing Date, (i) all references to the Credit Agreement in the Loan Documents (other than this Agreement) shall be deemed to refer to this Agreement and (ii) all references to any section (or subsection) of the Existing Credit Agreement in any Loan Document (but not herein) shall be amended to become, mutatis mutandis, references to the corresponding provisions of this Agreement. The parties hereto acknowledge and agree that the Liens securing payment of the “Obligations” as defined in the Existing Loan Agreement, shall from and after the Closing Date secure the payment and performance of all Obligations for the benefit of the Collateral Agent and the Secured Parties, and all such Liens shall continue in full force and effect after giving effect to this Agreement and are hereby confirmed and reaffirmed by each of the Loan Parties. The parties hereto further acknowledge and agree that all “Security Documents” as defined in the Existing Credit Agreement (including all Mortgages and Control Agreements) shall remain in full force and effect after the Closing Date in favor of and for the benefit of the Collateral Agent and the Secured Parties (with each reference therein to the collateral agent, the credit agreement or a loan document being a reference to the Collateral Agent, this Agreement or the other Loan Documents, as applicable), and each Loan Party hereby confirms and ratifies its obligations thereunder. In furtherance of the foregoing, Collateral Agent is hereby appointed as Collateral Agent in connection with the foregoing, and shall be entitled to all of the benefits, rights, privileges and immunities hereunder and under the other Loan Documents with respect to the foregoing. This amendment and restatement is limited as written and is not a consent to any other amendment, restatement or waiver or other modification, whether or not similar and, except as expressly provided herein or in any other Loan Document, all terms and conditions of the Loan Documents remain in full force and effect unless otherwise specifically amended hereby or by any other Loan Document. This Agreement shall not constitute a novation of the Existing Credit Agreement or of any other Loan Document (as defined in the Existing Credit Agreement).

11.16 Acknowledgment and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any the applicable Resolution Authority.

11.17 Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 11.17, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” shall mean any of the following:

i.	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

ii.	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

iii.	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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